                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:


[ ]  Preliminary Proxy Statement                                                    [ ]  Confidential, for Use of the
[x]  Definitive Proxy Statement                                                          Commission Only (as permitted by
[ ]  Definitive Additional Materials                                                     Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             CRYENCO SCIENCES, INC.
--------------------------------------------------------------------------------

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
--------------------------------------------------------------------------------

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
[ ]  No fee required
[x]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies: Class A Common Stock, Options to Purchase Class A Common Stock, Warrants to purchase Class B Convertible Non-Voting Common Stock which stock is convertible into Class A Common Stock on a share for share basis ('Class B Common Stock'), and Series A Preferred Stock
--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies: 7,062,422 shares of Class A Common Stock, Options to purchase 164,000 shares of Class A Common Stock, Warrants to purchase 241,434 shares of Class B Common Stock, and 68,517 shares of Series A Preferred Stock
--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $2.75 per share of Class A Common Stock, value of in the money options to purchase 164,000 shares of Class A Common Stock at exercise prices ranging from $1.81 to $2.50, value of in the money Warrants to purchase 241,434 shares of Class B Common Stock at an exercise price of $0.8352 per share, and $10.00 per share (plus accumulated but unpaid dividends) of Series A Preferred Stock
--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction: $20,704,139
--------------------------------------------------------------------------------

    (5) Total fee paid: $4,143
--------------------------------------------------------------------------------

[x]  Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

    (3) Filing Party:
--------------------------------------------------------------------------------

    (4) Date Filed:
--------------------------------------------------------------------------------

                             CRYENCO SCIENCES, INC.
                               3811 JOLIET STREET
                             DENVER, COLORADO 80239


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of
CRYENCO SCIENCES, INC.:


     NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders (the 'Special Meeting') of CRYENCO SCIENCES, INC. (the 'Company') will be held at the Princeton Club, 15 West 43rd Street, New York, New York 10036, on Thursday, July 31, 1997 at 10:00 a.m. local time, for the following purposes:


     1. To consider and vote upon a proposal to approve and adopt the Plan and Agreement of Merger dated as of April 30, 1997, and the transactions contemplated thereby, pursuant to which, among other things, Chart Acquisition Company, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Chart Industries, Inc. ('Chart'), a Delaware corporation, will be merged with and into the Company (the 'Merger'). The Company will be the surviving corporation in the Merger and the entire equity interest in the Company will be owned by Greenville Tube Corporation, an Arkansas corporation and wholly-owned subsidiary of Chart. As a result of the Merger, each outstanding share of Class A Common Stock, par value $.01 per share, of the Company (the 'Common Stock'), other than those held by stockholders of the Company who perfect their dissenters' rights in accordance with the Delaware General Corporation Law, will be converted into the right to receive $2.75 in cash, without interest, and each outstanding share of Series A Preferred Stock, par value $.01 per share, of the Company will be converted into the right to receive $10.00 in cash plus any accumulated but unpaid dividends with respect thereto, all as more fully described in the accompanying Proxy Statement.

     2. To transact such other business as may properly come before the Special Meeting or at any and all adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on June 9, 1997 as the record date for determination of stockholders entitled to notice of, and to vote at, the Special Meeting. Only stockholders of record at the close of business on such date will be entitled to notice of and to vote at the Special Meeting or at any and all adjournments or postponements thereof.

     All stockholders who are entitled to vote, even if they plan to attend the Special Meeting, are requested to execute the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is voted by giving written notice to the Company. If you attend the Special Meeting and vote in person, your vote will supersede your proxy.

                                          By Order of the Board of Directors,

                                          /s/ ALFRED SCHECHTER
                                          --------------------------------
                                          ALFRED SCHECHTER
                                          Chairman of the Board, President
                                          and Chief Executive Officer


Denver, Colorado
June 30, 1997


     YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK YOU OWN. YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

     PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                             CRYENCO SCIENCES, INC.
                               3811 JOLIET STREET
                             DENVER, COLORADO 80239

                       ---------------------------------

                                PROXY STATEMENT

                       ---------------------------------


                        SPECIAL MEETING OF STOCKHOLDERS
                                       OF
                             CRYENCO SCIENCES, INC.
                          TO BE HELD ON JULY 31, 1997


                                  INTRODUCTION


     This Proxy Statement is being furnished to the stockholders of Cryenco Sciences, Inc., a Delaware corporation (the 'Company'), in connection with the solicitation of proxies by the Board of Directors (the 'Board') of the Company from holders of outstanding shares of Class A common stock, par value $.01 per share, of the Company (the 'Common Stock') to be voted at a special meeting of stockholders (the 'Special Meeting') of the Company to be held at the Princeton Club, 15 West 43rd Street, New York, New York 10036, on Thursday, July 31, 1997 at 10:00 a.m. local time, and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy card are being mailed to the Company's stockholders (the 'Common Stockholders') on or about July 2, 1997.



     At the Special Meeting, the Common Stockholders on the Record Date (as defined) will consider and vote upon a proposal to approve and adopt a Plan and Agreement of Merger dated as of April 30, 1997 (the 'Merger Agreement'), and the transactions contemplated thereby, pursuant to which, among other things, Chart Acquisition Company, Inc. ('CAC'), a Delaware corporation and an indirect wholly-owned subsidiary of Chart Industries, Inc. ('Chart'), a Delaware corporation, will be merged with and into the Company (the 'Merger'). The Company will be the surviving corporation in the Merger and the entire equity interest in the Company will be owned by Greenville Tube Corporation ('GTC'), an Arkansas corporation and wholly-owned subsidiary of Chart. As a result of the Merger, each outstanding share of Common Stock, other than those held by Common Stockholders who perfect their dissenters' rights in accordance with the Delaware General Corporation Law, will be converted into the right to receive $2.75 in cash, without interest, and each outstanding share of Series A Preferred Stock, par value $.01 per share, of the Company (the 'Preferred Stock') will be converted into the right to receive $10.00 in cash plus any accumulated but unpaid dividends with respect thereto, all as more fully described in this Proxy Statement.


     All proxies in the accompanying form which are properly executed and duly returned will be voted in accordance with the instructions specified therein. If no instructions are given, such proxies will be voted 'FOR' approval and adoption of the Merger Agreement and the Merger. A proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date or by voting in person at the Special Meeting. Such revocation will not affect a vote on any matters taken prior thereto. The mere presence at the Special Meeting of the person appointing a proxy will not revoke the appointment.

     Only holders of record of the Common Stock at the close of business on June 9, 1997 (the 'Record Date') will be entitled to vote at the Special Meeting or any adjournment or adjournments thereof. There were 6,996,997 shares of Common Stock outstanding on the Record Date. Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote.

     Consummation of the Merger is subject to a number of conditions, including approval and adoption of the Merger Agreement by the holders of the majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. It is anticipated that the Merger will be consummated shortly after such stockholder approval is obtained and the other conditions with respect to the Merger are satisfied or, where permissible, waived.

     Pursuant to a voting agreement dated as of April 30, 1997 (the 'Voting Agreement'), 12 record and/or beneficial holders who have sole voting power with respect to 3,258,714 shares of Common

Stock, or approximately 46.6% of all the issued and outstanding Common Stock as of the Record Date, have agreed, among other things, to vote in favor of the Merger.


     All information in this Proxy Statement concerning Chart, GTC and CAC has been supplied by Chart for inclusion herein and has not been independently verified by the Company.

     This Proxy Statement is being sent to the Common Stockholders together with a copy of the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996 and a copy of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1997, both of which were filed with the Securities and Exchange Commission (the 'Commission').

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.

                               TABLE OF CONTENTS


                                                                                                          PAGE NO.
                                                                                                          --------
INTRODUCTION...........................................................................................          1
SUMMARY................................................................................................          5
     The Parties.......................................................................................          5
     The Special Meeting...............................................................................          5
     Special Factors...................................................................................          6
     The Merger........................................................................................          8
     Appraisal.........................................................................................         11
THE PARTIES............................................................................................         13
     The Company.......................................................................................         13
     Chart.............................................................................................         13
     GTC...............................................................................................         13
     CAC...............................................................................................         13
THE SPECIAL MEETING....................................................................................         13
     Date, Time and Place..............................................................................         14
     Record Date; Quorum...............................................................................         14
     Required Vote.....................................................................................         14
     Proxies...........................................................................................         14
     Manner and Expense of Solicitation................................................................         14
SPECIAL FACTORS........................................................................................         15
     Background of the Merger..........................................................................         15
     Purpose and Structure of the Merger...............................................................         16
     Recommendation of the Board.......................................................................         17
     Opinion of Financial Advisor......................................................................         18
     Interests of Certain Persons in the Merger........................................................         20
     Certain Effects of the Merger.....................................................................         22
     Certain Federal Income Tax Consequences...........................................................         22
THE MERGER.............................................................................................         23
     General...........................................................................................         23
     Effective Time of the Merger......................................................................         23
     Treatment of Common Stock in the Merger...........................................................         23
     Treatment of Preferred Stock, Options and Warrants in the Merger..................................         24
     Surrender of Common Stock Certificates............................................................         24
     Sources and Uses of Funds.........................................................................         25
     Conditions to the Merger..........................................................................         25
     Termination and Amendment.........................................................................         26
     Conduct of Business Pending the Merger............................................................         27
     No Solicitations..................................................................................         27
     Officers' and Directors' Insurance; Indemnification...............................................         27
     Fees and Expenses.................................................................................         28
     Accounting Treatment..............................................................................         28
     Regulatory Approvals..............................................................................         28
APPRAISAL..............................................................................................         28
     Rights of Dissenting Stockholders; Waiver of Notice...............................................         28
     Waiver of Appraisal Rights by Certain Stockholders................................................         30
MARKET PRICES AND DIVIDENDS............................................................................         30
SELECTED CONSOLIDATED FINANCIAL DATA...................................................................         31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS......................         32
     Security Ownership of Certain Beneficial Owners...................................................         32
     Security Ownership of Directors and Executive Officers............................................         34
     Voting Agreement..................................................................................         35
VOTING PROCEDURES......................................................................................         36
INDEPENDENT PUBLIC ACCOUNTANTS.........................................................................         36

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


                                                                                                          PAGE NO.
                                                                                                          --------
STOCKHOLDER PROPOSALS..................................................................................         36
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................................................         37
AVAILABLE INFORMATION..................................................................................         37
ANNEX A
     Plan and Agreement of Merger......................................................................        A-1
ANNEX B
     Opinion of Houlihan, Lokey, Howard & Zukin, Inc...................................................        B-1
ANNEX C
     Section 262 of the Delaware General Corporation Law...............................................        C-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement and does not purport to be complete. Reference is made to and this summary is qualified in its entirety by the more detailed information contained elsewhere or incorporated by reference in this Proxy Statement and the Annexes hereto. Stockholders are urged to read this Proxy Statement and the Annexes hereto in their entirety. Except as otherwise noted, as used in this Proxy Statement the term 'Company' refers to Cryenco Sciences, Inc. and its consolidated subsidiaries, and the term 'Chart' refers to Chart Industries, Inc. and its consolidated subsidiaries.

THE PARTIES


The Company..................................  The Company manufactures vacuum jacketed containment systems and related products for the transportation, storage and dispensing of liquefied natural gas ('LNG'), compressed natural gas from
                                                 LNG ('LCNG'), and liquefied argon, oxygen and nitrogen. The
                                                 Company's products include cryogenic transport trailers, large cryogenic storage tanks, cryogenic intermodal containers,
                                                 LNG/LCNG fueling stations, fuel gas modules and cryostats for magnetic resonance imaging ('MRI') and low temperature research.
                                                 The Company's principal executive offices are located at 3811
                                                 Joliet Street, Denver, Colorado 80239, and its telephone number is (303) 371-6332.
Chart........................................  Chart manufactures standard and custom-built industrial process equipment primarily for low temperature and cryogenic
                                                 applications. Chart also manufactures other industrial equipment such as structural pipe supports, stainless steel tubing and high-vacuum systems. Chart's principal executive offices are located at 35555 Curtis Boulevard, Eastlake, Ohio 44095, and its
                                                 telephone number is (216) 946-2525.
GTC..........................................  GTC, a wholly-owned subsidiary of Chart, manufactures specialty stainless steel tubing. GTC's principal executive offices are located at 35555 Curtis Boulevard, Eastlake, Ohio 44095, and its
                                                 telephone number is (216) 946-2525.
CAC..........................................  CAC was incorporated in Delaware in April 1997 to serve as the vehicle through which GTC is to acquire the Company. CAC has conducted no activities to date except for those incident to the
                                                 Merger. CAC's principal executive offices are located at 35555
                                                 Curtis Boulevard, Eastlake, Ohio 44095, and its telephone number is (216) 946-2525.
THE SPECIAL MEETING
Date, Time and Place.........................  The Special Meeting will be held at the Princeton Club, 15 West
                                                 43rd Street, New York, New York 10036 on Thursday, July 31, 1997
                                                 at 10:00 a.m. local time.
Purpose of the Special Meeting...............  The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby,

                                                 pursuant to which, among other things, CAC, an indirect
                                                 wholly-owned subsidiary of Chart, will be merged with and into the Company. As a result of the Merger, the Company will
                                                 continue as the surviving corporation and as a wholly-owned subsidiary of GTC. See 'The Special Meeting.' A copy of the
                                                 Merger Agreement is attached hereto as Annex A.
Record Date; Quorum..........................  The Record Date for the Special Meeting is June 9, 1997.
                                                 Accordingly, holders of record of Common Stock as of the Record
                                                 Date will be entitled to notice of and to vote at the Special
                                                 Meeting. Each share of Common Stock outstanding on the Record
                                                 Date is entitled to one vote at the Special Meeting. There were
                                                 6,996,997 shares of Common Stock outstanding on the Record Date.
                                                 The presence, in person or by proxy, of the holders of a
                                                 majority of the Common Stock entitled to vote at the Special
                                                 Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. See 'The Special
                                                 Meeting -- Record Date; Quorum.'
Required Vote................................  Pursuant to the Delaware General Corporation Law (the 'DGCL'),
                                                 assuming a quorum is present, the affirmative vote of holders of a majority of all of the outstanding Common Stock entitled to vote at the Special Meeting is required to approve the Merger.
                                                 See 'The Special Meeting -- Required Vote' and 'The Merger --
                                                 Conditions to the Merger.' Pursuant to the Voting Agreement, 12
                                                 record and/or beneficial holders who have sole voting power with respect to 3,258,714 shares of Common Stock, or approximately
                                                 46.6% of all the issued and outstanding Common Stock as of the
                                                 Record Date, have agreed, among other things, to vote in favor of the Merger. See 'Appraisal -- Waiver of Appraisal Rights by
                                                 Certain Stockholders' and 'Security Ownership of Certain
                                                 Beneficial Owners, Directors and Executive Officers -- Voting
                                                 Agreement.'
Proxies......................................  A proxy card is enclosed for use at the Special Meeting. A proxy may be revoked at any time prior to its exercise at the Special
                                                 Meeting. Common Stock represented by properly executed proxies received at or prior to the Special Meeting and which have not been revoked will be voted in accordance with the instructions specified therein. If no instructions are given, such proxies will be voted 'FOR' approval and adoption of the Merger
                                                 Agreement. See 'The Special Meeting -- Proxies.'
SPECIAL FACTORS
Background of the Merger.....................  For a description of the events leading to the approval and adoption of the Merger Agreement by the Board, see 'Special
                                                 Factors -- Background of the Merger.'
Purpose and Structure of the Merger..........  The Company's purpose for the Merger is to enhance Common
                                                 Stockholder value by permitting the inherent value of the
                                                 Company currently held by the Common

                                                 Stockholders in the form of Common Stock to be converted into cash at a price which the Board has unanimously determined is fair to, and in the best interests of, all Common Stockholders.
                                                 Chart's purpose for consummating the Merger is to acquire all the equity interest in the Company for the reasons described in
                                                 'Special Factors -- Purpose and Structure of the Merger.' As of
                                                 the date of this Proxy Statement, Chart and its affiliates owned
                                                 8,000 shares of Common Stock. The acquisition of the equity interest represented by the Common Stock outstanding as of the
                                                 Effective Time (as defined) from the Common Stockholders is structured as a cash merger in order to transfer ownership of that equity interest to Chart in a single transaction and
                                                 provides the Common Stockholders with prompt payment in cash in exchange for the Common Stock. See 'Special Factors -- Purpose
                                                 and Structure of the Merger.'
Recommendation of the Board..................  The Board concluded that the terms of the Merger are fair to, and in the best interests of, the Common Stockholders. Accordingly, the Board has unanimously approved and adopted the Merger
                                                 Agreement. The Board recommends a vote 'FOR' approval and
                                                 adoption of the Merger Agreement. For a discussion of the
                                                 factors considered by the Board in making its recommendation, see 'Special Factors -- Recommendation of the Board.'
Opinion of Financial Advisor.................  Houlihan, Lokey, Howard & Zukin, Inc. ('Houlihan Lokey') delivered its opinion to the Board on April 21, 1997 to the effect that as of such date, the Merger is fair to the Common Stockholders from a financial point of view. The full text of the written opinion of Houlihan Lokey, which sets forth assumptions made, matters considered and limitations on the review undertaken in
                                                 connection with the opinion, is attached hereto as Annex B and is incorporated herein by reference. Common Stockholders are urged to, and should, read such opinion in its entirety. See
                                                 'Special Factors -- Opinion of Financial Advisor.'
Interests of Certain Persons in the Merger...  In considering the recommendation of the Board with respect to the
                                                 Merger, the Common Stockholders should be aware that certain officers, directors and stockholders have certain interests summarized below that may present actual or potential conflicts of interest in connection with the Merger. For a more detailed discussion of such interests, see 'Special Factors -- Interests of Certain Persons in the Merger.' The Board was aware of the potential or actual conflicts of interest and considered them along with other matters described under 'Special
                                                 Factors -- Recommendation of the Board.'
Certain Effects of the Merger................  Upon consummation of the Merger, each share of Common Stock, other than shares as to which dissenters' rights

                                                 have been perfected under the DGCL, will be converted into the right to receive $2.75 in cash, without interest, and each share of Preferred Stock will be converted into the right to receive
                                                 $10.00 in cash plus any accumulated but unpaid (as of the
                                                 Effective Time (as defined)) dividends with respect thereto. The
                                                 Common Stockholders will cease to have any ownership interest in the Company or rights as stockholders of the Company. The Common
                                                 Stockholders will no longer benefit from any increases in the value of the Company and will no longer bear the risk of any decreases in the value of the Company. See 'Special
                                                 Factors -- Certain Effects of the Merger.'
                                               Following the Merger, GTC, a wholly-owned subsidiary of Chart, will own 100% of the capital stock of the surviving corporation.
                                                 Chart will have complete control over the management and conduct of the Company's business, all income generated by the Company and any future increases in the value of the Company. Similarly,
                                                 Chart will also bear the risk of any losses sustained as a result of the operation of the Company and any decreases in the value of the Company.
Certain Federal Income Tax Consequences......  The receipt of cash for Common Stock pursuant to the Merger
                                                 Agreement will be a taxable transaction for Federal income tax purposes and may also be taxable for foreign, state and local income tax purposes. Common Stockholders should consult their own tax advisors regarding the Federal income tax consequences of the Merger, as well as any tax consequences under the laws of any state or other jurisdiction. The Company will not recognize any gain or loss as a result of the Merger for Federal income tax purposes. See 'Special Factors -- Certain Federal Income Tax
                                                 Consequences.'
THE MERGER
General......................................  Upon consummation of the Merger, CAC will be merged with and into the Company and the Company will be the surviving corporation
                                                 (the 'Surviving Corporation'). The Surviving Corporation will succeed to all the rights and obligations of the Company and
                                                 CAC. See 'The Merger -- General.'
Effective Time of the Merger.................  Pursuant to the Merger Agreement, the effective time of the Merger
                                                 (the 'Effective Time') will occur upon the filing of a
                                                 certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL. See 'The
                                                 Merger -- Effective Time of the Merger.'
Treatment of Common Stock in the Merger......  At the Effective Time, each share of Common Stock outstanding immediately prior to the Effective Time, except for (i) Common
                                                 Stock owned by Chart, (ii) Common Stock owned by the Company and

                                                 (iii) Common Stock owned by Common Stockholders who perfect their dissenters' rights in accordance with the DGCL, shall be converted into the right to receive $2.75 in cash, without interest, payable to the holder thereof, upon surrender of the certificate representing such Common Stock. See 'The
                                                 Merger -- Treatment of Common Stock in the Merger' and
                                                 'Appraisal -- Rights of Dissenting Stockholders; Waiver of
                                                 Notice.'
                                               Each share of CAC common stock outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without action on the part of the holder thereof, be converted into and exchangeable for one fully paid and nonassessable share of the
                                                 Surviving Corporation.
Treatment of Preferred Stock, Options and
  Warrants in the Merger.....................  At the Effective Time, each share of Preferred Stock outstanding immediately prior to the Effective Time, shall be converted into the right to receive $10.00 in cash plus any accumulated but unpaid (as of the Effective Time) dividends with respect
                                                 thereto. There are currently 68,517 shares of Preferred Stock outstanding. See 'Special Factors -- Interests of Certain
                                                 Persons in the Merger' and 'The Merger -- Treatment of Preferred
                                                 Stock, Options and Warrants in the Merger.'
                                               As of the Record Date, there were outstanding options to purchase
                                                 279,000 shares of Common Stock with exercise prices ranging from
                                                 $1.81 to $6.38. 271,500 of such options were issued in the ordinary course pursuant to the Company's various stock option plans from March 1992 through June 1997. The Company has agreed to use its reasonable best efforts to: (i) cause all Company employees whose employment will not continue after the Effective
                                                 Time (the 'Non-Continuing Employees') who hold options to
                                                 purchase Common Stock to either (A) exercise such options prior to the Effective Time or (B) agree to sell such options to Chart in exchange for cash equal to the excess of $2.75 per share of
                                                 Common Stock issuable upon exercise thereof over the exercise price for such options; (ii) cause all Company employees who are not Non-Continuing Employees (the 'Continuing Employees') who
                                                 hold options to purchase Common Stock to either (A) exchange their options for options to purchase Chart common stock, par value $.01 per share ('Chart Common Stock'), on a pro rata basis or (B) agree to sell such options to Chart in exchange for cash equal to the excess of $2.75 per share of Common Stock issuable upon exercise thereof over the exercise price for such options;
                                                 and (iii) cause all non-employee directors who hold options pursuant to the Company's 1993 Non-Employee Director Stock
                                                 Option Plan (each a 'Non-Employee Director') to agree to sell such options to Chart prior to the Effective Time in exchange for cash equal to the excess of $2.75 per share of Common Stock issuable upon exercise thereof over the exercise price for such options. See 'Special Factors -- Interests of Certain Persons in
                                                 the Merger' and 'The Merger -- Treatment of Preferred Stock,
                                                 Options and Warrants in the Merger.'
                                               The Company has also agreed to use its reasonable best efforts to cause all holders of warrants ('Warrants') to purchase Common
                                                 Stock or Class B Common Stock, par value $.01 per share, of the
                                                 Company (the 'Class B Common Stock') to agree to either (i) sell to Chart any Warrants having an exercise price less than $2.75 per share for a cash payment per Warrant equal to the excess of
                                                 $2.75 over the exercise price for such Warrant or (ii) to
                                                 exchange such Warrants for warrants to purchase Chart Common
                                                 Stock on a pro rata basis. See 'The Merger -- Treatment of
                                                 Preferred Stock, Options and Warrants in the Merger.'
Surrender of Common Stock Certificates.......  Promptly after the Effective Time, the Surviving Corporation shall cause National City Bank (the 'Exchange Agent') to mail to each holder of record as of the Effective Time of an outstanding certificate or certificates of Common Stock, a letter of
                                                 transmittal and instructions for use in effecting the surrender of such certificates for payment in accordance with the Merger
                                                 Agreement. Upon surrender to the Exchange Agent of a
                                                 certificate, together with a duly executed letter of
                                                 transmittal, the holder thereof shall be entitled to receive cash in an amount equal to the product of the number of shares of Common Stock represented by such certificate and $2.75, less any applicable withholding tax, and such certificate shall be cancelled.
                                               Until surrendered pursuant to the procedures set forth above, each certificate shall represent for all purposes solely the right to receive $2.75 in cash, without interest, multiplied by the number of shares of Common Stock evidenced by such certificate.
                                                 See 'The Merger -- Surrender of Common Stock Certificates.'
                                               COMMON STOCKHOLDERS OF THE COMPANY SHOULD NOT SEND ANY COMMON
                                                 STOCK CERTIFICATES WITH THEIR PROXY CARDS. TRANSMITTAL MATERIALS
                                                 AND INSTRUCTIONS RELATING TO COMMON STOCK CERTIFICATES WILL BE
                                                 MAILED TO COMMON STOCKHOLDERS AS SOON AS PRACTICABLE AFTER THE
                                                 EFFECTIVE TIME. See 'The Merger -- Surrender of Common Stock
                                                 Certificates.'
Conditions to the Merger; Termination and
  Amendment..................................  The obligations of the parties to consummate the Merger are subject to certain conditions set forth in the Merger Agreement.
                                                 In certain circumstances, the Merger Agreement may be terminated at any time prior to the

                                                 Effective Time. The Merger Agreement may be amended by the parties in writing at any time prior to the Effective Time;
                                                 provided, however, that after approval of the Merger by the
                                                 Common Stockholders, no amendment, which under applicable law may not be made without the approval of the Common Stockholders, may be made without such approval. See 'The Merger -- Conditions to the Merger' and ' -- Termination and Amendment.'
Sources and Uses of Funds....................  It is currently anticipated that $19,421,660.50 will be required to pay the purchase price for the Common Stock (assuming no
                                                 Common Stockholder exercises dissenters' rights), approximately
                                                 $685,170 will be required to pay the purchase price for the
                                                 Preferred Stock and approximately $584,500 will be required to purchase the 'in the money' options to purchase Common Stock
                                                 (assuming no exercise thereof) and Warrants to purchase Class B
                                                 Common Stock (assuming no exercise thereof), and that all such funds will be funded from Chart's credit facility and available cash. It is currently expected that approximately $400,000 will be required to pay the expenses of the Company and that such funds will be furnished from available general funds of the
                                                 Company. See 'The Merger -- Sources and Uses of Funds.' If the
                                                 Merger Agreement is terminated prior to the Effective Time, under certain circumstances, the Company will be required to pay
                                                 Chart $850,000. See 'The Merger -- Termination and Amendment.'
Accounting Treatment.........................  The Merger will be accounted for as a 'purchase', as such term is used under generally accepted accounting principles for
                                                 accounting and financial reporting purposes. See 'The
                                                 Merger -- Accounting Treatment.'
APPRAISAL
Rights of Dissenting Stockholders; Waiver of
  Notice.....................................  Under the DGCL, all Common Stockholders who file the required written demand for appraisal for their Common Stock prior to the date of the Special Meeting, and who do not consent to the
                                                 Merger, will have the right to be paid the 'fair value' of their
                                                 Common Stock, together with a fair rate of interest, if any, as determined by the Delaware Court of Chancery, in lieu of $2.75 per share of Common Stock, all pursuant to the applicable
                                                 provisions of the DGCL. SUCH APPRAISAL RIGHTS WILL BE FORFEITED,
                                                 HOWEVER, IF THE PROCEDURAL REQUIREMENTS OF THE DGCL ARE NOT
                                                 FULLY AND PRECISELY SATISFIED. Common Stockholders should
                                                 consult their own legal advisors regarding such appraisal. See
                                                 'The Merger -- Conditions to the Merger,' for a discussion of the closing condition relating to appraisal rights of dissenting stockholders; see also 'Appraisal -- Rights of Dissenting
                                                 Stockholders; Waiver of Notice' and Section 262 of the DGCL
                                                 attached hereto as Annex C.

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
Waiver of Appraisal Rights by Certain
  Stockholders...............................  Pursuant to the Voting Agreement, 12 record and/or beneficial holders who have sole dispositive power with respect to
                                                 3,261,214 shares of Common Stock, or approximately 46.6% of all the issued and outstanding Common Stock as of the Record Date, have agreed, among other things, to waive any and all appraisal rights to which they may be entitled under Section 262 of the
                                                 DGCL in connection with the Merger. See 'Appraisal -- Waiver of
                                                 Appraisal Rights by Certain Stockholders' and 'Security
                                                 Ownership of Certain Beneficial Owners, Directors and Executive
                                                 Officers -- Voting Agreement.'

                                  THE PARTIES

THE COMPANY

     The Company manufactures vacuum jacketed containment systems and related products for the transportation, storage and dispensing of LNG, LCNG, and liquefied argon, oxygen and nitrogen. The Company's products include cryogenic transport trailers, large cryogenic storage tanks, cryogenic intermodal containers, LNG/LCNG fueling stations, fuel gas modules and cryostats for MRI and low temperature research. The Company was incorporated in 1986 under the name Gulf & Mississippi Corporation. The Company's operating subsidiary, Cryenco, Inc., a Colorado corporation, was organized in 1978. In August 1991, the Company and a group of investors organized by Charterhouse Group International, Inc. ('Charterhouse') acquired all of the outstanding equity capital of Cryenco Holdings, Inc. ('CHI'), which simultaneously acquired Cryenco, Inc. In February 1992, CHI was merged into the Company, which changed its name to Cryenco Sciences, Inc. The Company's principal executive offices are located at 3811 Joliet Street, Denver, Colorado 80239, and its telephone number is (303) 371-6332.

CHART

     Chart manufactures standard and custom-built industrial process equipment primarily for low temperature and cryogenic applications. Chart also manufactures other industrial equipment such as structural pipe supports, stainless steel tubing and high-vacuum systems. Chart was organized in June 1992 as a Delaware corporation to serve as a holding company for its various operating units, including GTC. Chart's principal executive offices are located at 35555 Curtis Boulevard, Eastlake, Ohio 44095, and its telephone number is
(216) 946-2525.

GTC

     GTC, a wholly-owned subsidiary of Chart, manufactures specialty stainless steel tubing. GTC's principal executive offices are located at 35555 Curtis Boulevard, Eastlake, Ohio 44095, and its telephone number is (216) 946-2525. Chart is using GTC to serve as a vehicle through which it is to acquire the Company.

CAC

     CAC was incorporated in Delaware in April 1997 to serve as the vehicle through which GTC is to acquire the Company. CAC has conducted no activities to date except for those incident to the Merger. CAC's principal executive offices are located at 35555 Curtis Boulevard, Eastlake, Ohio 44095, and its telephone number is (216) 946-2525.

                              THE SPECIAL MEETING


     This Proxy Statement is being furnished to the Common Stockholders in connection with the solicitation of proxies by the Board from holders of outstanding shares of Common Stock to be voted at the Special Meeting to be held at the Princeton Club, 15 West 43rd Street, New York, New York 10036, on Thursday, July 31, 1997 at 10:00 a.m. local time, and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy card are being mailed to the Common Stockholders on or about July 2, 1997.


     At the Special Meeting, the Common Stockholders on the Record Date will consider and vote upon a proposal to approve and adopt the Merger Agreement, and the transactions contemplated thereby, pursuant to which, among other things, CAC, an indirect wholly-owned subsidiary of Chart, will be merged with and into the Company. The Company will be the Surviving Corporation in the Merger and the entire equity interest in the Company will be owned by GTC, a wholly-owned subsidiary of Chart. As a result of the Merger, each outstanding share of Common Stock, other than those (i) held by Common Stockholders who perfect their dissenters' rights in accordance with the DGCL, (ii) owned by the Company and
(iii) owned by Chart, will be converted into the right to receive $2.75 in cash, without interest, and each outstanding share of Preferred Stock will be converted into the right to receive $10.00 in cash plus any accumulated but unpaid dividends with respect thereto, all as more fully described in this Proxy Statement.

DATE, TIME AND PLACE


     The Special Meeting will be held at the Princeton Club, 15 West 43rd Street, New York, New York 10036 on Thursday, July 31, 1997 at 10:00 a.m. local time.


RECORD DATE; QUORUM

     The Record Date for the Special Meeting is June 9, 1997. Accordingly, holders of record of Common Stock as of the Record Date will be entitled to notice of and to vote at the Special Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Special Meeting. There were 6,996,997 shares of Common Stock outstanding on the Record Date. The presence, in person or by proxy, of the holders of a majority of the Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting.

REQUIRED VOTE

     Pursuant to the DGCL, assuming a quorum is present, the affirmative vote of holders of a majority of all of the outstanding Common Stock entitled to vote at the Special Meeting is required to approve the Merger. Pursuant to the Voting Agreement, 12 record and/or beneficial holders who have sole voting power with respect to 3,258,714 shares of Common Stock, or approximately 46.6% of all the issued and outstanding Common Stock as of the Record Date, have agreed, among other things, to vote in favor of the Merger. See 'Appraisal -- Waiver of Appraisal Rights by Certain Stockholders' and 'Security Ownership of Certain Beneficial Owners, Directors and Executive Officers -- Voting Agreement.'

PROXIES

     A proxy card is enclosed for use at the Special Meeting. A proxy may be revoked at any time prior to its exercise at the Special Meeting. Common Stock represented by properly executed proxies received at or prior to the Special Meeting and which have not been revoked will be voted in accordance with the instructions specified therein. If no instructions are given, such proxies will be voted 'FOR' approval and adoption of the Merger Agreement and the Merger. A proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date or by voting in person at the Special Meeting. Such revocation will not affect a vote on any matters taken prior thereto. The mere presence at the Special Meeting of the person appointing a proxy will not revoke the appointment.

     If the Special Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     COMMON STOCKHOLDERS SHOULD NOT SEND ANY CERTIFICATES REPRESENTING COMMON STOCK WITH THEIR PROXY CARDS. IF THE MERGER IS CONSUMMATED, THE PROCEDURES FOR THE EXCHANGE OF CERTIFICATES REPRESENTING COMMON STOCK WILL BE AS SET FORTH IN THIS PROXY STATEMENT. See 'The Merger -- Surrender of Common Stock Certificates.'

MANNER AND EXPENSE OF SOLICITATION

     The solicitation of proxies in the accompanying form is made by the Board and all costs thereof will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. The Company may retain the services of a professional proxy solicitation firm if it deems it to be necessary. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of Common Stock in their names are required under rules and regulations promulgated by the Commission to forward proxy material to their principals and will be reimbursed for their reasonable out of pocket expenses in such connection.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

     On October 24, 1996, Mr. Arthur S. Holmes, Chairman and Chief Executive Officer of Chart, and Mr. Charles S. Holmes, a Director of Chart, met with Mr. Alfred Schechter, Chairman of the Board, President and Chief Executive Officer of the Company, and Mr. Jerome L. Katz, a Director of the Company, in New York City. At this initial meeting Messrs. A.S. Holmes and C.S. Holmes expressed interest in purchasing the Company. At that meeting Mr. Schechter informed Messrs. A.S. Holmes and C.S. Holmes that the Company was not for sale, but that the Board would review a formal offer if one was presented.

     During an October 30, 1996 telephone conference, Mr. A.S. Holmes suggested to Mr. Schechter a two-step transaction, in which Chart would first purchase a controlling stock position from the Company's larger stockholders and the balance of the Common Stock would be purchased in the future. Mr. Schechter advised Mr. Holmes that such a transaction would not be acceptable to the Company.

     On November 8, 1996, Mr. Schechter reviewed a letter from Mr. A.S. Holmes which contained a proposed confidentiality agreement together with a list of requested information. In response to the November 8, 1996 letter, on November 11, 1996 the Company submitted to Chart its own form of confidentiality and standstill agreement. On November 18, 1996, Chart executed and returned the confidentiality and standstill agreement.

     At various times during late November and early December 1996, Mr. Schechter discussed with Mr. A.S. Holmes areas in which Chart could achieve cost savings if a transaction were completed between the parties. These potential areas of savings included certain salaries, financial services fees, travel expenses, research and development expenses, as well as debt service and elimination of dividends on the Preferred Stock.

     On December 9, 1996, Mr. A.S. Holmes, Mr. Don A. Baines, Chief Financial Officer and Treasurer of Chart, Mr. Schechter and Mr. Katz participated in a conference call. Mr. Holmes stated that a merger would be a potentially good fit. However, Mr. Holmes stated that the Company would need to achieve better earnings if Chart were to pay over $2.00 per share for the Common Stock.

     On December 11, 1996, a conference call was convened among Messrs. A.S. Holmes, Schechter and Katz. During this call, Messrs. Schechter and Katz stated that a price of $3.50 per share, payable in Chart Common Stock, would be considered. Mr. Holmes responded that such a price was too high. The conversation concluded with the parties disagreeing on the price to be paid for the Common Stock, with the understanding that if factors changed they would re-open their discussions in the future.

     On February 14, 1997, Mr. Schechter received a telephone call from Mr. A.S. Holmes who informed Mr. Schechter that Chart was willing to acquire the Company for a price of $2.50 per share in cash and that Chart would consider paying the purchase price in Chart Common Stock. Mr. Holmes and Mr. Schechter made an appointment to meet in New York City on February 27, 1997.

     As scheduled, on February 27, 1997, Messrs. A.S. Holmes and Schechter met in New York City to discuss the potential transaction. Mr. Schechter provided Mr. Holmes with a general overview of the Company and its subsidiaries and affiliates. At this meeting, Mr. Holmes, on behalf of Chart, increased the offer to $2.75 per share in cash or Chart Common Stock.


     At a special meeting of the Board on March 10, 1997, at which all the members of the Board were present, a general discussion was held with respect to Chart and the potential transaction, and numerous questions were raised. It was agreed that a meeting between the Board and representatives of Chart should be scheduled. Later that day, Mr. Schechter called Mr. A.S. Holmes to schedule such a meeting.

     On March 21, 1997, Chart sent a term sheet with respect to the proposed transaction to Mr. Schechter for distribution to the Board and for discussion at the meeting to be held with Chart shortly thereafter.

     On March 26, 1997, Mr. A.S. Holmes met with the Board in New York City. At the meeting the various terms of the term sheet which had previously been provided by Chart were discussed and resolved, including (i) setting the price for the Common Stock at $2.75 per share payable in cash or Chart Common Stock,
(ii) the conversion ratio and buyout provisions with respect to Warrants, (iii) the conversion ratio and buyout provisions with respect to options to purchase Common Stock and (iv) a break up fee of $850,000 (Chart had requested $1,000,000).

     After the representatives of Chart left the meeting, the Board determined that the Company should engage an investment advisor to render a fairness opinion with respect to the proposed transaction.

     On March 27, 1997, the Company entered into an engagement letter with Houlihan Lokey pursuant to which Houlihan Lokey would undertake to render a fairness opinion to the Board with respect to the Merger.

     On April 7, 1997, representatives of Chart commenced their due diligence review of the Company. The due diligence review process involved reviewing written materials provided by the Company, touring the Company's two facilities in Denver, Colorado, meeting with various members of the Company's management and reviewing various matters with the Company's counsel.

     On or about April 7, 1997, representatives of Chart indicated that, if acceptable to the Company, a transaction in which Common Stockholders were offered only cash, would be easier and less expensive to accomplish than a transaction in which the Common Stockholders were offered their choice of cash or Chart Common Stock. The Company's management conferred with its larger stockholders who indicated their preference for cash, and the Company advised Chart that an all cash transaction would be acceptable.

     The first draft of a definitive merger agreement was received by the Company and its counsel on April 14, 1997. Negotiations of the definitive merger agreement between counsel for each of the Company and Chart were conducted during that week.

     On April 21, 1997, the Board held a special meeting at which the proposed terms of the Merger were fully discussed. Houlihan Lokey presented its detailed analysis of the Merger and rendered its opinion to the effect that a price of $2.75 in cash per share of Common Stock was fair, from a financial point of view, to the Common Stockholders. The Board discussed the conclusion rendered by Houlihan Lokey as well as the information considered in rendering the fairness opinion. At that point, the Board instructed its representatives to finalize negotiations with Chart and to execute a merger agreement substantially in the form previously delivered to the Board.

     On April 30, 1997, Mr. Schechter, Mr. Katz and Mr. Ajit G. Hutheesing, constituting three members of the Board, held a telephone conference to discuss the status of the various open issues with respect to the transaction.

     Later the same day, representatives of Chart and the Company held a meeting at which negotiations with respect to the various open issues were finalized and the Merger Agreement was executed. Contemporaneously with the execution of the Merger Agreement, Chart delivered a letter to the Company, which letter set forth Chart's sources and uses of funds in connection with the Merger and which included copies of commitment letters from Chart's lenders with respect to a $45.0 million senior revolving credit facility ($27.0 million of which was earmarked for the Merger).

PURPOSE AND STRUCTURE OF THE MERGER

     The Company. The Company's purpose for the Merger is to enhance Common Stockholder value by permitting the inherent value of the Company currently held by the Common Stockholders in the form of Common Stock to be converted into cash at a price which the Board has unanimously determined is fair to, and in the best interests of, all Common Stockholders. The Board has, pursuant to the Merger Agreement, called the Special Meeting in order for Common Stockholders to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger. In the Merger, each share of Common Stock, other than those (i) held by Common Stockholders who perfect their dissenters' rights in accordance with the DGCL,
(ii) owned by the Company and (iii) owned by Chart, will be converted into the right to receive $2.75 in cash, without interest.

     The primary benefit to the Common Stockholders is the opportunity to sell all of their Common Stock at a price which represents a substantial premium over the trading prices in effect immediately prior to the announcement of the Merger. The structure of the transaction as a cash merger provides a cash payment at a premium price to all Common Stockholders and an orderly transfer of ownership of the equity interest represented by the Common Stock to Chart. The structure of the Merger also ensures the acquisition of all of the Common Stock by Chart. In addition, the Board believes, based upon the factors discussed below under ' -- Recommendation of the Board' and under ' -- Opinion of Financial Advisor,' that the Merger provides the best opportunity to maximize stockholder value.


     Chart. Chart's purpose for the Merger is to acquire all of the equity interest in the Company represented by the outstanding Common Stock. As of the date of this Proxy Statement, Chart and its affiliates owned 8,000 shares of Common Stock. In determining to acquire the Common Stock at this time, Chart has focused on a number of factors including the Company's historic results of operations, its financial condition, operation and prospects, and the potential for revenue growth and increased profitability. The acquisition of the Common Stock has been structured as a cash merger because it would be easier and less expensive to accomplish than a transaction in which Common Stockholders were offered their choice of cash or Chart Common Stock, and in order to provide a prompt and orderly transfer of ownership of the equity interest represented by the Common Stock.


RECOMMENDATION OF THE BOARD

     At a meeting held on April 21, 1997, the Board unanimously determined to approve and adopt the Merger Agreement and to recommend to the Common Stockholders that such stockholders vote to approve and adopt the Merger Agreement and unanimously determined that the terms of the Merger are fair to, and in the best interests of, the Common Stockholders. See ' -- Background of the Merger.'

     In determining to approve and adopt the Merger Agreement, and in determining the fairness of the terms of the Merger, the Board considered the following factors, each of which, in the Board's view, supported the determination to recommend the Merger:

          (i) the Board's knowledge of the financial condition, assets, results of operations, business and prospects of the Company, and the risks inherent in achieving those prospects;

          (ii) the terms and conditions of the Merger Agreement, including the amount and form of consideration, the nature of the parties' representations, warranties, covenants and agreements, and the conditions of Chart, GTC and CAC under the Merger Agreement to consummate the Merger including Chart's ability to finance the transaction;

          (iii) the belief by the members of the Board that $2.75 per share of Common Stock was the best price that could be obtained from Chart;

          (iv) the fact that the $2.75 per share price represented a substantial premium over the reported average closing price of the Common Stock during the past nine months and the fact that the Company's stock price has generally been declining for the past 1 1/2 years;

          (v) the opinion of Houlihan Lokey as to the fairness, from a financial point of view, of the purchase price of $2.75 in cash per share of Common Stock to be received by the Common Stockholders and the analysis presented to the Board by Houlihan Lokey;

          (vi) the stock price and trading volume history of the Common Stock and the fact that such Common Stock is thinly traded; and

          (vii) the availability of dissenters' rights under the DGCL to dissenting Common Stockholders in the Merger.

     The Board was also aware of the potential or actual conflicts of interest as more fully described below under ' -- Interests of Certain Persons in the Merger' and considered them along with the other factors set forth above.

     On the basis of the aforementioned analysis, the Board determined that the terms of the Merger are fair and in the best interests of the Company and the Common Stockholders.

OPINION OF FINANCIAL ADVISOR

     The Company retained Houlihan Lokey to act as its financial advisor in connection with the Merger and to render an opinion as to the fairness, from a financial point of view, to the Common Stockholders of the purchase price of $2.75 in cash to be paid for each share of Common Stock. At the April 21, 1997 meeting of the Board, Houlihan Lokey delivered an oral opinion, which was confirmed by a written opinion dated the same day, that as of such date and based on the matters described therein, the Merger is fair to the Common Stockholders from a financial point of view.

     THE COMPLETE TEXT OF HOULIHAN LOKEY'S OPINION IS ATTACHED HERETO AS ANNEX B AND THE SUMMARY OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH OPINION. THE COMMON STOCKHOLDERS ARE URGED TO READ SUCH OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY HOULIHAN LOKEY.

     Houlihan Lokey's opinion did not recommend to the Board that any specific amount of consideration constituted the appropriate consideration for the Merger. The amount to be paid for each share of Common Stock was offered by Chart and negotiated by the Company. Houlihan Lokey's opinion to the Board addressed only the fairness from a financial point of view of the Merger, and does not constitute a recommendation to the Common Stockholders as to how such Common Stockholders should vote at the Special Meeting. Houlihan Lokey expressed no opinion as to the tax consequences of the Merger, and Houlihan Lokey's opinion as to the fairness of the purchase price of $2.75 in cash to be paid for each share of Common Stock does not take into account the particular tax status or position of any Common Stockholder.

     In connection with the preparation of its opinion, Houlihan Lokey, among other things: (i) reviewed the Company's annual reports to stockholders and on Form 10-K for the four fiscal years ended August 31, 1996 and the quarterly report on Form 10-Q for the fiscal quarter ended February 28, 1997; (ii) reviewed the Merger Agreement; (iii) met with certain members of senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company; (iv) reviewed a forecast prepared by the Company's management with respect to the Company for the fiscal year ending August 31, 1997; (v) reviewed the historical market prices and trading volume for the Common Stock; (vi) reviewed publicly available financial data for certain companies that Houlihan Lokey deemed comparable to the Company, and publicly available prices and premiums paid in other transactions that Houlihan Lokey considered similar to the Merger; and (vii) conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.


     The forecast referred to in (iv) above reflected total revenue, net income and earnings per share of $7,386,000, $228,000 and $0.03 for the fiscal quarter ending May 31, 1997, $7,955,000, $417,000 and $0.05 for the fiscal quarter ending August 31, 1997 and $28,182,000, $880,000 and $0.11 for the fiscal year ending August 31, 1997. In comparison, total revenue, net income and earnings per share for the fiscal year ended August 31, 1996 was $31,259,000, $527,000 and $0.06, respectively. The forecast was prepared by the Company and reflected management's views as to the possible future performance of the Company for the periods set forth above. The forecast was provided to Houlihan Lokey on a confidential basis and no portion thereof was adjusted by Houlihan Lokey in its analysis.



     THE FORECAST REFERRED TO ABOVE WAS NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES ESTABLISHED BY THE COMMISSION OR THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROSPECTIVE FINANCIAL INFORMATION. THE FORECAST WAS INCLUDED IN THIS PROXY STATEMENT SOLELY BECAUSE SUCH INFORMATION WAS PROVIDED TO HOULIHAN LOKEY. NEITHER HOULIHAN LOKEY NOR THE COMPANY'S INDEPENDENT AUDITORS ASSUME ANY RESPONSIBILITY FOR THE ACCURACY OF SUCH INFORMATION.

IN ADDITION, BECAUSE THE ASSUMPTIONS UNDERLYING THE ABOVE FORECAST ARE INHERENTLY SUBJECT TO SIGNIFICANT ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES BEYOND THE COMPANY'S CONTROL, THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS WILL BE REALIZED; ACTUAL RESULTS MAY BE HIGHER OR LOWER THAN THOSE FORECAST. NEITHER THE COMPANY'S AUDITORS NOR ANY OTHER INDEPENDENT ACCOUNTANTS HAVE COMPILED, EXAMINED, OR PERFORMED ANY PROCEDURES WITH RESPECT TO THE FOREGOING FORECAST, NOR HAVE THEY EXPRESSED ANY OPINION OR ANY OTHER FORM OF ASSURANCE ON SUCH INFORMATION OR ITS ACHIEVABILITY, AND ASSUME NO RESPONSIBILITY FOR, AND DISCLAIM ANY ASSOCIATION WITH, THE PROSPECTIVE FINANCIAL INFORMATION.


     In assessing the fairness of the Merger to the Common Stockholders, Houlihan Lokey (i) analyzed the reasonableness of the Company's unaffected stock price, (ii) analyzed the reasonableness of the premium being offered in the Merger relative to the Company's unaffected stock price and (iii) reviewed the valuation implications to the Common Stockholders of various relevant alternatives to the Merger.

     Assessment of the Company's Publicly Traded Stock Value. Houlihan Lokey reviewed the trading prices and values for the Common Stock for the period from December 30, 1994 to April 15, 1997 and applied a market multiple approach to arrive at an independent confirmation of the recent public trading value of the Common Stock. As part of its analysis, Houlihan Lokey calculated the ratio of the Company's average daily volume (over the 365 day period ending April 15, 1997) to the Company's float and total shares outstanding, and compared it to similar ratios of other publicly traded companies.

     In the market multiple approach, Houlihan Lokey examined publicly traded companies that were selected on the basis of operational and economic similarity with the principal business operations of the Company. However, Houlihan Lokey noted that none of the pubic companies analyzed were considered directly comparable to the Company. Accordingly, for purposes of the market multiple approach, Houlihan Lokey selected four companies that had Standard Industrial Classifications ('SIC') codes similar to the Company's. A comparative analysis between each of the selected publicly traded companies and the Company formed the basis of Houlihan Lokey's independent valuation of the Company.

     Comparable Transaction Analysis. Houlihan Lokey analyzed publicly available information with respect to acquisition multiples paid in 52 acquisitions between January 1, 1994 and April 15, 1997 of public and private companies with SIC codes similar to the Company's. Of the 52 transactions analyzed, only two involved publicly traded companies with meaningful financial information. Multiples compared included P/E ratios, total enterprise value ('TIC') to EBIT and TIC to EBITDA. Houlihan Lokey's analysis indicated that for the two acquisitions of publicly traded companies with meaningful financial information
(i) the P/E multiples ranged from 15.6 to 26.8, (ii) the TIC/EBIT multiples ranged from 16.2 to 17.5 and (iii) the TIC/EBITDA multiples ranged from 11.9 to
12.3. The implied P/E, TIC/EBIT and TIC/EBITDA multiples for the Company based on the purchase price of $2.75 per share of Common Stock are 34.4, 15.6 and 9.4, respectively. Houlihan Lokey noted that none of the companies acquired in the transactions analyzed were directly comparable to the Company.

     Houlihan Lokey analyzed the acquisition premiums (the difference between acquisition price and unaffected trading price) paid in the three transactions involving publicly traded targets and noted that the acquisition premiums ranged from a low of 12.1% to a high of 17.7%. The acquisition premium implied by the $2.75 purchase price per share of Common Stock is approximately 69%. In addition, Houlihan Lokey compared the 12 month median acquisition premium paid for all companies from December 31, 1994 to December 31, 1996, which ranged from a low of 27.0% to a high of 36.0%, to the implied acquisition premium for the Company of 69%. Houlihan Lokey noted that the median acquisition premium paid in the 123 completed transactions in the manufacturing industry between January 1, 1996 and December 31, 1996 was 30%.

     Houlihan Lokey also analyzed the breakup fee in 14 transactions (with a transaction size of $200,000,000 or less) that occurred between January 1, 1996 and April 19, 1997 where the size of the breakup fee was publicly disclosed. The breakup fee ranged from 0.9% to 5.5% of the transaction value, with a median of approximately 3.4%. The breakup fee relative to the value of the Merger is approximately 3.0%.

     Summary of Theoretical Strategic Alternatives Considered. In evaluating the fairness of the Merger, Houlihan Lokey considered the expected value to the Common Stockholders of completing the Merger and certain theoretical alternatives to the Merger. Such analysis qualitatively considered the valuation implications to the Common Stockholders, the probability of successfully completing the theoretical alternatives and the cost and time to implement such alternatives. The theoretical strategic alternatives considered included maintaining the status quo, the sale to Chart, the sale to another strategic buyer, the sale to a financial buyer and the sale by the Company of its business units. Houlihan Lokey summarized, that of the theoretical strategic alternatives considered, the Merger appears to provide the greatest value to the Common Stockholders on a present value risk adjusted basis.

     Houlihan Lokey has not been requested to, and did not, solicit third party indications of interest with respect to the acquisition of all or any part of the Company.

     Houlihan Lokey has relied upon and assumed, without independent verification, that the financial forecast provided to it has been reasonably prepared and reflects the best currently available estimate of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to it.

     Houlihan Lokey has not independently verified the accuracy and completeness of the information supplied to it with respect to the Company and does not assume any responsibility with respect to it. Houlihan Lokey has not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Houlihan Lokey's opinion is based on business, economic, market and other conditions as they exist and can be evaluated by it at the date of its opinion.

     Houlihan Lokey is a nationally recognized investment banking firm with special expertise in, among other things, valuing businesses and securities and rendering fairness opinions. Houlihan Lokey is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate reorganizations, employee stock ownership plans, corporate and other purposes. The Company selected Houlihan Lokey because of its experience and expertise in performing valuation and fairness analysis. Houlihan Lokey does not beneficially own nor has it ever beneficially owned any interest in the Company.

     Fees and Expenses. Pursuant to an agreement entered into on March 27, 1997, Houlihan Lokey was retained by the Company to analyze the fairness of the Merger to the Common Stockholders, from a financial point of view. The Company has agreed to pay Houlihan Lokey a fee of $100,000 plus its reasonable out-of-pocket expenses incurred in connection with the rendering of a fairness opinion. The Company has further agreed to indemnify Houlihan Lokey against certain liabilities and expenses in connection with the rendering of its services.

INTERESTS OF CERTAIN PERSONS IN THE MERGER


     In considering the recommendation of the Board with respect to the Merger, the Common Stockholders should be aware that certain officers, directors and Common Stockholders have certain interests summarized below that may present actual or potential conflicts of interest in connection with the Merger. The Board was aware of the potential or actual conflicts of interest and considered them along with other matters described under ' -- Recommendation of the Board.'


     Ownership of Common Stock. As of the Record Date, the executive officers and directors of the Company beneficially owned an aggregate of 568,213 shares of Common Stock, constituting approximately 7.8% of all the outstanding Common Stock.

     Pursuant to the Merger Agreement, the executive officers and directors of the Company will be entitled to receive $2.75 per share in cash for each share of Common Stock held by them. In addition, as of the Record Date, the executive officers and directors of the Company held options and Warrants to acquire an aggregate of 331,535 shares of Common Stock, a portion of which options required the Company to attain various levels of pre-tax profit prior to becoming exercisable but which Chart has agreed to purchase as provided in (iii) below. Prior to consummation of the Merger, (i) 242,535 of such options and Warrants will be converted into options and warrants to acquire shares of Chart Common Stock, (ii) 27,000 of such options held by Mr. Schechter will be terminated pursuant to the terms of the

Merger Agreement and (iii) 62,000 of such options will be converted into the right to receive cash in an amount equal to the excess of $2.75 per share of Common Stock issuable upon exercise thereof over the exercise price for such options, which cash amount in the aggregate is approximately $46,000.


     Ownership of Preferred Stock. As of the date of this Proxy Statement, there are 68,517 shares of Preferred Stock outstanding. Mr. Schechter is the owner of 26,353 shares of Preferred Stock. The balance of the Preferred Stock is owned by Mr. Don M. Harwell and Mezzanine Capital Corporation Limited (in liquidation) ('MCC'), who also are beneficial holders of an aggregate of 1,344,838 shares of Common Stock, or 19.2% of all the outstanding Common Stock as of the Record Date. All of the holders of Preferred Stock have entered into the Voting Agreement pursuant to which they have agreed to vote 'FOR' the approval and adoption of the Merger Agreement. See 'Security Ownership of Certain Beneficial Owners, Directors and Executive Officers -- Voting Agreement.' Chart has agreed to purchase all of the Preferred Stock at a price of $10.00 in cash per share plus any accumulated but unpaid (as of the Effective Time) dividends with respect thereto. The holders of Preferred Stock will receive $685,170 in exchange for the Preferred Stock (excluding accumulated but unpaid dividends).


     In March 1993, Mr. Schechter, Mr. Harwell and MCC, agreed to lend to the Company an aggregate of $650,000, $325,000 of which was advanced in March 1993 and $325,000 of which was advanced in May 1993. These loans were subordinated to the Company's indebtedness to its lenders, bore interest at 12% per annum and were to become due at such time as the Company's lenders were paid the balance of amounts which they deferred receipt of, but no later than September 30, 1997. In consideration for the loans, the Company issued Warrants with a fair value of $55,000 as determined by an independent appraiser, to purchase 130,000 shares of Common Stock (50,000 to each of Messrs. Schechter and Harwell and 30,000 to
MCC), at an initial exercise price of $8.85 per share, such price being the average closing price of the Common Stock during the ten trading days prior to the loan advances made on March 12, 1993, which price was adjusted to $7.90 per share pursuant to certain price adjustment provisions contained in the Warrants.

     In April 1994, the Company entered into an Exchange Agreement with Messrs. Schechter and Harwell and MCC to exchange the junior subordinated indebtedness and the current interest notes related thereto for Preferred Stock (the 'Exchange'). At April 13, 1994, the Company exchanged $450,000 of the junior subordinated indebtedness for 45,000 shares of Preferred Stock, and on August 17, 1994 the remaining $228,000 of indebtedness was exchanged for 22,800 shares of Preferred Stock. The Preferred Stock has a liquidation value of $10.00 per share and provides for a dividend of 12% per annum through August 31, 1995, increasing 1% per annum thereafter to a maximum of 18%. Dividends in excess of 12% per annum are not paid in cash, but are paid by issuing additional shares of Preferred Stock. In consideration for the Exchange, on January 26, 1995, the Company issued five-year Warrants to purchase 65,000 shares of Common Stock, at an exercise price of $3.55 per share, such price being the average of the closing prices of the Common Stock during the ten trading days prior to the Exchange.

     Charterhouse. On August 30, 1991, the Company entered into a financial consulting services agreement with Charterhouse, pursuant to which Charterhouse agreed to provide a variety of financial consulting services to the Company. These services include advice and assistance in connection with the preparation of financial budgets, forecasts, cash flow projections and return on investment analysis relating to capital expenditures; services relating to the Company's banking relationships including advice and assistance in connection with the financing and refinancing of corporate indebtedness; analysis, from both a financial and operational standpoint, in connection with the Company's entering into additional business areas as well as the consolidation or elimination of existing business operations; and other miscellaneous services and advice primarily of a financial nature. The agreement had an initial term of five years and is automatically renewed on a year-to-year basis unless either party gives 60 days written notice prior to the end of the initial term or any renewal term. The agreement provides for an annual fee of $125,000 payable in monthly installments. As of the Record Date, the Company was in arrears with respect to these payments in the aggregate amount of approximately $323,000. Pursuant to the Merger Agreement, Chart has agreed to pay Charterhouse in full and Charterhouse has agreed to terminate its agreement with the Company as of the Effective Time.

     Charterhouse is also a party to the Voting Agreement pursuant to which it has agreed to vote the 206,650 shares of Common Stock which it beneficially owns in favor of the Merger. See 'Security

Ownership of Certain Beneficial Owners, Directors and Executive
Officers -- Security Ownership of Certain Beneficial Owners' and ' -- Voting Agreement.'

     Employment Agreement. Mr. Alfred Schechter has entered into an employment agreement with the Company with an original term expiring August 31, 1996, and which provides for annual renewals thereafter unless sooner terminated by either party. Under the agreement, Mr. Schechter may not compete with the Company during the term of the agreement and for two years after its termination under certain circumstances. Mr. Schechter's employment agreement also requires him to devote such time to the Company and its affiliates as the Board shall request and as is reasonably necessary to enable him to fulfill his duties. The agreement provides for a minimum annual base salary of $120,000. As of September 1, 1996, Mr. Schechter's annual salary was $150,000, the same as it was for the previous fiscal year. Mr. Schechter is also entitled to bonus compensation at the discretion of the Board, as well as participation in all pension, profit-sharing, retirement, health, insurance and other benefit programs available to other executive management employees of the Company. In the event Mr. Schechter's employment is terminated without 'cause' (as defined in his employment agreement) by the Company or by Mr. Schechter for 'good reason' (as defined in his employment agreement), then he will be entitled to receive his continuing base salary through the end of the initial term or any renewal term, as applicable. Pursuant to the Merger Agreement, Chart has agreed to pay Mr. Schechter's salary and to maintain his benefits through August 31, 1997 or the Effective Time, whichever is later, and Mr. Schechter has agreed to the termination of his employment agreement as of the Effective Time.

     Indemnification of Chart. In connection with the Merger, Mr. Schechter, Charterhouse and Chart have entered into an indemnification agreement dated as of April 30, 1997 (the 'Indemnification Agreement') pursuant to which Mr. Schechter and Charterhouse have agreed to indemnify Chart from and against certain liabilities with respect to certain environmental matters and litigations to which the Company is or may become a party. The obligations of Mr. Schechter and Charterhouse are limited to an aggregate of $150,000 ($42,000 for Mr. Schechter and $108,000 for Charterhouse) and are triggered only after the Company has incurred unreimbursed costs in excess of $100,000 with respect to the aforementioned matters. Such obligations are secured by an indemnification fund of $150,000, which will be funded by deductions from: (i) the consideration to be paid to Mr. Schechter as a result of the Merger; and
(ii) from the amount of consulting fees to be paid to Charterhouse at the Effective Time. Pursuant to the Indemnification Agreement, such funds will be released to Mr. Schechter and Charterhouse, assuming no claims are made thereon by Chart, on January 31, 1998.

CERTAIN EFFECTS OF THE MERGER


     As a result of the Merger, the entire equity interest of the Company will be owned by GTC, a wholly-owned subsidiary of Chart. Therefore, following the Merger, the Common Stockholders will no longer benefit from any increases in the value of the Company and will on longer bear the risk of any decreases in the value of the Company. As of the Effective Time, Chart and its subsidiaries will own 100% of the Company and Chart will have complete control over the management and conduct of the Company's business, all income generated by the Company and any future increases in the value of the Company. Similarly, Chart will also bear the risk of any losses sustained as a result of the operation of the Company and any decreases in the value of the Company.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     The following is a general summary of the material Federal income tax consequences of the Merger to the Common Stockholders under the law in effect as of the date hereof. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the Common Stockholders as described herein. The following discussion is for general information only, and may not apply to particular categories of holders, such as financial institutions, broker-dealers, tax-exempt entities, holders who acquired their Common Stock pursuant to the exercise of employee stock options or other compensation arrangements with the Company and holders who are not citizens or residents of the United States. ALL COMMON STOCKHOLDERS

SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE MERGER TO THEM WITH SPECIFIC REFERENCE TO THEIR PARTICULAR TAX SITUATIONS, INCLUDING SUCH TAX CONSEQUENCES UNDER STATE, LOCAL, FEDERAL AND FOREIGN TAX LAWS.


     The receipt of cash in exchange for Common Stock pursuant to the Merger, and the receipt of cash by a Common Stockholder who exercises his, her or its dissenter's rights under the DGCL, will be a taxable transaction for Federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. A Common Stockholder will generally recognize gain or loss for Federal income tax purposes in an amount equal to the difference between such Common Stockholder's adjusted tax basis in the Common Stock and the amount of cash received in exchange therefor (other than amounts received pursuant to a Common Stockholder's statutory rights of appraisal that are denominated as interest, which amounts would be taxable as ordinary income). Such gain or loss will be a capital gain or loss if such Common Stockholder has held such Common Stock as a capital asset within the meaning of Section 1221 of the Code. Such capital gain or loss will be a long-term capital gain or loss if such Common Stockholder has held such Common Stock for more than one year as of the date of exchange. There are certain limitations on the deductibility of capital losses.


     Cash received in exchange for Common Stock in the Merger may be subject to a backup withholding tax at a rate of 31%, unless the relevant Common Stockholder is an exempt recipient or complies with certain identification procedures. Upon the consummation of the Merger, the Exchange Agent will forward to each Common Stockholder a Form W-9 which when properly completed and returned would fulfill such identification procedures.

                                   THE MERGER

GENERAL

     The following is a summary of the Merger Agreement. All references to and summaries of the Merger Agreement in this Proxy Statement are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached hereto as Annex A. The Merger Agreement provides for the merger of CAC with and into the Company. The Company will be the Surviving Corporation and it will continue its corporate existence under the DGCL. At the Effective Time, the separate corporate existence of CAC shall cease. The Surviving Corporation shall possess all the property, rights, privileges, powers and franchises of CAC and the Company and shall assume and become liable for all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and CAC.

EFFECTIVE TIME OF THE MERGER

     The Effective Time will occur upon the filing of a certificate of merger (the 'Certificate of Merger') with the Secretary of State of the State of Delaware in accordance with the DGCL. The Certificate of Merger will be filed as promptly as practicable after the requisite approval and adoption of the Merger Agreement and the Merger by the Common Stockholders at the Special Meeting is obtained and the other conditions precedent to the consummation of the Merger have been satisfied or, if permissible, waived.

TREATMENT OF COMMON STOCK IN THE MERGER


     At the Effective Time, each share of Common Stock outstanding immediately prior to the Effective Time, except for (i) Common Stock owned by Common Stockholders who perfect their dissenters' rights in accordance with the DGCL,
(ii) Common Stock owned by the Company and (iii) Common Stock owned by Chart, shall be converted into the right to receive $2.75 in cash, without interest, payable to the holder thereof, upon surrender of the certificate representing such Common Stock. Each share of Common Stock owned by the Company immediately prior to the Effective Time and each share of Common Stock owned by Chart, GTC, CAC or any other subsidiary of Chart will, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist, without any conversion thereof and no payment or distribution shall be made with respect thereto.

     Common Stockholders who do not vote in favor of the Merger at the Special Meeting and who shall have properly elected to dissent in the manner provided in
Section 262 of the DGCL will be entitled to payment of the fair value of their Common Stock in accordance with, and subject to, the provisions of Section 262 of the DGCL.


     Each share of CAC common stock outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without action on the part of the holder thereof, be converted into and exchangeable for one fully paid and nonassessable share of common stock of the Surviving Corporation.


TREATMENT OF PREFERRED STOCK, OPTIONS AND WARRANTS IN THE MERGER

     At the Effective Time, each share of Preferred Stock outstanding immediately prior to the Effective Time, shall be converted into the right to receive $10.00 in cash plus any accumulated but unpaid (as of the Effective
Time) dividends with respect thereto. There are currently 68,517 shares of Preferred Stock outstanding. The Preferred Stock does not have voting rights and, therefore, will not be voted at the Special Meeting. The holders of Preferred Stock are also Common Stockholders and have agreed, pursuant to the Voting Agreement, to vote 'FOR' adoption and approval of the Merger Agreement and the Merger. Additionally, pursuant to an agreement among each of the holders of Preferred Stock and the Company, the holders of Preferred Stock have agreed to sell all of the Preferred Stock to Chart for a purchase price of $10.00 per share plus any and all accumulated but unpaid (as of the Effective Time) dividends.

     As of the Record Date, there were 608,042 outstanding Warrants to purchase Common Stock and 417,032 outstanding Warrants to purchase Class B Common Stock. Additionally, as of the Record Date, there were outstanding options to purchase 279,000 shares of Common Stock with exercise prices ranging from $1.81 to $6.38. 271,500 of such options were issued in the ordinary course pursuant to the Company's various stock option plans from March 1992 through June 1997. The Company has agreed to use its reasonable best efforts to: (i) cause all Non-Continuing Employees who hold options to purchase Common Stock to either (A) exercise such options prior to the Effective Time or (B) agree to sell such options to Chart in exchange for cash equal to the excess of $2.75 per share of Common Stock issuable upon exercise thereof over the exercise price for such options; (ii) cause all Continuing Employees who hold options to purchase Common Stock to either (A) exchange their options for options to purchase Chart Common Stock on a pro rata basis or (B) agree to sell such options to Chart in exchange for cash equal to the excess of $2.75 per share of Common Stock issuable upon exercise thereof over the exercise price for such options; and (iii) cause all Non-Employee Directors who hold options pursuant to the Company's 1993 Non-Employee Director Stock Option Plan to agree to sell such options to Chart in exchange for cash equal to the excess of $2.75 per share of Common Stock issuable upon exercise thereof over the exercise price for such options.


     The Company has also agreed to use its reasonable best efforts to cause all holders of Warrants to agree to either (i) sell to Chart any Warrants having an exercise price less than $2.75 per share for a cash payment per Warrant equal to the excess of $2.75 over the exercise price for such Warrant or (ii) to exchange such Warrants for warrants to purchase Chart Common Stock on a pro rata basis. A portion of the Warrants are held by Common Stockholders and holders of Preferred Stock who have agreed, pursuant to the Voting Agreement, to vote 'FOR' adoption and approval of the Merger Agreement and the Merger.


SURRENDER OF COMMON STOCK CERTIFICATES

     The Company and Chart have designated National City Bank to act as the Exchange Agent under the Merger Agreement. As of the Effective Time, Chart shall deposit with the Exchange Agent cash in an aggregate amount equal to the product of: (x) the number of shares of Common Stock outstanding immediately prior to the Effective Time (other than shares owned by the Company, Chart and Common Stockholders who have perfected their dissenters' rights); and (y) $2.75 (such amount together with an amount sufficient to pay the purchase price for the Preferred Stock being hereinafter referred to as the

'Exchange Fund'). Chart shall also deposit with the Exchange Agent an amount sufficient to purchase the Preferred Stock and to pay any and all accumulated but unpaid dividends through the Effective Time. The Exchange Agent shall, pursuant to irrevocable instructions, make the payments provided for under the Merger Agreement out of the Exchange Fund to the Common Stockholders and holders of Preferred Stock.


     Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record as of the Effective Time of an outstanding certificate or certificates of Common Stock, a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to certificates shall pass, only upon proper delivery of the certificates to the Exchange Agent) and instructions for use in effecting the surrender of such certificates for payment in accordance with the Merger Agreement. Upon surrender to the Exchange Agent of a certificate, together with a duly executed letter of transmittal, and other documents that are customarily required by letters of transmittal, the holder thereof shall be entitled to receive cash in an amount equal to the product of the number of shares of Common Stock represented by such certificate and $2.75, less any applicable withholding tax, and such certificate shall be cancelled.

     Until surrendered pursuant to the procedures set forth above, each certificate shall represent for all purposes solely the right to receive $2.75 in cash, without interest, multiplied by the number of shares of Common Stock evidenced by such certificate. The holders of Preferred Stock will follow a similar procedure for exchanging their Preferred Stock into cash as that set forth above for Common Stock.

     COMMON STOCKHOLDERS SHOULD NOT SEND ANY COMMON STOCK CERTIFICATES WITH THEIR PROXY CARDS. TRANSMITTAL MATERIALS AND INSTRUCTIONS RELATING TO COMMON STOCK CERTIFICATES WILL BE MAILED TO COMMON STOCKHOLDERS AS SOON AS PRACTICABLE AFTER THE EFFECTIVE TIME.


     Any portion of the Exchange Fund that remains undistributed to the Common Stockholders for 12 months after the Effective Time shall be delivered to Chart, upon demand, and any Common Stockholders who have not exchanged their Common Stock for their pro rata portion of the Exchange Fund shall thereafter look only to Chart for payment for the Common Stock. At the time of such demand by Chart, the Exchange Agent's duties shall terminate.


SOURCES AND USES OF FUNDS

     It is currently anticipated that $19,421,660.50 will be required to pay the purchase price for the Common Stock (assuming no Common Stockholder exercises dissenters' rights), approximately $685,170 will be required to pay the purchase price for the Preferred Stock and approximately $584,500 will be required to purchase the 'in the money' options to purchase Common Stock (assuming no exercise thereof) and Warrants to purchase Class B Common Stock (assuming no exercise thereof). Chart also anticipates that approximately $200,000 will be required to pay its expenses in connection with the Merger, approximately $325,000 will be required to pay Charterhouse and approximately $7,000,000 will be required to retire the Company's long-term debt. All of the required funds will be funded from Chart's bank credit facility and available cash. Chart has received a commitment from National City Bank and NBD Bank, N.A. to increase such credit facility to $45.0 million in connection with the Merger. It is currently expected that approximately $400,000 will be required to pay the expenses of the Company and that such funds will be furnished from available general funds of the Company.

CONDITIONS TO THE MERGER


     Pursuant to the Merger Agreement, the obligations of each of the Company, Chart, GTC and CAC to effect the Merger are subject to the following conditions:
(a) the Merger Agreement shall have been approved and adopted by the affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Special Meeting; (b) the Company and Chart shall have made all filings with, and all relevant waiting periods shall have expired (including all filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the 'HSR Act'), and waiting period in connection therewith), and given all notices to and obtained all necessary consents, authorizations and approvals from, all governmental or regulatory authorities which are required to consummate the transactions contemplated by the Merger Agreement; and (c) no temporary restraining order, preliminary or permanent injunction or other order, restraint or prohibition shall have been issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated by the Merger Agreement, and no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or Federal government or any governmental or regulatory authority that would prevent the consummation of the transactions contemplated by the Merger Agreement. All filings under the HSR Act have been made and the waiting period thereunder expired on June 7, 1997.


     In addition, the obligations of the Company to effect the Merger are also subject to the satisfaction, or waiver by the Company, of the following conditions: (a) each of the representations and warranties of Chart, GTC and CAC in the Merger Agreement shall be true and correct in all material respects; and
(b) Chart, GTC and CAC shall each have performed, in all material respects, their obligations and agreements contained in the Merger Agreement.


     Additionally, the obligations of Chart, GTC and CAC to effect the Merger are also subject to the satisfaction, or waiver by Chart, GTC and CAC, of the following conditions: (a) each of the representations and warranties of the Company in the Merger Agreement shall be true and correct in all material respects; (b) the Company shall have performed, in all material respects, its obligations and agreements contained in the Merger Agreement; (c) the Company shall have obtained all consents, authorizations or approvals to the Merger and Merger Agreement which are required to be obtained from any third parties; (d) the Company shall not have suffered a material adverse effect upon the business, financial condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole; (e) the Company shall not have received demand for appraisal from the holders of more than 15% of the Common Stock; (f) the Company shall have terminated its agreements and arrangements with Charterhouse, Mr. Alfred Schechter and the holders of Preferred Stock; and (g) the Company shall have obtained and delivered to Chart agreements from holders of options to purchase Common Stock and Warrants exercising such options or Warrants, agreeing to the cancellation thereof, agreeing to the sale thereof to Chart pursuant to the terms of the Merger Agreement or agreeing to the exchange thereof for warrants or options to purchase shares of Chart Common Stock.


TERMINATION AND AMENDMENT

     The Merger Agreement may be terminated at any time prior to the Effective
Time: (a) by mutual consent of the Company and Chart; (b) by Chart, upon a breach of any representation, warranty, covenant or agreement on the part of the Company, or if any representation or warranty of the Company shall be untrue, in either case, and would be incapable of being cured by August 29, 1997; (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Chart, or if any representation or warranty of Chart shall be untrue, in either case, and would be incapable of being cured by August 29, 1997; (d) by either Chart or the Company if any permanent injunction or action by any governmental or regulatory authority preventing the consummation of the Merger shall have become final and nonappealable; (e) by either the Company or Chart if the Merger shall not have been consummated before August 29, 1997; provided, however, that the Merger Agreement may be extended to a date not later than September 30, 1997, if the Merger shall not have been consummated as a direct result of either of the parties failing by August 29, 1997, to receive all required approvals or consents from governmental or regulatory authorities;
(f) by the Company or Chart, if the Merger Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the Common Stockholders at the Special Meeting; (g) by Chart, if: (i) the Board shall withdraw, modify or change its recommendation of the Merger Agreement or the Merger in a manner adverse to Chart or shall have resolved to do any of the foregoing; (ii) the Board shall have recommended to the Common Stockholders a Competing Transaction (as defined in the Merger Agreement); (iii) a tender offer for 25% or more of the outstanding shares of Common Stock is commenced and the Board recommends that the Common Stockholders tender their shares in such tender offer or exchange offer; or (iv) at any time after the date of the Merger Agreement any person shall acquire beneficial ownership or the right to acquire beneficial ownership of, or any 'group' (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended) shall have been formed which beneficially owns, more than 25% of the then outstanding Common Stock; (h) by the Company, if the Board (x) fails to make or withdraws or modifies its recommendation that the Common Stockholders approve the Merger, and there exists at such time a Competing Transaction or (y) recommends to the Common Stockholders approval or acceptance of a Competing Transaction, in each case only if the Board, after consultation with and based upon the advice of counsel, determines in good faith that such action is necessary for the Board to comply with its fiduciary duties to stockholders under applicable law; and (i) by Chart, if the Company shall receive demand for appraisal from the holders of more than 15% of the Common Stockholders.


     The Company has agreed that if the Merger Agreement is terminated: (i) pursuant to (b) above and at any time prior to Chart's delivery to the Company of notice of termination there existed a Competing Transaction; (ii) pursuant to
(f) above and at any time between the date of the Merger Agreement and the Special Meeting there existed a Competing Transaction; (iii) pursuant to (g) above; (iv) pursuant to (h) above; or (v) pursuant to (i) above and one or more of the affiliates of the Company who executed the Voting Agreement has made a demand for appraisal with respect to 5% or more of the Common Stock, then in any of such cases the Company is required to pay to Chart $850,000.

     The Merger Agreement may be amended by the parties thereto at any time prior to the Effective Time; provided, however, that after approval of the Merger Agreement and the Merger by the Common Stockholders, no amendment, which under applicable law may not be made without approval of the Common Stockholders, may be made without such approval.

CONDUCT OF BUSINESS PENDING THE MERGER

     Pursuant to the terms of the Merger Agreement, during the period from the date of the Merger Agreement to the Effective Time, with certain exceptions, the Company has agreed to conduct its business in the ordinary course and consistent with past practices and use its reasonable best efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees and preserve the goodwill and business relationships with suppliers, customers and others having business relationships with it. Without limiting the generality of the foregoing, the Company has agreed, with certain exceptions, to refrain from: (i) declaring or paying dividends or other distributions; (ii) issuing, redeeming, selling or disposing of, or creating obligations to issue, redeem, sell or dispose of, any shares of its capital stock or any option, warrant or security convertible into capital stock; (iii) taking any action with respect to the grant of any severance or termination pay to any employee; (iv) entering into, adopting, accelerating, modifying or amending in any other manner, any employment, collective bargaining, consulting, bonus, incentive compensation, deferred compensation, employee stock option, profit sharing, employee benefit, welfare benefit or other agreement, plan or arrangement; and (v) taking certain other actions enumerated in the Merger Agreement.

NO SOLICITATIONS

     Between the date of the Merger Agreement and the Effective Time or earlier termination of the Merger Agreement as provided therein, the Company has agreed not to solicit, encourage, initiate or participate in discussions or negotiations with any third party concerning the sale or merger of the Company or the sale or transfer of the Company's assets (a 'Third Party Transaction'), except that the Company may furnish information about the Company and access thereto, in each case in response to unsolicited requests therefor, to any third party pursuant to an appropriate confidentiality agreement, and may participate in discussions and negotiate with such third party concerning a Third Party Transaction, if the Board determines in the exercise of its good faith judgment as to its fiduciary duties to the Common Stockholders and based upon advice of counsel, that such action is required.

OFFICERS' AND DIRECTORS' INSURANCE; INDEMNIFICATION

     The Merger Agreement provides that Chart has agreed that all rights to indemnification and all limitations of liability existing in favor of the employees, agents, directors and officers of the Company and its subsidiaries to the extent provided in the Company's and each subsidiary's certificate of incorporation and by-laws or in the indemnity agreements between the Company and each of its officers and directors, each as in effect on the date of the Merger Agreement with respect to matters occurring on or prior to the Effective Time shall continue in full force and effect without any amendment thereto for a period of six years from the Effective Time; provided, however, that all rights of indemnification in respect of any claim asserted or made within such six-year period shall continue until the final disposition of such claim. The Merger Agreement also provides that Chart has agreed that at or prior to the Effective Time, Chart shall continue existing officers' and directors' liability insurance coverage for the Company's officers and directors which shall provide such officers and directors with coverage for six years following the Effective Time; provided, however, that Chart shall not be obligated to make annual premium payments for such insurance in excess of 125% of the Company's current annual premium for such insurance and if such annual premium for such insurance at any time exceeds 125% of the Company's current annual premium, then Chart shall cause to be maintained policies of insurance which in Chart's good faith determination provides the maximum coverage available at an annual premium equal to 125% of the Company's current annual premium.

FEES AND EXPENSES

     Each party to the Merger Agreement has agreed to pay its own fees and expenses in connection with the Merger.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a 'purchase', as such term is used under generally accepted accounting principles, for accounting and financial reporting purposes. Accordingly, a determination of the fair value of the Company's assets and liabilities will be made in order to allocate the purchase price to the assets acquired and the liabilities assumed.

REGULATORY APPROVALS


     No Federal or state regulatory approvals are required to be obtained, nor any regulatory requirements complied with, in connection with the consummation of the Merger by any party to the Merger Agreement, except for (i) the expiration of the waiting period, or early termination thereof, under the HSR Act (which waiting period expired on June 7, 1997), (ii) the requirements of the DGCL regarding the Common Stockholders' approval of the Merger and the consummation thereof, and (iii) the requirements of Federal securities law.


                                   APPRAISAL

RIGHTS OF DISSENTING STOCKHOLDERS; WAIVER OF NOTICE

     Common Stockholders who follow the procedures specified in Section 262 of the DGCL ('Section 262') will be entitled to have their Common Stock appraised by the Delaware Court of Chancery and to receive payment of the 'fair value' of such shares, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, as determined by such Court. THE PROCEDURES SET FORTH IN SECTION 262 SHOULD BE STRICTLY COMPLIED WITH. FAILURE TO FOLLOW ANY OF SUCH PROCEDURES MAY RESULT IN A TERMINATION OR WAIVER OF APPRAISAL RIGHTS UNDER SECTION 262.

     The following discussion of the provisions of Section 262 is not intended to be a complete statement of its provisions and is qualified in its entirety by reference to the full text of that section, a copy of which is attached hereto as Annex C.

     Under Section 262, a Common Stockholder electing to exercise appraisal rights must both:


          (a) deliver to the Company, before the date of the Special Meeting, a written demand for appraisal of his, her or its Common Stock which reasonably informs the Company of the identity of the stockholder of record and that such stockholder intends thereby to demand the appraisal of his, her or its Common Stock. This written demand is in addition to and separate from any proxy relating to the Merger. Voting against, abstaining from voting or failing to vote on the Merger will not constitute a demand for appraisal within the meaning of Section 262. Such written demand for appraisal should be delivered either in person to the Secretary of the Company or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to the Secretary at 3811 Joliet Street, Denver, Colorado 80239, prior to the date of the Special Meeting; and

          (b) not vote in favor of the Merger. Neither an abstention from voting with respect to, nor failure to vote in person or by proxy against approval of the Merger constitutes a waiver of the rights of a dissenting stockholder.

     Within 10 days after the Effective Time, the Company is required to, and will, notify each Common Stockholder who has satisfied the conditions of Section 262 of the date on which the Merger became effective. Within 120 days after the Effective Time, the Company or any such Common Stockholder who has satisfied the conditions of Section 262 and is otherwise entitled to appraisal rights under
Section 262, may file a petition in the Delaware Court of Chancery demanding a determination of the value of the Common Stock held by all Common Stockholders entitled to appraisal rights. If no such petition is filed, appraisal rights will be lost for all Common Stockholders who had previously demanded appraisal of the Common Stock. Common Stockholders seeking to exercise appraisal rights should not assume that the Company will file a petition with respect to the appraisal of the value of the Common Stock or that the Company will initiate any negotiations with respect to the 'fair value' of such shares. ACCORDINGLY, COMMON STOCKHOLDERS WHO WISH TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD REGARD IT AS THEIR OBLIGATION TO TAKE ALL STEPS NECESSARY TO PERFECT THEIR APPRAISAL RIGHTS IN THE MANNER PRESCRIBED IN SECTION 262.

     Within 120 days after the Effective Time, any Common Stockholder who has complied with the provisions of Section 262 is entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of shares of Common Stock not approving the Merger with respect to which demands for appraisal were received by the Company and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the Company or within 10 days after expiration of the time for delivery of demands for appraisal under Section 262, whichever is later.

     If a petition for an appraisal is timely filed, after a hearing to determine the Common Stockholders entitled to appraisal rights, the Delaware Court of Chancery will appraise the Common Stock owned by such Common Stockholders, determining its fair value, exclusive of any element of value arising from the accomplishment or expectation of the Merger. The Court will direct the payment of the fair value of such Common Stock together with a fair rate of interest, if any, on such fair value to Common Stockholders entitled thereto upon surrender to the Surviving Corporation of share certificates. Upon application of a Common Stockholder, the Court may, in its discretion, order that all or a portion of the expenses incurred by any Common Stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal.

     Although the Company, Chart, GTC and CAC believe that the purchase price of $2.75 in cash per share of Common Stock is fair, none of such parties can make any representation as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and Common Stockholders should recognize that such an appraisal could result in a determination of a value that is lower, higher or equivalent to $2.75 in cash, without interest, per share of Common Stock.


     Any Common Stockholder who has demanded an appraisal in compliance with
Section 262 will not, from and after the Effective Time, be entitled to vote his, her or its Common Stock for any purpose nor be entitled to the payment of dividends or other distributions on his, her or its Common Stock (other than those payable to stockholders of record at a date prior to the date of the Effective Time).



     If no petition for an appraisal is filed within the time provided, or if a Common Stockholder delivers to the Company a written withdrawal of his, her or its demand for an appraisal within 60 days after the Effective Time, then the right of such Common Stockholder to an appraisal will cease and such Common Stockholder shall be entitled to receive the $2.75 in cash, without interest, per share of Common Stock which he, she or it would have been entitled had he, she or it not demanded appraisal of his, her or its shares. Notwithstanding the foregoing, no appraisal proceeding in the Court of

Chancery will be dismissed as to any Common Stockholder without the approval of the Court, which approval may be conditioned on such terms as the Court deems just.


WAIVER OF APPRAISAL RIGHTS BY CERTAIN STOCKHOLDERS


     Pursuant to the Voting Agreement, 12 record and/or beneficial holders who have sole dispositive power with respect to 3,261,214 shares of Common Stock, or approximately 46.6% of all the issued and outstanding Common Stock as of the Record Date, have agreed, among other things, to waive any and all appraisal rights to which they may be entitled under Section 262 in connection with the Merger.


                          MARKET PRICES AND DIVIDENDS


     The Common Stock is traded on the NASDAQ National Market System under the symbol CSCI. The following table sets forth the high and low sales prices for the Common Stock as reported on the NASDAQ National Market System from September 1, 1994 to June 30, 1997. The prices set forth reflect interdealer quotations, without retail markups, markdowns or commissions, and do not necessarily represent actual transactions.



                                                                                                    HIGH      LOW
                                                                                                    ---       ----
Fiscal Quarter Ended
  November 30, 1994..............................................................................   $5 1/2     $3 1/8
  February 28, 1995..............................................................................    4 1/2      2 1/2
  May 31, 1995...................................................................................    4 1/2      3
  August 31, 1995................................................................................    4 1/4      3 1/4

  November 30, 1995..............................................................................   $5         $3 5/8
  February 29, 1996..............................................................................    5 1/8      3 3/8
  May 31, 1996...................................................................................    4 3/8      3
  August 31, 1996................................................................................    4 3/4      2 5/8

  November 30, 1996..............................................................................   $3 3/4     $1 3/8
  February 28, 1997..............................................................................    2 3/8      1 3/8
  May 31, 1997...................................................................................    2 9/16     1 1/2
  August 31, 1997 (through June 30, 1997)........................................................    2 1/2      2 13/32



     On April 30, 1997, the last full trading day prior to the public announcement that the parties had entered into the Merger Agreement, the closing bid price and high ask and low bid prices of the Common Stock were all $1 5/8. On June 30, 1997, the date of the latest bid price available prior to the mailing of this Proxy Statement, the closing bid price was $2 13/32. COMMON STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE COMMON STOCK.



     At June 30, 1997, there were approximately 200 Common Stockholders of record. However, the Company believes that at such date there were in excess of 2,000 beneficial Common Stockholders.


     The Company has never declared or paid any cash dividends on its Common Stock and currently intends to retain any earnings for use in its business. The Company's ability to pay cash dividends is currently limited by credit agreements and the Company does not anticipate paying any cash dividends in the foreseeable future.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data at and for the fiscal years ended August 31, 1996, 1995, 1994 and 1993 are derived from financial statements which have been audited by Ernst & Young LLP, independent auditors. The selected consolidated financial data at and for the fiscal year ended August 31, 1992 are derived from the consolidated financial statements which have been audited by KPMG Peat Marwick LLP, independent auditors. This information should be read in conjunction with the Company's consolidated financial statements and related notes and other financial information appearing in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996, a copy of which has been provided with this Proxy Statement.


     The selected consolidated financial data set forth below for the six months ended February 28, 1997 and February 29, 1996 has been derived from the unaudited consolidated financial statements of the Company, but, in the opinion of management, reflect all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation of the results for such periods. This information should be read in conjunction with the Company's unaudited consolidated financial statements and related notes thereto appearing in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1997, a copy of which has been provided with this Proxy Statement.



                                                                                      FISCAL YEAR ENDED AUGUST 31,
                                      SIX MONTHS ENDED   SIX MONTHS ENDED    -----------------------------------------------
                                      FEBRUARY 28, 1997  FEBRUARY 29, 1996    1996      1995      1994      1993      1992
                                      -----------------  -----------------   -------   -------   -------   -------   -------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Statement of income data:
     Contract Revenue...............       $12,838            $16,187        $31,259   $27,215   $17,665   $13,099   $22,198
     Cost of revenue................        10,087             13,139         24,898    22,350    14,670    12,198    16,398
                                      -----------------  -----------------   -------   -------   -------   -------   -------
     Gross Profit...................         2,751              3,048          6,361     4,865     2,995       901     5,800
     Selling, general and
       administrative expenses......         1,486              1,539          3,288     2,867     2,834     3,396     2,366
     Research and development
       expenses.....................           330                431            792        70        86       701       319
     Amortization expense...........           121                172            346       346       338       286       321
                                      -----------------  -----------------   -------   -------   -------   -------   -------
     Operating income (loss)........           814                906          1,935     1,582      (263)   (3,482)    2,794
     Interest expense, net..........           491                439            943       987     1,105     1,037     1,282
     Other nonoperating expense
       (income), net................           (56)                (5)             9        40       (69)      (19)      111
                                      -----------------  -----------------   -------   -------   -------   -------   -------
     Income (loss) before income
       taxes and extraordinary
       item.........................           379                472            983       555    (1,299)   (4,500)    1,401
     Income tax (expense) benefit...          (140)              (174)          (363)     (194)      403     1,196      (483)
                                      -----------------  -----------------   -------   -------   -------   -------   -------
     Income (loss) from operations
       before extraordinary item....           239                298            620       361      (896)   (3,304)      918
     Extraordinary item, net of
       taxes........................       --                     (93)            93     --        --        --        --
                                      -----------------  -----------------   -------   -------   -------   -------   -------
     Net income (loss)..............       $   239            $   205        $   527   $   361   $  (896)  $(3,304)  $   918
                                      -----------------  -----------------   -------   -------   -------   -------   -------
                                      -----------------  -----------------   -------   -------   -------   -------   -------
     Earnings (loss) per share(1)...       $   .03            $   .02        $   .06   $   .04   $  (.17)  $  (.62)  $   .20
                                      -----------------  -----------------   -------   -------   -------   -------   -------
                                      -----------------  -----------------   -------   -------   -------   -------   -------
Balance sheet data:
     Total assets...................       $24,908            $23,277        $25,704   $23,377   $18,404   $20,344   $21,644
     Long-term debt, excluding
       current maturities...........         7,322              6,644          8,634     5,629     6,928     8,191     7,558
     Stockholders' equity...........        11,870             11,395         11,673    11,236     7,047     7,191    10,420


------------

(1) Net income per share for the six months ended February 28, 1997 and February 29, 1996 have been calculated based on 7,320,111 and 7,204,109 weighted average common and common equivalent shares outstanding during the period, respectively. Net income (loss) per share for the fiscal years ended August 31, 1996, 1995, 1994, 1993 and 1992 have been calculated based on 7,230,773,
    6,620,055, 5,346,760, 5,326,936 and 4,491,392 weighted average common and common equivalent shares outstanding during the year, respectively.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of the Record Date (except as otherwise footnoted below) as to shares of Common Stock beneficially owned by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock.


                                                                                      SHARES          PERCENTAGE OF
                                                                                   BENEFICIALLY        OUTSTANDING
                               NAME AND ADDRESS                                      OWNED(1)        COMMON STOCK(2)
-------------------------------------------------------------------------------   ---------------    ---------------
Mezzanine Capital Corporation Limited (in liquidation)(3)(4)(5) ...............        745,645             10.6%
  c/o Capital House
  Administrators (CI) Limited
  P.O. Box 189
  Bath Street, St. Helier
  Jersey Channel Islands
Alfred Schechter(6)(7) ........................................................        200,853              2.8%
  c/o Charterhouse Group International, Inc.
  535 Madison Avenue
  New York, NY 10022-4299
Don M. Harwell(8) .............................................................        599,193              8.5%
  12 Glenmoore Circle
  Cherry Hills Village, CO 80110
Globe Venture Nominees Limited, on behalf of
  The Mineworkers' Pension Scheme and
  The British Coal Staff Superannuation Scheme(9)..............................         55,100               *
  Hobard House, Grosvenor Place
  London, SW1X 7AD, England
Electra Investment Trust P.L.C.(9) ............................................        165,709              2.4%
  Electra House, Temple Place,
  Victoria Embankment
  London WC2R 3HP, England
Slough Parks Holdings Incorporated(9) .........................................         55,100               *
  33 West Monroe Street, Suite 2610
  Chicago, IL 60603-2409
Mezzanine Capital Corporation Limited(3)(9) ...................................         13,750               *
  85 Watling Street
  London EC4M 9BJ, England
Charterhouse Finance Corporation Limited(9) ...................................         22,080               *
  c/o Charterhouse Group International, Inc.
  535 Madison Avenue
  New York, NY 10022-4299
Merifin Capital N.V.(9) .......................................................        127,169              1.8%
  c/o Finabel S.A.
  254 Route de Lausanne
  CH-1292 Geneva-Chambesy
  Switzerland
Charterhouse Group International, Inc.(4)(6)(9) ...............................        206,650              3.0%
  535 Madison Avenue
  New York, NY 10022-4299
Zesiger Capital Group LLC(10) .................................................      1,170,790             16.7%
  320 Park Avenue
  New York, NY 10022


------------

*   Less than 1%

 (1) Except as otherwise indicated in the following footnotes, each of the persons listed in the table owns the shares of Common Stock opposite his or its name and has sole voting and dispositive power with respect to such shares.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (2) For purposes of calculating the percentage of Common Stock owned by each stockholder listed in this table, shares beneficially owned and issuable upon the exercise of Warrants and options to purchase Common Stock owned by such stockholder exercisable within 60 days of the Record Date have been deemed to be outstanding with respect to such stockholder.

 (3) MCC, a Cayman Islands corporation, is a separate and distinct corporation from Mezzanine Capital Corporation Limited, a corporation organized under the laws of England and Wales ('Mezzanine') (referred to in this table below).

 (4) Charterhouse is a party to an investment advisory agreement with MCC pursuant to which Charterhouse provides investment advice to MCC, including advice as to its investment in the Common Stock, but does not have the power to vote or dispose of any such investment on MCC's behalf. By reason of the foregoing, Charterhouse may be considered to have shared power to vote and dispose of the shares of Common Stock held by MCC and, therefore, for purposes of Commission regulations, may be deemed to be the beneficial owner of those shares. Charterhouse disclaims beneficial ownership of the shares of Common Stock held by MCC.

 (5) Includes 45,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date pursuant to Warrants.


 (6) Mr. Schechter is a Director of Charterhouse. He disclaims ownership of the shares of Common Stock of which Charterhouse may be deemed to be the beneficial owner.



 (7) Includes 83,531 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date pursuant to Warrants and 27,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date upon exercise of stock options. Does not include 200,000 shares of Common Stock which Mr. Schechter gifted to The Schechter Foundation, Inc. (the 'Schechter Foundation'). Mr. Schechter is the President of the Schechter Foundation and retains voting and dispositive power with respect to the gifted shares. Nevertheless, Mr. Schechter has no beneficial interest in the Schechter Foundation and he disclaims beneficial ownership of the gifted shares.



 (8) Includes 75,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date pursuant to Warrants. Does not include 10,000 shares of Common Stock which Mr. Harwell gifted to The Harwell Family Foundation (the 'Harwell Foundation'). Mr. Harwell is a Director of the Harwell Foundation and retains voting and dispositive power with respect to the gifted shares. Mr. Harwell has no beneficial interest in the Harwell Foundation and he disclaims beneficial ownership of the gifted shares. The foregoing is based upon information set forth in Amendment No. 3 to Schedule 13G, dated February 13, 1996, filed with the Commission by Mr. Harwell.


 (9) Charterhouse holds no shares of Common Stock in its own name. Charterhouse is a party to investment management agreements with Electra Investment Trust P.L.C. ('Electra'), Globe Venture Nominees Limited ('Globe'), Slough Parks Holdings Incorporated ('Slough'), Mezzanine, Charterhouse Finance Corporation Limited ('CFC') and Merifin Capital N.V. ('Merifin'), pursuant to which Charterhouse manages certain investments, including the investment in a portion of the shares of Common Stock referred to above, on behalf of these companies. In connection therewith, Charterhouse was granted authority to vote and dispose of these investments. However, the above-referenced companies also retained voting and dispositive power with respect to these investments. For purposes of Commission regulations, Charterhouse may be deemed to be the beneficial owner of those shares (an aggregate of 206,650 shares or 3.0% of the issued and outstanding shares of Common Stock). Electra, Globe, Slough, Merifin and CFC (which owns non-voting stock) own, in the aggregate, 78.5% of the issued and outstanding shares of capital stock of Charterhouse and each of Electra, Globe, Merifin and Slough has a representative who is a director of Charterhouse.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(10) Zesiger Capital Group LLC ('Zesiger') disclaims beneficial ownership of all of these shares. Such shares are held in discretionary accounts which Zesiger manages. Zesiger has sole voting power with respect to 1,168,290 of such shares and sole dispositive power with respect to all of such shares. The foregoing is based upon information set forth in Amendment No. 2 to
     Schedule 13G, dated January 27, 1997, filed with the Commission by Zesiger.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information as of the Record Date, as to shares of Common Stock beneficially owned by the Company's directors, the Chief Executive Officer of the Company, the other executive officer of the Company and the directors and executive officers of the Company as a group.

                                                                   SHARES
                           NAME OF                              BENEFICIALLY      PERCENTAGE OF OUTSTANDING
                      BENEFICIAL OWNER                            OWNED(1)             COMMON STOCK(2)
-------------------------------------------------------------   ------------      -------------------------

Alfred Schechter.............................................      200,853(3)(4)             2.8%
James A. Raabe...............................................       19,500(5)                 *
Russell R. Haines............................................        9,000(6)                 *
Jerome L. Katz...............................................      126,356                   1.8%
Burton J. Ahrens.............................................       52,504(7)                 *
Ajit G. Hutheesing...........................................      160,000(8)                2.3%
All directors and officers as a group (six persons)..........      568,213(9)                7.8%

------------

*  Less than 1%

(1) Except as otherwise indicated in the following footnotes, each of the persons listed in the table owns the shares of Common Stock opposite his name and has sole voting and dispositive power with respect to such shares of Common Stock.

(2) For purposes of calculating the percentage of Common Stock owned by each officer and/or director of the Company, shares beneficially owned and issuable upon the exercise of Warrants and options to purchase Common Stock owned by such individual exercisable within 60 days of the Record Date have been deemed to be outstanding with respect to such individual.


(3) See footnote 6 to the first table set forth above under the heading
    ' -- Security Ownership of Certain Beneficial Owners' with respect to voting and dispositive power concerning the shares of Common Stock.



(4) Includes 83,531 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date pursuant to Warrants and 27,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date upon exercise of stock options. Does not include 200,000 shares of Common Stock which Mr. Schechter gifted to the Schechter Foundation. Mr. Schechter is the President of the Schechter Foundation and retains voting and dispositive power with respect to the gifted shares. Nevertheless, Mr. Schechter has no beneficial interest in the Schechter Foundation and he disclaims beneficial ownership of the gifted shares.


(5) Includes 18,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date upon the exercise of stock options.

(6) Includes 6,500 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date upon the exercise of stock options.

(7) Includes 36,504 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date pursuant to Warrants. Does not include 2,000 shares of Common Stock and Warrants to purchase 4,602 shares of Common Stock owned by Mr.

                                              (footnotes continued on next page)

(footnotes continued from previous page)
    Ahrens' sons. Mr. Ahrens disclaims beneficial ownership of the shares and Warrants owned by his sons.

(8) All these shares of Common Stock are deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date upon exercise of Warrants.

(9) Includes 51,500 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date upon exercise of stock options and 280,035 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date pursuant to Warrants. Does not include 200,000 shares of Common Stock which Mr. Schechter gifted to the Schechter Foundation (see footnote 4 above), and 2,000 shares of Common Stock and Warrants to purchase 4,602 shares of Common Stock owned by Mr. Ahrens' sons (see footnote 7 above).

VOTING AGREEMENT

     Pursuant to the Voting Agreement, 12 record and/or beneficial holders who have sole voting power with respect to 3,258,714 shares of Common Stock, or approximately 46.6% of all the issued and outstanding Common Stock as of the Record Date, have agreed to vote in favor of the Merger. Such 12 record and/or beneficial holders also have sole dispositive power with respect to 3,261,214 shares of Common Stock, or approximately 46.6% of all the issued and outstanding Common Stock as of the Record Date, and have agreed to waive any and all appraisal rights to which they may be entitled under Section 262 in connection with the Merger. The obligations of the holders under the Voting Agreement terminate upon the earlier to occur of (i) September 30, 1997 or (ii) the occurrence of a Competing Transaction with a third party that is not a signatory to the Voting Agreement or an affiliate thereof.

     The following table sets forth certain information with respect to the stockholders who have entered into the Voting Agreement.


                                                                  AMOUNT OF SHARES          AMOUNT OF SHARES FOR
                       NAME OF RECORD                             WHICH HOLDER HAS            WHICH HOLDER HAS
                           AND/OR                                SOLE POWER TO VOTE        SOLE DISPOSITIVE POWER
                    BENEFICIAL HOLDER(1)                        AS OF THE RECORD DATE      AS OF THE RECORD DATE
-------------------------------------------------------------   ---------------------      ----------------------
Mezzanine Capital Corporation Limited (MCC)..................           700,645                     700,645
Alfred Schechter.............................................           290,322(2)                  290,322(2)
Don M. Harwell...............................................           534,193(3)                  534,193(3)
Globe Venture Nominees Limited...............................            55,100(4)                   55,100(4)
Electra Investment Trust P.L.C. .............................           165,709(4)                  165,709(4)
Slough Parks Holdings Incorporated...........................            55,100(4)                   55,100(4)
Mezzanine Capital Corporation Limited (Mezzanine)............            13,750(4)                   13,750(4)
Charterhouse Finance Corporation Limited.....................            22,080(4)                   22,080(4)
Merifin Capital N.V. ........................................           127,169(4)                  127,169(4)
Charterhouse Group International, Inc. ......................           206,650(4)(5)               206,650(4)(5)
Jerome L. Katz...............................................           126,356                     126,356
Zesiger Capital Group LLC....................................         1,168,290                   1,170,790
                                                                ---------------------          ------------
     Total...................................................         3,258,714(5)                3,261,214(5)
                                                                ---------------------          ------------
                                                                ---------------------          ------------


------------


(1) For further information with respect to the Common Stock beneficially owned by the holders listed, see ' -- Security Ownership of Certain Beneficial Owners' and ' -- Security Ownership of Directors and Executive Officers.'



(2) Includes 200,000 shares of Common Stock which Mr. Schechter gifted to the Schechter Foundation. Mr. Schechter is the President of the Schechter Foundation and retains voting and dispositive power with respect to the gifted shares.


                                              (footnotes continued on next page)

(footnotes continued from previous page)


(3) Includes 10,000 shares of Common Stock which Mr. Harwell gifted to the Harwell Foundation. Mr. Harwell is a Director of the Harwell Foundation and retains voting and dispositive power with respect to the gifted shares.


(4) Charterhouse holds no shares of Common Stock in its own name. Charterhouse is a party to investment management agreements with Electra, Globe, Slough, Mezzanine, CFC and Merifin, pursuant to which Charterhouse manages certain investments, including the investment in a portion of the shares of Common Stock referred to above, on behalf of these companies. In connection therewith, Charterhouse was granted authority to vote and dispose of these investments. However, the above-referenced companies also retained voting and dispositive power with respect to these investments.

(5) The 206,650 shares of Common Stock beneficially owned by Charterhouse have been excluded from the total number of shares for which the holders have voting or dispositive power because such shares are included in the holdings of Electra, Globe, Slough, Mezzanine, CFC and Merifin. See footnote 4 above.

     Certain of the record and/or beneficial holders of Common Stock set forth above hold currently exercisable options and Warrants to purchase an aggregate of 230,531 shares of Common Stock at exercise prices ranging from $3.00 to $7.90. As of the Record Date, none of these options or Warrants had been exercised. The exercise of such options or Warrants after the Record Date will have no effect on the number of shares eligible to vote on the proposal to approve and adopt the Merger Agreement or upon the shares subject to the Voting Agreement.

                               VOTING PROCEDURES

     Pursuant to Commission rules, boxes are provided on the proxy card for Common Stockholders to vote for or against, or to abstain from voting with respect to, the approval and adoption of the Merger Agreement and the Merger. Votes withheld in connection with the approval and adoption of the Merger Agreement and the Merger will not be counted in determining the votes cast and will have the effect of a vote against the Merger.

     Under the rules of the National Association of Securities Dealers, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Under the DGCL, a broker non-vote will have the effect of a vote against the Merger.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements of the Company as of August 31, 1996 and 1995 and for each of the three years in the period ended August 31, 1996 incorporated by reference into this Proxy Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing therein. The Company expects representatives of Ernst & Young LLP either to be available by telephone or to be present at the Special Meeting at which time they will respond to appropriate questions submitted by Common Stockholders and make such statements as they may desire.

                             STOCKHOLDER PROPOSALS

     Pursuant to the DGCL and the By-laws of the Company, no other business may be transacted at the Special Meeting. If the Merger is not consummated for any reason, then, in accordance with regulations issued by the Commission, Common Stockholder proposals in respect of matters to be acted upon at the Company's next Annual Meeting of Stockholders must be received by the Secretary of the Company on or before August 18, 1997 in order that they may be considered for inclusion in the Company's proxy materials. Proposals should be mailed via certified mail and addressed to: Secretary, Cryenco Sciences, Inc., 3811 Joliet Street, Denver, Colorado 80239.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated by reference into this Proxy Statement:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996 as provided to each Common Stockholder together with this Proxy Statement;

          2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1996; and

        3. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1997 as provided to each Common Stockholder together with this Proxy Statement.

     All documents and reports filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the respective dates of filing of such documents or reports.

     Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE TO SUCH DOCUMENTS) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNERS, TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST TO JAMES A. RAABE, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, CRYENCO SCIENCES, INC., 3811 JOLIET STREET, DENVER, COLORADO 80239, TELEPHONE NO.: (303) 371-6332. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, REQUESTS MUST BE RECEIVED BY JULY 17, 1997.


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or part of such materials can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's Web Site (http://www.sec.gov). In addition, such reports, proxy statements and other information may be inspected at the office of the NASDAQ National Market, 1735 K Street, N.W., Washington, D.C. 20006.

                                          By Order of the Board of Directors,

                                          /s/ ALFRED SCHECHTER
                                          -------------------------
                                          ALFRED SCHECHTER
                                          Chairman of the Board, President and
                                          Chief Executive Officer

Denver, Colorado
June 30, 1997

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          PLAN AND AGREEMENT OF MERGER

                                  DATED AS OF

                                 APRIL 30, 1997

                                     AMONG

                            CHART INDUSTRIES, INC.,
                          GREENVILLE TUBE CORPORATION,
                        CHART ACQUISITION COMPANY, INC
 .
                                      AND

                             CRYENCO SCIENCES, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

ARTICLE I -- THE MERGER...................................................................................    A-1
     1.1 The Merger.......................................................................................    A-1
     1.2 Effective Time of the Merger.....................................................................    A-1
     1.3 Effect of the Merger.............................................................................    A-1
     1.4 Continuation of Business.........................................................................    A-1
     1.5 Directors and Officers of Surviving Corporation..................................................    A-1
     1.6 No Further Rights or Transfers...................................................................    A-2
ARTICLE II -- CLOSING.....................................................................................    A-2
     2.1 Closing..........................................................................................    A-2
     2.2 Deliveries at Closing............................................................................    A-2
ARTICLE III -- MERGER CONSIDERATION AND EFFECT OF THE MERGER ON THE CAPITAL STOCK OF CAC AND CRYENCO;
  PAYMENT OF MERGER CONSIDERATION.........................................................................    A-2
     3.1 Effect on Capital Stock..........................................................................    A-2
          (a) Capital Stock of CAC........................................................................    A-3
          (b) Cryenco Common Stock........................................................................    A-3
          (c) Cryenco Preferred Stock.....................................................................    A-3
          (d) Distribution of Merger Consideration........................................................    A-3
     3.2 Payment of Merger Consideration..................................................................    A-3
          (a) Exchange Agent..............................................................................    A-3
          (b) Exchange Procedures.........................................................................    A-3
          (c) No Further Ownership Rights in Cryenco Common Stock and Cryenco Preferred Stock.............    A-3
          (d) Termination of Exchange Fund................................................................    A-4
          (e) Dissenting Shares...........................................................................    A-4
ARTICLE IV -- CRYENCO PROXY STATEMENT.....................................................................    A-4
     4.1 Filing of Proxy Statement........................................................................    A-4
     4.2 Cryenco Covenant.................................................................................    A-4
ARTICLE V -- ADDITIONAL COVENANTS AND AGREEMENTS..........................................................    A-5
     5.1 Additional Covenants of All Parties..............................................................    A-5
          (a) Corporate Actions...........................................................................    A-5
          (b) Publicity...................................................................................    A-5
          (c) Notice of Certain Events....................................................................    A-5
          (d) Advice of Changes...........................................................................    A-5
          (e) Further Assurances..........................................................................    A-5
     5.2 Conduct of Business of Cryenco Until Closing Date................................................    A-5
     5.3 Additional Covenants of Cryenco..................................................................    A-7
          (a) Approval of Cryenco Stockholders............................................................    A-7
          (b) Access to Information and Confidentiality...................................................    A-7
          (c) No Solicitations............................................................................    A-8
          (d) No Acquisitions.............................................................................    A-8
          (e) Third-Party Consents........................................................................    A-8
          (f) Employee and Non-Employee Director Options..................................................    A-8
          (g) Cryenco Warrants............................................................................    A-9
          (h) Monthly Financial Information...............................................................    A-9

     5.4 Additional Covenants of Chart....................................................................    A-9
          (a) Indemnification and Insurance...............................................................    A-9
          (b) Disposition of Cryenco Options and Cryenco Warrants.........................................   A-10
ARTICLE VI -- REPRESENTATIONS AND WARRANTIES..............................................................   A-10
     6.1 Representations and Warranties of Cryenco........................................................   A-10
          (a) Due Organization............................................................................   A-10
          (b) Power and Authority; No Conflicts...........................................................   A-11
          (c) Capital Structure...........................................................................   A-11
          (d) Subsidiaries................................................................................   A-11
          (e) SEC Documents...............................................................................   A-12
          (f) Vote Required...............................................................................   A-12
          (g) Title to Assets.............................................................................   A-12
          (h) Condition of Assets.........................................................................   A-13
          (i) Accounts Receivable and Accounts Payable....................................................   A-13
          (j) Insurance...................................................................................   A-13
          (k) Dividends and Distributions.................................................................   A-13
          (l) Cryenco Data................................................................................   A-13
          (m) Undisclosed Liabilities.....................................................................   A-13
          (n) Investigation or Litigation.................................................................   A-14
          (o) Certain Agreements..........................................................................   A-14
          (p) Employee Benefits...........................................................................   A-14
          (q) Labor Matters...............................................................................   A-15
          (r) Taxes.......................................................................................   A-15
          (s) Absence of Certain Changes..................................................................   A-16
          (t) Legal Compliance............................................................................   A-16
          (u) Environmental Protection....................................................................   A-16
          (v) Patents, Copyrights, Trademarks, Trade Names etc. ..........................................   A-17
          (w) Contracts...................................................................................   A-18
          (x) Full Disclosure.............................................................................   A-18
          (y) Brokers or Finders..........................................................................   A-18
     6.2 Representations and Warranties of Chart, GTC and CAC.............................................   A-18
          (a) Due Organization............................................................................   A-18
          (b) Power and Authority, No Conflicts...........................................................   A-18
          (c) Financing of the Merger.....................................................................   A-19
          (d) Brokers and Finders.........................................................................   A-19
          (e) Financial Condition.........................................................................   A-19
ARTICLE VII -- CONDITIONS.................................................................................   A-19
     7.1 Conditions Precedent to the Obligations of All Parties...........................................   A-19
          (a) Stockholder Approvals.......................................................................   A-19
          (b) Governmental Approvals......................................................................   A-19
          (c) No Injunctions or Restraints................................................................   A-19
     7.2 Conditions Precedent to the Obligations of Cryenco...............................................   A-19
          (a) Representations and Warranties True.........................................................   A-19
          (b) Performance of Obligations and Agreements...................................................   A-20
          (c) Resolutions.................................................................................   A-20
          (d) Officers' Certificates......................................................................   A-20

     7.3 Conditions Precedent to the Obligations of Chart, GTC and CAC....................................   A-20
          (a) Representations and Warranties True.........................................................   A-20
          (b) Performance of Obligations and Agreements...................................................   A-20
          (c) Resolutions.................................................................................   A-20
          (d) Officer's Certificate.......................................................................   A-20
          (e) Consents and Approvals......................................................................   A-20
          (f) No Cryenco Material Adverse Effect..........................................................   A-20
          (g) Dissenters Claims...........................................................................   A-20
          (h) Cryenco Arrangements with Affiliated Persons................................................   A-20
          (i) Cancellation, Exercise Sale or Exchange of Cryenco Warrants and Options.....................   A-20
ARTICLE VIII -- TERMINATION, AMENDMENT AND WAIVER.........................................................   A-21
     8.1 Termination......................................................................................   A-21
     8.2 Effect of Termination............................................................................   A-22
     8.3 Amendment........................................................................................   A-22
     8.4 Waiver...........................................................................................   A-22
     8.5 Fees, Expenses and Other Payments................................................................   A-22
ARTICLE IX -- GENERAL PROVISIONS..........................................................................   A-23
     9.1 Effectiveness of Representations, Warranties and Agreements......................................   A-23
     9.2 Notices..........................................................................................   A-23
     9.3 Governing Law....................................................................................   A-24
     9.4 Successors.......................................................................................   A-24
     9.5 Assignment.......................................................................................   A-24
     9.6 Counterparts.....................................................................................   A-24
     9.7 Schedules........................................................................................   A-24
     9.8 Entire Agreement.................................................................................   A-24

                          PLAN AND AGREEMENT OF MERGER

     THIS PLAN AND AGREEMENT OF MERGER (the 'Agreement'), dated as of April   ,
1997, is among CHART INDUSTRIES, INC., a Delaware corporation ('Chart'), GREENVILLE TUBE CORPORATION, an Arkansas corporation ('GTC') and a wholly-owned subsidiary of Chart, CHART ACQUISITION COMPANY, INC., a Delaware corporation ('CAC') and a wholly-owned subsidiary of GTC, and CRYENCO SCIENCES, INC., a Delaware corporation ('Cryenco').

     WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Chart desires to acquire, through merger, One Hundred Percent (100%) of the shares of capital stock of Cryenco issued and outstanding on the date hereof (and to be outstanding on the Closing Date, as defined in Section 2.1);

     WHEREAS, the respective Boards of Directors of Chart, GTC, CAC and Cryenco deem the merger to be advisable and in the best interests of each of Chart, GTC, CAC and Cryenco and their respective stockholders and have adopted resolutions approving the acquisition by Chart of Cryenco through the merger of CAC with and into Cryenco (the 'Merger') in accordance with the laws of the State of Delaware upon the terms and conditions set forth in this Agreement;

     WHEREAS, the Board of Directors of Cryenco has directed that this Agreement be submitted for consideration at a special meeting of the voting stockholders of Cryenco;

     WHEREAS, unless the context shall otherwise require, capitalized terms used herein shall have the meanings assigned thereto.

     NOW, THEREFORE, in consideration of their respective agreements and undertakings set forth herein, the parties agree as follows:

                                   ARTICLE I
                                   THE MERGER

     1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement and in reliance on the representations, warranties and covenants set forth herein, at the Effective Time, as defined in Section 1.2, CAC shall be merged with and into Cryenco in accordance with the laws of the State of Delaware, with Cryenco being the surviving corporation (the 'Surviving Corporation').

     1.2 Effective Time of the Merger. The Merger shall be effective when a certificate of merger in the form of Schedule 1.2 (the 'Certificate of Merger') shall have been properly executed by CAC and Cryenco and delivered to and accepted for filing by the Secretary of State of the State of Delaware ('Secretary') in accordance with the Delaware General Corporation Law ('DGCL'), which filing shall be made as promptly as practicable following the Closing, as defined in Section 2.1. When used in this Agreement, the term 'Effective Time' shall mean the time and the date as of which the Certificate of Merger shall have been accepted for filing in the office of the Secretary.

     1.3 Effect of the Merger.

     (a) At the Effective Time, (i) the separate existence and corporate organization of CAC shall cease, and CAC shall be merged with and into Cryenco;
(ii) the Certificate of Incorporation of CAC as in effect immediately prior to the Effective Time shall become the Certificate of Incorporation of the Surviving Corporation (except as set forth in the Certificate of Merger); and
(iii) the By-laws of CAC as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

     (b) At and after the Effective Time, the Merger shall have the effect set forth in the DGCL.

     1.4 Continuation of Business. The Surviving Corporation shall, after the Effective Time, continue the businesses of CAC and Cryenco with the assets of both of such constituent corporations.

     1.5 Directors and Officers of Surviving Corporation. As of the Effective Time, the directors of CAC immediately prior to the Effective Time shall become the directors of the Surviving Corporation. The officers of CAC immediately prior to the Effective Time shall become the officers of the Surviving Corporation. Each of such directors and officers shall hold office until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by law.

     1.6 No Further Rights or Transfers. At and after the Effective Time.

     (a) The stock transfer books of Cryenco shall be closed and there shall be no further registration of transfers on the stock transfer books of Cryenco thereafter.

     (b) All shares of Cryenco Common Stock and Cryenco Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares ('Cryenco Certificate') shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (as defined below) to be issued or paid in consideration therefor upon the surrender of such Cryenco Certificate in accordance with Article III hereof.

                                   ARTICLE II
                                    CLOSING

     2.1 Closing. The closing of the transactions contemplated by this Agreement (the 'Closing') shall take place at the offices of Calfee, Halter & Griswold LLP, 1400 McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio, at 10:00 am, local time, on the second business day immediately following the date on which the last of the conditions set forth in Article VII hereof is fulfilled or waived, or at such other time and place as Chart and Cryenco may mutually agree (the 'Closing Date').

     2.2 Deliveries at Closing.

          (a) At the Closing, Cryenco shall deliver to Chart, GTC and CAC:

             (i) the resolutions referred to in Section 7.3(c) hereof;

             (ii) the certificate referred to in Section 7.3(d) hereof;

             (iii) a certificate representing 100 shares of Cryenco Common Stock duly registered in Chart's name, duly executed and authenticated;

             (iv) copies of the executed consents referred to in Section 7.3(e) hereof;

             (v) evidence, in form reasonably satisfactory to Chart, of the termination of the arrangements with Cryenco affiliates described in
        Section 7.3(h);

             (vi) executed agreements with the holders of Cryenco Warrants and Cryenco Options exercising such warrants and options or agreeing to the cancellation or exchange thereof all as described in Section 5.3(f) and 5.3(g) hereof; and

             (vii) all other documents, instruments and writings reasonably requested by Chart, GTC or CAC at or prior to Closing pursuant to this Agreement or otherwise required herein.

          (b) At the Closing, Chart, GTC and CAC shall deliver to Cryenco:

             (i) the resolutions referred to in Section 7.2(c) hereof;

             (ii) the certificates referred to in Section 7.2(d) hereof;

             (iii) the warrants and options to purchase shares of Chart Common Stock issuable in exchange for Cryenco Warrants and Cryenco Options pursuant to the provisions of Section 5.4(b) and the cash payment required under Section 5.4(b); and

             (iv) all other documents, instruments and writings reasonably requested by Cryenco at or prior to Closing pursuant to this Agreement or otherwise required herein.

                                  ARTICLE III
                MERGER CONSIDERATION AND EFFECT OF THE MERGER ON
                     THE CAPITAL STOCK OF CAC AND CRYENCO;
                        PAYMENT OF MERGER CONSIDERATION

     3.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Cryenco capital stock ('Cryenco Stockholders') or CAC capital stock:

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
          (a) Capital Stock of CAC. Each issued and outstanding share of the capital stock of CAC shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation ('Surviving Corporation Common Stock').

          (b) Cryenco Common Stock. Each issued and outstanding share of the Class A common stock, $.01 par value per share of Cryenco and each issued and outstanding share of the convertible non-voting common stock, $.01 par value per share of Cryenco, if any ('Cryenco Common Stock'), other than shares as to which dissenters rights are perfected pursuant to Section 3.2(e) below, shall be converted into the right to receive a cash amount equal to $2.75.

          (c) Cryenco Preferred Stock. Each issued and outstanding share of Cryenco Series A Preferred Stock, $.01 par value per share (the 'Cryenco Preferred Stock'), shall be converted into the right to receive cash in an amount equal to the sum of $10 plus any accumulated but unpaid (as of the Effective Time) dividends with respect to such share of Cryenco Preferred Stock.

          (d) Distribution of Merger Consideration. The cash amounts into which shares of Cryenco Common Stock and Cryenco Preferred Stock are converted pursuant to Section 3.1(b) and (c) above are hereafter referred to as the 'Merger Consideration'. The Merger Consideration shall be distributed to the Cryenco Stockholders in accordance with Section 3.2 below.

     3.2 Payment of Merger Consideration.

     (a) Exchange Agent. As of the Effective Time, Chart shall deposit with National City Bank or such other bank or trust company designated by Chart (and reasonably acceptable to Cryenco) (the 'Exchange Agent'), for the benefit of the Cryenco Stockholders, for exchange through the Exchange Agent in accordance with this Article III, cash in an amount sufficient to effect the cash payments provided for in Sections 3.1(b) and 3.1(c) hereof (such cash being hereinafter referred to as the 'Exchange Fund').

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record as of the Effective Time of a Cryenco Certificate or Certificates (who has not perfected dissenters rights pursuant to Section 3.2(e) below) (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Cryenco Certificates shall pass, only upon delivery of the Cryenco Certificates to the Exchange Agent and shall be in such form and have such other provisions as Chart and Cryenco may reasonably specify) ('Transmittal Letter') and (B) instructions for use in effecting the surrender of the Cryenco Certificates for cash in the amounts prescribed by either Section 3.1(b) or
Section 3.1(c) above. Upon surrender of a Cryenco Certificate for Cryenco Common Stock for cancellation to the Exchange Agent together with such Transmittal Letter, duly executed, the holder of such Cryenco Certificate for Cryenco Common Stock shall be entitled to receive in exchange therefor cash in an amount equal to $2.75 per share of Cryenco Common Stock surrendered. Upon surrender of a Cryenco Certificate for Cryenco Preferred Stock for cancellation to the Exchange Agent, together with such Transmittal Letter, duly executed, the holder of such Cryenco Certificate for Cryenco Preferred Stock shall be entitled to receive in exchange therefor cash in an amount per share prescribed by Section 3.1(c) above. Cryenco Certificates so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 3.2, each Cryenco Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 3.1(b) or 3.1(c).

     (c) No Further Ownership Rights in Cryenco Common Stock and Cryenco Preferred Stock. The Merger Consideration paid upon the surrender of shares of Cryenco Common Stock or Cryenco Preferred Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Cryenco Common Stock or Cryenco Preferred Stock. As of the Effective Time, entries shall be made in the stock transfer books of Cryenco to reflect the cancellation of the Cryenco Common Stock and the Cryenco Preferred Stock issued and outstanding immediately prior to the Effective Time and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Cryenco Common Stock and the Cryenco Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Cryenco Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

     (d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the Cryenco Stockholders (pursuant to Section 3.2 (a) above) for twelve months after the Effective Time shall be delivered to Chart, upon demand, and any Cryenco Stockholders who have not theretofore complied with this Article III shall thereafter look only to Chart for payment of their claim for cash.

     (e) Dissenting Shares. Notwithstanding any other provision of this Agreement, shares of Cryenco Common Stock that are outstanding immediately prior to the Effective Time and which are held by holders of shares of Cryenco Common Stock who shall have (a) not voted in favor of the Merger or consented thereto in writing, (b) demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL, and (c) not withdrawn such demand or otherwise forfeited appraisal rights (collectively, the 'Dissenting Shares'), shall not be converted into or represent the right to receive any part of the Merger Consideration. Such holders of shares of Cryenco Common Stock shall be entitled to receive payment of the appraised value of their shares in accordance with the provisions of such Section 262, except that all Dissenting Shares held by holders who shall have failed to perfect or who effectively shall have withdrawn or lost their appraisal rights under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, cash in the amount of $2.75 per share of Cryenco Common Stock, upon surrender, in the manner provided in Section 3.2, of the certificate or certificates that formerly evidenced such shares of Cryenco Common Stock. Cryenco shall give Chart (i) prompt notice of any demands for appraisal received by Cryenco, withdrawals of such demands, and any other instruments served pursuant to DGCL and received by Cryenco and (ii) the opportunity to participate in all negotiations and proceedings occurring prior to the Effective Time with respect to demands for appraisal under DGCL. Chart shall direct all proceedings with respect to appraisal demands after the Effective Time. Cryenco shall not, except with the prior written consent of Chart, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands. Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except for dividends or other distributions payable to stockholders of record as of a time prior to the Effective Time).

                                   ARTICLE IV
                            CRYENCO PROXY STATEMENT

     4.1 Filing of Proxy Statement. Cryenco will prepare and file with the Securities and Exchange Commission ('SEC') as soon as reasonably practicable after the date hereof a proxy statement complying with the Securities Exchange Act of 1934, as amended ('Exchange Act') to be distributed by Cryenco in connection with the solicitation of the approval by holders of Cryenco Common Stock of the Merger (the 'Proxy Statement'). Chart and Cryenco shall exchange all information which the other party or its counsel may reasonably request and which is required or customary for inclusion in the Proxy Statement.

     4.2 Cryenco Covenant. Cryenco shall cause the Proxy Statement (i) to comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the SEC thereunder and (ii) at the time such document is filed with the SEC, at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or necessary to correct any statement in any earlier filing with the SEC of such Proxy Statement or any amendment thereof or any supplement thereto or any earlier communication (including the Proxy Statement) to stockholders of Cryenco with respect to the transactions contemplated by this Agreement; provided however, that no covenant or agreement is made by Cryenco in this Section 4.2 or any other provision of this Agreement with respect to any information supplied by Chart or its counsel for inclusion in the Proxy Statement.

                                   ARTICLE V
                      ADDITIONAL COVENANTS AND AGREEMENTS

     5.1 Additional Covenants of All Parties. Chart, GTC, CAC and Cryenco agree that:

          (a) Corporate Actions. Upon the terms and subject to the conditions of this Agreement, each of Chart, GTC and CAC, on the one hand, and Cryenco, on the other hand, shall (i) take all necessary corporate and other actions, (ii) use its reasonable best efforts to obtain all necessary authorizations and approvals, and (iii) make all necessary filings required to carry out the transactions contemplated by this Agreement, to satisfy the conditions specified in Article VII hereof at the earliest practicable date and otherwise to perform their obligations under this Agreement.

          (b) Publicity. Subject to each party's disclosure obligations imposed by law, Chart, GTC and CAC, on the one hand, and Cryenco, on the other hand, shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any federal or state governmental or regulatory agency or with any securities exchange with respect thereto.

          (c) Notice of Certain Events. If, in the course of the transactions contemplated by this Agreement, either Chart, GTC or CAC, on the one hand, or Cryenco, on the other hand, shall acquire knowledge of any fact, law or circumstance which would be required to be disclosed, either by such party or by the other party, to avoid a breach of a representation or warranty contained in this Agreement, then such party shall immediately disclose such fact, law or circumstance to the other party.

          (d) Advice of Changes. Chart, GTC and CAC shall promptly advise Cryenco of any change or event which individually or in the aggregate with other such changes or events has a Chart Material Adverse Effect (as defined below) or which Chart believes would or would be reasonably likely to cause or constitute a material breach of any of the representations, warranties or covenants of Chart, GTC and CAC contained herein. Cryenco shall promptly advise Chart, GTC and CAC of any change or event which individually or in the aggregate with other such changes or events has a Cryenco Material Adverse Effect (as defined below) or which Cryenco believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

          (e) Further Assurances. Before and after the Closing, each of the parties shall make all reasonable best efforts to execute such other documents and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby.

     5.2 Conduct of Business of Cryenco Until Closing Date. From the date of this Agreement until the Closing Date, except with the prior written consent of Chart, which consent shall not be unreasonably delayed or withheld, Cryenco shall conduct its business in the ordinary course and consistent with past practices and use its reasonable best efforts to preserve intact its business organization and goodwill, keep available the services of its present officers and key employees and preserve the goodwill and business relationships with suppliers, customers and others having business relationships with it. Without limiting the generality of the foregoing, Cryenco shall:

          (a) refrain from changing, in any material respect, any of its business policies relating to its business;

          (b) maintain and keep its assets in good repair, working order and condition in the ordinary course of its business as presently conducted (except for obsolescence and ordinary wear and tear and damage due to casualty);

          (c) perform in all material respects all of its obligations under all contracts, leases and any and all other agreements relating to or affecting its assets or its business;

          (d) refrain from:

             (i) declaring or paying any dividends or other distributions other than cash and preferred stock dividends required by the terms of the Certificate of Designation with respect to the Cryenco Preferred Stock;

             (ii) except for issuing shares of Cryenco Common Stock pursuant to the exercise of Cryenco Options or Cryenco Warrants outstanding on the date hereof and listed on Schedule 6.1(c) or pursuant to options automatically granted between the date hereof and the Closing pursuant to Cryenco 1993 Non-Employee Director Stock Option Plan, issuing Cryenco Preferred Stock as preferred stock dividends as required by the terms of the Certificate of Designation with respect to the Cryenco Preferred Stock, issuing, redeeming, selling or disposing of, or creating any obligation to issue, redeem, sell or dispose of, any shares of its capital stock (whether authorized but unissued or held in treasury) or any option, warrant or security convertible into capital stock, including, without limitation, making any contributions to any employee stock ownership or compensation plans or granting any stock options;

             (iii) taking any action with respect to the grant of any severance or termination pay (other than pursuant to severance arrangements in effect on the date of this Agreement and disclosed on a schedule to this Agreement to the extent required) to any employees or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof and applicable to employees;

             (iv) except for renewals of existing arrangements which expire between the date of this Agreement and the Closing, entering into, adopting, accelerating, modifying or amending in any other manner any written employment, collective bargaining, consulting, bonus, incentive compensation, deferred compensation, employee stock option, profit sharing, employee benefit, welfare benefit or other agreement, plan or arrangement providing for compensation or benefits to directors, officers or employees (except as required by law or as necessary to maintain the tax-qualified status of such plan, trust or other agreement);

             (v) increasing in any manner the compensation or fringe benefits of any of Al Schechter, Rod Moe, William R. Jones or James Raabe, or, except in the ordinary course of business, of any other employee or paying any benefit or compensation not required by any existing agreement, plan or arrangement;

             (vi) taking any action that could be reasonably anticipated to have a Cryenco Material Adverse Effect, as defined in Section 6.1(a), or that could reasonably be anticipated to cause any representation or warranty set forth in Article VI hereof to be untrue or any condition to Closing not to be satisfied;

             (vii) accelerating billings, shipments to customers, payments from customers, orders from suppliers or payment of accounts payable or adjusting the level of inventory, except in the ordinary course of business;

             (viii) entering into or assuming any new mortgage, pledge, conditional sale or title retention agreement, lien, easement, right-of-way, lease, encumbrance or charge of any kind which will continue on or after the Closing upon the assets of Cryenco, whether now or hereafter acquired, or creating or assuming any obligation for borrowed money;

             (ix) except as provided in the Cryenco budget for the year ending August 31, 1997 (a copy of which has been provided to Chart), making capital expenditures in excess of $100,000 in the aggregate;

             (x) acquiring any of the business, capital stock or assets constituting a business of any other person, firm, association or corporation;

             (xi) selling or otherwise disposing of assets of Cryenco other than the sale of inventory in the ordinary course of business;

             (xii) entering into any settlement or other dispositive agreements with respect to any litigation which would obligate Cryenco for amounts in excess of $5,000 in any one case or $100,000 in the aggregate for all cases;

             (xiii) doing any act or omitting to do any act, or permitting any act or omission to act, which Cryenco is aware could reasonably be anticipated to cause a breach or default by Cryenco under any of Cryenco's contracts, agreements, commitments or obligations;

             (xiv) entering into or amending any confidentiality agreement or any agreement, contract or arrangement which would impose any restriction on competition on Cryenco or on the ability to hire employees from any person;

             (xv) entering into or amending any other agreements, commitments or contracts which, individually or in the aggregate, are material to Cryenco, except agreements for the purchase and sale of goods or services in the ordinary course of business, consistent with past practice and not in excess of normal requirements;

             (xvi) assuming or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for any obligations or liabilities of any other person;

             (xvii) moving the location of Cryenco's main offices or any production facility;

             (xviii) incurring expenses other than in the ordinary course of business; provided, that Cryenco shall be entitled to incur reasonable investment banking, legal and accounting fees and expenses in connection with the Merger and the Special Meeting; or

             (xix) agreeing to take any of the foregoing actions.

     5.3 Additional Covenants of Cryenco. Cryenco agrees that:

          (a) Approval of Cryenco Stockholders. Cryenco shall as soon as reasonably practicable (i) take all steps necessary duly to call, give notice of, convene and hold a special meeting of holders of Cryenco Common Stock (the 'Cryenco Special Meeting') (A) for the purpose of adopting this Agreement (the 'Cryenco Stockholders' Approval') and (B) for such other purposes as may be necessary or desirable, (ii) distribute to holders of Cryenco Common Stock the Proxy Statement in accordance with applicable Federal and state law, and Cryenco's Certificate of Incorporation and By-laws, (iii) recommend to the holders of Cryenco Common Stock, through unanimous resolution of the Cryenco Board of Directors, the adoption of this Agreement and such other matters as may be submitted to such stockholders in connection with this Agreement and (iv) cooperate and consult with Chart with respect to each of the foregoing matters. The Board of Directors of Cryenco may fail to make such recommendation, or withdraw, modify or change such recommendation in a manner adverse to the interest of Chart, if the Board of Directors of Cryenco, after having consulted with and considered the advice of outside counsel, has reasonably determined in good faith that the making of such recommendation, or the failure to withdraw, modify or change its recommendation, would constitute a breach of the fiduciary duties of the members of such Board of Directors under applicable law.

          (b) Access to Information and Confidentiality. Upon reasonable notice and subject to applicable laws relating to the exchange of information and the use of insider information,

             (i) Cryenco shall, and shall cause each of its subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Chart access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives and, during such period, Cryenco shall, and shall cause its respective subsidiaries to, provide Chart with copies of any documents filed by Cryenco under the Exchange Act and make available to Chart such information concerning its business, properties and personnel as Chart may reasonably request.

             (ii) All information furnished pursuant to this Section 5.3(b) and to Section 5.3(h) below or otherwise by Cryenco or its representatives to Chart or its representatives shall be treated as the sole property of Cryenco and, if the Merger shall not occur, Chart and its representatives shall return to Cryenco all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. Chart shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for three years from the date the proposed Merger is abandoned and shall not apply to any information which (i) (w) was already in Chart's possession prior to the disclosure thereof by Cryenco; (x) was then generally known to the public; (y) was disclosed to Chart by a third party not bound by an obligation of confidentiality or (z) becomes available to Chart from the demonstrated independent research and/or development efforts of Chart or its representatives, or (ii) is disclosed as required by law. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder, Chart is nonetheless, in the reasonable opinion of its counsel, compelled to disclose information concerning Cryenco to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Chart may disclose such information to such tribunal or governmental body or agency without liability hereunder.

          (c) No Solicitations. Between the date hereof and the Effective Time or earlier termination of this Agreement in accordance with its terms, Cryenco shall not, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, solicit, encourage, initiate or participate in discussions or negotiations with any third party concerning the sale or merger of Cryenco or the sale or transfer of Cryenco's assets (a 'Third Party Transaction'), except that Cryenco may furnish information about Cryenco and access thereto, in each case in response to unsolicited requests therefor, to any third party pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such third party concerning a Third Party Transaction, if the Board of Directors of Cryenco determines, in the exercise of its good faith judgment as to its fiduciary duties to the Cryenco Stockholders and based upon advice of counsel, that such action is required. Cryenco shall promptly inform Chart in writing if it receives any proposals or requests for information from a third party with respect to a Third Party Transaction.

          (d) No Acquisitions. Between the date hereof and the Effective Time or earlier termination of this Agreement in accordance with its terms, Cryenco shall not acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

          (e) Third-Party Consents. Prior to the Closing Date, Cryenco shall use its reasonable best efforts to obtain all consents or approvals of third parties set forth in Schedule 6.1 (b), and shall provide copies of all such consents and approvals to Chart and CAC.

          (f) Employee and Non-Employee Director Options

             (i) Purchase of Non-Continuing Employee Options. Within five days after receipt by Cryenco of written notice from Chart as to those Cryenco employees whose employment will not be continued after the Effective Time (the 'Non-Continuing Employees'), Cryenco shall use its reasonable best efforts to cause such Non-Continuing Employees who hold options to purchase shares of Cryenco Common Stock pursuant to any stock option plan maintained or previously maintained by Cryenco for the benefit of Cryenco employees (together with the options described in Section 5.3(f)(iii) hereof, the 'Cryenco Options') that do not, by their terms, expire at or before the Effective Time or are not by their terms, extinguished upon termination of such Non-Continuing Employee's employment with Cryenco to either (A) exercise such Cryenco Options prior to the Closing, or (B) agree in writing to sell such Cryenco Options to Chart at the Closing in exchange for cash equal to the excess of $2.75 per share of Cryenco Common Stock issuable upon exercise thereof over the exercise price for such Cryenco Options.

             (ii) Purchase or Exchange of Continuing Employee Options. Prior to the Closing Date, Cryenco shall use its reasonable best efforts to cause all Cryenco employees who are not Non-Continuing Employees ('Continuing Employees') and who hold unexercised Cryenco Options to agree in writing to either (A) exchange, on the Closing Date, their Cryenco Options for options to purchase Chart Common Stock, on the basis described in
        Section 5.4(b)(ii) hereof, and pursuant to such exchange, to surrender and waive any and all continuing rights with respect to such Cryenco Options or (B) sell such Cryenco Options to Chart at the Closing in exchange for cash equal to the excess of $2.75 per share of Cryenco Common Stock issuable upon exercise thereof over the exercise price for such Cryenco Options.

             (iii) Purchase of Non-Employee Director Stock Options. Prior to the Closing, Cryenco shall use its reasonable best efforts to cause all individuals who hold unexercised options to purchase shares of Cryenco Common Stock pursuant to Cryenco's 1993 Non-Employee Director Stock Option Plan (each a 'Non-Employee Director'), that do not by their terms, expire at or before the Effective Time or are not by their terms, extinguished upon termination of such Non-Employee Director's position as a Director of Cryenco, to agree in writing to sell such Cryenco Options to Chart at the Closing in exchange for cash equal to the excess of $2.75 per share of Cryenco Common Stock issuable upon exercise thereof over the exercise price for such Cryenco Options.

          (g) Cryenco Warrants. Prior to the Closing Date, Cryenco shall use its reasonable best efforts to cause the holders of all warrants to purchase any class of Cryenco capital stock (the 'Cryenco Warrants') to agree in writing either (i) to sell to Chart, on the Closing Date, any Cryenco Warrants having an exercise price less than $2.75 per share for a cash payment per Warrant equal to the excess of $2.75 over the exercise price for such Cryenco Warrants or (ii) to exchange such Cryenco Warrants on the Closing Date for warrants to purchase shares of Chart Common Stock on the basis described in Section 5.4(b)(iii) hereof, and, pursuant to such exchange, to surrender and waive any and all continuing rights with respect to such Cryenco Warrants.

          (h) Monthly Financial Information. Not more than thirty (30) days after the end of each month, Cryenco will deliver to Chart Cryenco's unaudited consolidated balance sheet as of the end of such prior month and its unaudited consolidated statement of income for such prior month, certified by the Chief Financial Officer of Cryenco as having been prepared from the books and records of Cryenco and in a manner consistent with past internal practice; provided, however, that Cryenco's consolidated balance sheet and income statement for the month of August, 1997 need not be certified by Cryenco's Chief Financial Officer until after completion of the audit of Cryenco's financial statements for the fiscal year ended August 31, 1997.

     5.4 Additional Covenants of Chart. Chart agrees that:

          (a) Indemnification and Insurance. Chart agrees that all rights to indemnification and all limitations of liability existing in favor of the employees, agents, directors and officers of Cryenco and its subsidiaries (collectively, the 'Indemnified Parties') to the extent provided for each such employee, agent, director and officer in Cryenco's Certificate of Incorporation or By-laws (or in the similar governing documents of any of Cryenco's subsidiaries) or in any indemnification agreement for such individual which is specifically listed on Schedule 6.1(o) to this Agreement, each as in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time shall survive the Merger and shall continue in full force and effect without any amendment thereto for a period of six (6) years from the Effective Time; provided, however, that all rights of indemnification in respect of any claim asserted or made within such six-year period shall continue until the final disposition of such claim; provided further, however, that nothing contained in this Section 5.4(a) shall be deemed to preclude the liquidation, consolidation or merger of Cryenco or any Cryenco subsidiary, in which case all of such rights to indemnification and limitations on liability shall be deemed to survive and continue notwithstanding any such liquidation, consolidation or merger and shall constitute rights which may be asserted against Chart. Chart shall use its reasonable best efforts to cause the persons serving as officers and directors of Cryenco and of the Cryenco subsidiaries immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time by the Directors and Officers Liability Insurance Policy maintained by Cryenco (provided that Chart may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous to such directors and officers of Cryenco or its subsidiaries than the terms and conditions of such existing policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that Chart shall not be obligated to make annual premium payments for such insurance to the extent that such premiums exceed 125% of the premiums paid as of the date hereof by Cryenco for such insurance ('Cryenco's Current Premium') and if such premiums for such insurance would at any time exceed 125% of Cryenco's Current Premium then Chart shall cause to be maintained policies of insurance which in Chart's good faith determination provide the maximum coverage available at an annual premium equal to 125% of Cryenco's Current Premium.

          (b) Disposition of Cryenco Options and Cryenco Warrants.

             (i) Purchase of Cryenco Options. At the Closing, Chart shall purchase, from any holders of Cryenco Options who elect to sell such options to Chart pursuant to Section 5.3(f), the Cryenco Options which are offered to it, in each case in exchange for the cash price described in Section 5.3(f).

             (ii) Continuing Employee Options Exchange. At the Closing, Chart shall grant each Continuing Employee who holds unexercised Cryenco Options, and who agrees to exchange such options pursuant to Section 5.3(f)(ii), options to purchase Chart Common Stock ('Chart Options'), having the following terms: (A) the Chart Options shall be issued pursuant to Chart's Key Employee Stock Option Plan; (B) the option term of the each Chart Option shall be the remaining term of the Cryenco Option exchanged therefor; (C) each Chart Option shall be exercisable for the number of shares of Chart Common Stock arrived at by multiplying the number of shares of Cryenco Common Stock issuable upon exercise of the Cryenco Option exchanged therefor by a fraction (the 'Exchange Ratio') determined by the following formula:

Exchange Ratio =        $2.75
                        -------
                         'P'

        where 'P' equals the average of the closing sales price of Chart Common Stock on the New York Stock Exchange as reported by the Wall Street Journal (or another mutually-agreeable national publication) for the ten trading days preceding the Closing Date; provided, however, that in no event shall the Exchange Ratio be less than .11 nor more than .1375;

        and (D) the exercise price of each Chart Option (per share of Chart Common Stock issuable thereunder) shall be the exercise price of the Cryenco Option exchanged therefor divided by the Exchange Ratio.

             (iii) Cryenco Warrants. At the Closing, Chart shall (A) purchase any Cryenco Warrants having an exercise price less than $2.75 per share for a cash payment per Warrant equal to the excess of $2.75 over the exercise price for such Cryenco Warrants, or (B) with respect to those Cryenco Warrants for which the exercise price is greater than $2.75, Chart shall grant the holder, in exchange for (and surrender of) each such Warrant, a substitute warrant (the 'Chart Warrant') to purchase the number of shares of Chart Common Stock arrived at by multiplying the number of shares of Cryenco Common Stock issuable upon exercise of each Cryenco Warrant by the Exchange Ratio. The exercise price of each Chart Warrant (per share of Chart Common Stock issuable thereunder) shall be the exercise price of the Cryenco Warrant exchanged therefor divided by the Exchange Ratio. All other terms of the Chart Warrant (including the term thereof) shall remain substantially unchanged from those of the Cryenco Warrant.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

     6.1 Representations and Warranties of Cryenco. Cryenco represents and warrants to Chart, GTC and CAC as follows:

          (a) Due Organization. Cryenco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to own its properties and to carry on its business as it is now being conducted, is duly qualified to do business and is in good standing in all jurisdictions in which it is required to be so qualified, except where the failure to so qualify or be in good standing would not, in the aggregate, have a material adverse effect upon the business, financial condition, results of operations or prospects of Cryenco and its subsidiaries, taken as a whole (a 'Cryenco Material Adverse Effect'), and has received all necessary authorizations, consents and approvals of governmental authorities material to the ownership of its properties and assets and to the conduct of its business.

          (b) Power and Authority; No Conflicts. Cryenco has full power and authority (corporate or otherwise) to enter into and carry out the terms of this Agreement subject to stockholder approval. The execution and delivery by Cryenco of this Agreement and the other documents and instruments to be executed and delivered by Cryenco pursuant hereto and thereto and the consummation of the transactions contemplated hereby and thereby by Cryenco have been duly authorized by the unanimous vote of the Board of Directors of Cryenco. This Agreement has been duly and validly executed by Cryenco, and will, when executed and delivered, along with each other document and instrument to be executed and delivered by Cryenco pursuant hereto, constitute, a valid and binding agreement of Cryenco enforceable against it in accordance with their respective terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and except to the extent that the enforceability of rights and remedies may be limited by general principles of equity. The execution and delivery of this Agreement does not, and, subject to any requisite governmental or other consents or approvals, the consummation of the transactions contemplated hereby will not (i) violate any provision of the Certificate of Incorporation or the By-laws of Cryenco, in each case as amended, (ii) violate or conflict with any law, ordinance, rule, regulation, order, judgment or decree to which Cryenco or any of its subsidiaries is subject or by which Cryenco or any of its subsidiaries is bound, or (iii) violate or conflict with or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets under any term or provision of any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Cryenco or any of its subsidiaries is a party or by which Cryenco or any of its subsidiaries or any of their respective assets or properties may be bound or affected. Except as set forth on Schedule 6.1(b), no consent, approval, authorization or action by any federal, state, local or foreign governmental agency, instrumentality, commission, authority, board or body (collectively, 'Governmental Agency') or any other third party is required in connection with the execution and delivery by Cryenco of this Agreement and the other documents and instruments to be executed and delivered by Cryenco pursuant hereto or the consummation by Cryenco of the transactions contemplated herein or therein.

          (c) Capital Structure. Cryenco's authorized, issued, outstanding and reserved capital stock is, as of March 31, 1997, as set forth on Schedule 6.1(c), and all of the outstanding shares of its capital stock have been duly authorized and validly issued and are fully paid and nonassessable and free from preemptive rights. There are no outstanding options, warrants, convertible securities, subscriptions or other rights or agreements providing for the issuance or delivery of any additional shares of capital stock of Cryenco, except as set forth on Schedule 6.1(c). Schedule 6.1(c) lists all of the Cryenco Options and the Cryenco Warrants and also sets forth, in the case of each item listed thereon, the identity of the record holder thereof (or beneficial holder, if known) the number of shares of Cryenco capital stock issuable thereunder, the expiration date (if any) thereof and the exercise price thereof.

          (d) Subsidiaries. (i) Except as set forth on Schedule 6.1(d), Cryenco has no subsidiaries, either wholly or partially owned. Cryenco has full power and authority to transfer all right, title and interest in and to such shares without the consent of any other person, and such shares are free and clear of all liens, equities, encumbrances and claims of every kind. Each subsidiary of Cryenco (i) is duly organized and validly existing as a corporation under the laws of its jurisdiction of organization (ii) is duly qualified to do business and in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have or reasonably be expected to have a Cryenco

     Material Adverse Effect and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted.

          (e) SEC Documents. Cryenco has made available to Chart a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Cryenco with the SEC since August 31, 1995 (as such documents have since the time of their filing been amended, the 'Cryenco SEC Documents') which are all of the documents that Cryenco was required to file with the SEC since such date. As of their respective dates, the Cryenco SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Cryenco SEC Documents, and none of the Cryenco SEC Documents at the time they were filed with the SEC (or amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Cryenco has previously made available to Chart copies of (i) the consolidated balance sheets of Cryenco and its subsidiaries, as of August 31, for the fiscal years 1995 and 1996 and the related consolidated statements of operations, stockholders equity and cash flows for the fiscal years 1994 through 1996 inclusive as reported in Cryenco's Annual Report on Form 10-K for the fiscal year ended August 31, 1996 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Ernst & Young LLP, independent auditors with respect to Cryenco and (ii) the unaudited consolidated balance sheet of Cryenco and its subsidiaries as of February 28, 1996 and February 28, 1997 and the related unaudited consolidated statements of operations, stockholders equity and cash flows for the periods then ended as reported in Cryenco's Quarterly Report on Form 10-Q for the period ended February 28, 1997 filed with the SEC under the Exchange Act. The August 31, 1996 consolidated balance sheet of Cryenco (including the related notes) fairly presents the consolidated financial position of Cryenco and its subsidiaries as of the date thereof and the other financial statements referred to in this Section 6.1(e) (including the related notes, where applicable) fairly present (subject in the case of the unaudited statements to recurring audit adjustments normal in nature and amount), and the Cryenco financial statements hereafter filed by Cryenco with the SEC prior to the Effective Time will fairly present (subject in the case of the unaudited statements to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in stockholders equity and consolidated financial position of Cryenco and its subsidiaries for the respective fiscal periods or as of the respective dates therein set forth. Each of such statements (including the related notes, where applicable) complies, and the Cryenco financial statements hereafter filed by Cryenco with the SEC prior to the Effective Time will comply, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes, where applicable) has been, and the Cryenco financial statements hereafter filed by Cryenco with the SEC prior to the Effective Time will be prepared in accordance with generally accepted accounting principles ('GAAP') consistently applied during the periods involved, except in each case as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Cryenco and its subsidiaries have been and are being maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Except as disclosed on Schedule 6.1 (e), to the best of its knowledge, Cryenco is not the subject of any review, study, audit, examination, inquiry or other investigation by the SEC ('SEC Investigation'), nor, to the best knowledge of Cryenco, is any such SEC Investigation pending or threatened.

          (f) Vote Required. The affirmative vote of the holders of a majority of the shares of Cryenco Common Stock issued and outstanding on the record date for the Cryenco Special Meeting is the only vote of the holders of Cryenco capital stock necessary to approve this Agreement and the Merger.

          (g) Title to Assets. Except as set forth on Schedule 6.1 (g), Cryenco and each subsidiary of Cryenco, has good, marketable and valid title in and to all of its assets, including all real, personal and intangible property, and except as reflected on Schedule 6.1(g), Cryenco and each subsidiary of

     Cryenco holds its assets free and clear of any mortgage, conditional sale agreement, title retention agreement, security interest, lease, pledge, hypothecation, lien or other encumbrance.

          (h) Condition of Assets. All of the assets (whether owned or leased) that are necessary for the conduct of the business of Cryenco or any subsidiary of Cryenco are in normal operating condition, free from defects other than such defects as do not materially interfere with the continued use thereof in normal operations, except as set forth on Schedule 6.1 (h).

          (i) Accounts Receivable and Accounts Payable. Cryenco has delivered to Chart and CAC an accurate aging schedule of all of the accounts receivable reflected on the books of Cryenco or any subsidiary of Cryenco, as of March 31, 1997. Any account receivable due from any affiliate of Cryenco or any affiliate of any subsidiary of Cryenco shall be paid in full in cash on or prior to the Closing Date. Any account payable due to any affiliate of Cryenco or any affiliate of any subsidiary of Cryenco and disclosed on
     Schedule 6.1(o) shall be paid in full in cash on or prior to the Closing Date.

          (j) Insurance. Cryenco (on its own behalf and on behalf of its subsidiaries) (a) maintains insurance policies with licensed insurance carriers on such assets, properties and businesses and against such risks as is customary for companies engaged in its business, or (b) has reserved on its financial statements sufficient funds to cover all losses known to it arising from such risks. Schedule 6.1(j) sets forth a list and brief description (specifying the insurer and describing each pending claim thereunder) of all policies, binders or reserves of fire, liability, product liability, workers' compensation, vehicular and other insurance or self-insurance held by or on behalf of Cryenco or any subsidiary of Cryenco. All such policies are in full force and effect and insure against risks and liabilities to an extent and in a manner customary in the business in which Cryenco and its subsidiaries operate. Except for claims identified on Schedule 6.1(j), there are no outstanding unpaid claims under any such policy, binder or reserve. Except as specifically set forth on
     Schedule 6.1(j), there will be no liability of Cryenco or any Cryenco subsidiary, as of the Closing Date, under any such insurance policy or ancillary agreement with respect thereto in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date. Cryenco has received no notice of cancellation or nonrenewal of any such policy or binder. There is no inaccuracy in any application for such policies or binders, or any failure to pay premiums due. Cryenco has not received any notice from any of its insurance carriers that any insurance premiums will be materially increased in the future or that any insurance coverage listed on Schedule 6.1(j) will not be available in the future on substantially the same terms as now in effect.

          (k) Dividends and Distributions. From August 31, 1996 to the date hereof, Cryenco has not declared or paid any dividends on any shares of its capital stock, nor has it made any other payments or distributions thereon to its stockholders. All dividends declared by Cryenco prior to August 31, 1996 have been fully paid or Cryenco has fully and properly reserved against the payment of such dividends on its audited, consolidated balance sheet as of August 31, 1996.

          (l) Cryenco Data. Cryenco has made available to Chart, with respect to Cryenco and each Cryenco subsidiary, all corporate minutes (other than Directors' minutes pertaining to the Merger), charter and by-laws, books and records, all material contracts, all product warranties, all loan documentation, all notes, all leases, a list of all accounts receivable, evidence of all bank accounts, an accurate and complete list of each insurance policy currently providing coverage for the real and personal property owned, operated or leased together with copies of such policies, information regarding employee compensation and benefit plans, a list of all outstanding workers' compensation, unemployment and other claims known to Cryenco as of the date hereof, all licenses and permits that Cryenco has with respect to its operations, and all outstanding or existing citations, complaints or reports relating to environmental, health or safety laws or regulations (collectively, the 'Cryenco Data'). Cryenco acknowledges that Chart and CAC have relied on the Cryenco Data in deciding to execute this Agreement and consummate the transactions contemplated hereby.

          (m) Undisclosed Liabilities. Except (i) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Cryenco included in the Cryenco Form 10-Q for the quarter ended February 28, 1997, (ii) for liabilities incurred in the ordinary course of business consistent with past practice since February 28, 1997 and (iii) as set forth in Schedule 6.1(m), neither Cryenco nor any of its subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had or would reasonably be expected to have a Cryenco Material Adverse Effect.

          (n) Investigation or Litigation. Except as set forth on Schedule 6.1(n), there is no investigation or review pending or to the best knowledge of Cryenco threatened by any Governmental Agency with respect to Cryenco or any Cryenco subsidiary including without limitation, investigations or reviews relating to (i) any product alleged to have been sold by Cryenco or any Cryenco subsidiary, and alleged to have been defective or improperly designed or manufactured, (ii) hazardous substances, (iii) pollution, (iv) the environment, or (v) workers' compensation; nor has any Governmental Agency indicated in writing to Cryenco or any Cryenco subsidiary an intention to conduct any such investigation or review; nor, to the knowledge of Cryenco, is there any valid basis for any such investigation or review. Except as set forth in
     Schedule 6.1 (n), there is no claim, action, suit or proceeding pending before or, to the best knowledge of Cryenco, threatened against or affecting Cryenco or any Cryenco subsidiary at law or in equity by, any Governmental Agency or arbitrator, including, without limitation, claims, actions, suits or proceedings relating to (i) any product alleged to have been sold by Cryenco or any Cryenco subsidiary, and alleged to have been defective or improperly designed or manufactured, (ii) hazardous substances, (iii) pollution, (iv) the environment, or (v) workers' compensation, nor is there, to the best knowledge of Cryenco, any valid basis for any such claim, action, suit or proceeding.

          (o) Certain Agreements. Except as disclosed in the Cryenco SEC Documents filed prior to the date of this Agreement or in Schedule 6.1 (o) as of the date of this Agreement, neither Cryenco nor any Cryenco subsidiary is a party to any oral or written (i) consulting agreement not terminable on 60 days' or less notice, (ii) agreement with any Director, executive officer, key employee or affiliate of Cryenco or any Cryenco subsidiary, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, any of the Plans (as defined in Section 6.1
     (p)), restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          (p) Employee Benefits.

             (i) Schedule 6.1 (p) contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, retirement or other employee benefit plan, program, practice, agreement or arrangement, including, without limitation, each 'employee benefit plan' as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), sponsored, maintained, contributed to or required to be contributed to by Cryenco, any Cryenco subsidiary or any trade or business, whether or not incorporated (together with the Cryenco subsidiaries, an 'ERISA Affiliate'), which together with Cryenco or any Cryenco subsidiary would be deemed a 'single employer' within the meaning of section 4001 of ERISA, for the benefit of current or former employees or directors of Cryenco or any Cryenco subsidiary (the 'Plans'). Cryenco has delivered or made available to Chart true and complete copies of all documents, as they may have been amended to the date hereof, embodying or relating to the Plans.

             (ii) Except as set forth in Schedule 6.1(p), neither Cryenco nor any Cryenco subsidiaries maintains any Plans that are intended to qualify under sections 401 (a) or 501 (a) of the Code. Neither Cryenco nor any current or former ERISA Affiliate sponsored, maintained, contributed to or was required to contribute to, during the six year period ending on the Closing Date, any Plan subject to Title IV of ERISA or any 'multiemployer plan' within the meaning of section 3 (37) of ERISA or any multiemployer or multiple employer welfare benefit plan.

             (iii) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code. To Cryenco's knowledge, no reportable event within the meaning of section 403(b) of ERISA (for which the reporting requirements have not been waived) or prohibited transaction within the meaning of section 406 of ERISA or section 4975(c) of the Code has occurred with respect to any Plan, no civil penalty has been assessed pursuant to sections 409 or 502(i) of ERISA, and no tax has been imposed pursuant to sections 4975 or 4976 of the Code.

             (iv) There are no pending, or to the best knowledge of Cryenco, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

             (v) Except as specifically set forth on Schedule 6.1 (p), no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees or directors of the business of Cryenco or any ERISA Affiliate beyond their retirement or other termination of service other than coverage mandated by applicable law or deferred compensation benefits accrued as liabilities in compliance with applicable Financial Accounting Standards Board requirements on the books of Cryenco.

             (vi) Except as specifically set forth in Schedule 6.1(p), with respect to each Plan that is funded wholly or partially through an insurance policy, there will be no liability of Cryenco or any ERISA Affiliate, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

          (q) Labor Matters. Except as set forth on Schedule 6.1 (q), neither Cryenco nor any Cryenco subsidiary has entered into any collective bargaining agreements or any other agreements with any labor organization or any other person or group claiming to represent or bargain collectively for any of its employees. Cryenco has delivered or made available to Chart true and correct copies of all of the agreements described on Schedule 6.1(q). There are no unfair labor practice charges, lawsuits, grievances or administrative charges pending or to the best knowledge of Cryenco threatened, concerning or affecting Cryenco or any Cryenco subsidiary. Neither Cryenco nor any Cryenco subsidiary has received any written notice nor has there been any proceeding or adjudication questioning whether or alleging or determining that Cryenco or any Cryenco subsidiary is not in compliance, in all material respects, with all federal, state and local laws and regulations with respect to employment, employment practices and terms and conditions of employment. There is no work stoppage, strike, slowdown or adverse job action of any form by any persons or labor organizations occurring or, to the knowledge of Cryenco, threatened against Cryenco or any Cryenco subsidiary.

          (r) Taxes. Cryenco has (directly or through one or more of its subsidiaries)

             (i) timely filed all tax returns, schedules, declarations, and tax-related documents including, without limitation, all Forms 5500 pertaining to the Plans (collectively, 'Returns') required to be filed by any jurisdictions to which Cryenco or any Cryenco subsidiary is or has been subject,

             (ii) timely paid in full any taxes, interest and penalties with respect to Returns, and timely made any deposits of taxes required by taxing jurisdictions,

             (iii) fully accrued on its books an amount sufficient to pay all taxes not yet due but related to operations through the Closing Date, and

             (iv) otherwise satisfied, in all material respects, all legal requirements applicable to Cryenco or any Cryenco subsidiary with respect to all aforementioned obligations to taxing jurisdictions. All tax returns filed by Cryenco or any Cryenco subsidiary accurately reflect in all material respects all income, expenses, deductions, credits and loss carryovers and the taxes due and are otherwise accurate and complete in all material respects. Except for consequences arising from the transactions contemplated by this Agreement, to Cryenco's knowledge, there have been no events that would impair the full availability of the net operating losses available against future state taxes in the State of Colorado as reflected on Cryenco's audited consolidated balance sheet as of August 31, 1996. Cryenco has delivered to Chart true and complete copies of all federal and state income and franchise tax returns for each of the taxable years ended August 31, 1994 through August 31, 1996, inclusive. The most recent period for which an assessment can no longer be made by the IRS with respect to Cryenco's federal income tax is for the fiscal year ended August 31, 1993. Cryenco has no knowledge that an audit of any of the federal income tax returns of Cryenco is in progress and has no reason to believe that any such audit is contemplated. To Cryenco's knowledge, there are no other claims asserted for (or to the knowledge of Cryenco any substantial basis therefor), taxes or assessments. For purposes of this Section, 'tax' and 'taxes' (when not modified by other words such as 'income' or 'franchise') shall include all income, gross receipts, franchise, payroll, excise, real and personal property, and other taxes imposed by any foreign, federal, state, municipal, local, or other governmental agency, including assessments in the nature of taxes.

          (s) Absence of Certain Changes. Except as disclosed on Schedule 6.1
     (s), since February 28, 1997, neither Cryenco nor any Cryenco subsidiary has suffered any Cryenco Material Adverse Effect.

          (t) Legal Compliance. Cryenco and each Cryenco subsidiary has complied in all material respects with all applicable laws, rules, regulations, and ordinances of any Governmental Agency having jurisdiction, any trademark, tradename or copyright rules and regulations, and any zoning, occupational safety or environmental protection laws or any laws relating to the employment of labor. Neither Cryenco nor any Cryenco subsidiary is in violation of, or in default under, any terms or provisions of any material mortgage, indenture, security agreement, lease, license, contract, agreement, instrument, order, arbitration award, judgment, injunction or decree. Neither Cryenco nor any Cryenco subsidiary has received any written notice nor to Cryenco's knowledge has there been any proceeding or adjudication questioning whether or alleging or determining that the business of Cryenco or any Cryenco subsidiary is or has been conducted in violation of any law, ordinance, regulation, order, decree, judgment or injunction. Neither Cryenco nor any Cryenco subsidiary has received any written notice nor has there been any proceeding or adjudication questioning whether or alleging or determining it has not obtained all permits, licenses and other authorizations which relate to its assets or business. Neither Cryenco nor any Cryenco subsidiary has received any written notice nor has there been any proceeding or adjudication questioning whether or alleging or determining that it is not in compliance in all material respects with all material terms and conditions of such permits, licenses and authorizations.

          (u) Environmental Protection.

             (i) Except as set forth on Schedule 6.1(u), Cryenco and each Cryenco subsidiary is in compliance with all Environmental Laws (as hereinafter defined) applicable to the business of Cryenco and each Cryenco subsidiary, which compliance includes, but is not limited to, the possession by Cryenco and each Cryenco subsidiary of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Neither Cryenco nor any Cryenco subsidiary has received any written communication, whether from a Governmental Agency, citizens group, employee or otherwise, that alleges that the business of Cryenco or any Cryenco subsidiary is not in such compliance. To the best knowledge of Cryenco, there are no circumstances that may prevent or interfere with such compliance in the future. All permits and other governmental authorizations currently held by Cryenco and each Cryenco subsidiary pursuant to the Environmental Laws are identified on Schedule 6.1(u).

             (ii) Except as set forth in Schedule 6.1 (u), there is no Environmental Claim pending or, to the best knowledge of Cryenco, threatened against Cryenco or any Cryenco subsidiary or against any person or entity whose liability for any Environmental Claims Cryenco or any Cryenco subsidiary has or may have retained or assumed either contractually or by operation of law.

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
             (iii) Cryenco has disclosed to Chart all outside consultants' reports, internal memoranda, legal documents involving third parties, and any other information, written or otherwise, in the possession of Cryenco or any Cryenco subsidiary that relates to the release, emission, discharge or disposal of any Materials of Environmental Concern (as defined below).

             (iv) Without in any way limiting the generality of the foregoing,
        (A) all on-site and off-site locations where Cryenco or any Cryenco subsidiary has stored, disposed or arranged for the disposal of Materials of Environmental Concern since August 31, 1989, are identified in Schedule 6.1 (u), (B) all existing underground storage tanks and all areas impacted by former underground storage tanks, and the capacity and contents of such existing tanks located on property owned or leased by Cryenco or any Cryenco subsidiary are identified in Schedule 6.1 (u) and
        (C) neither Cryenco nor any Cryenco subsidiary has any liability or potential liability for remediation cost at any present or former site where its business is or was conducted which is reasonably expected to exceed $100,000 in the aggregate.

             (v) 'Environmental Claim' means any claim, action, cause of action, investigation or notice (written or oral) ('Claim') by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or release into the environment of any Materials of Environmental Concern at any location, whether or not owned by Cryenco or any Cryenco subsidiary or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law by Cryenco or any Cryenco subsidiary; provided, however, that no such Claim, or group of Claims arising from a single activity or incident, shall be considered to be an Environmental Claim under this provision unless the value of such Claim or group of Claims is in excess of One Hundred Thousand Dollars ($100,000).

             (vi) 'Environmental Laws' means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

             (vii) 'Materials of Environmental Concern' means chemicals, pollutants, contaminants, wastes, hazardous or toxic substances, petroleum and petroleum products.

          (v) Patents, Copyrights, Trademarks, Trade Names etc. Schedule 6.1 (v) hereto contains an accurate and complete list of all material patents, patent applications, trademark registrations, trademark applications, service marks, trade names and assumed names used by Cryenco or any Cryenco subsidiary in its business which are presently owned or held by Cryenco or any Cryenco subsidiary or under which it owns or holds any license or other interest. Such items of intellectual property constitute all such items used by Cryenco or any Cryenco subsidiary in its business. Neither Cryenco nor any Cryenco subsidiary has received written notice nor to Cryenco's knowledge has there been any proceeding or adjudication questioning whether or alleging or determining that the use thereof by Cryenco or any Cryenco subsidiary infringes on or conflicts with any existing patents, trademarks or copyrights or any other rights of any person. Neither Cryenco nor any Cryenco subsidiary has received any written notice of any material claim of a third party to the use of any such names. Cryenco and its subsidiaries have the right to use such patents, trademarks, trade names and copyrights in the business in which they are currently being used and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Neither Cryenco nor any Cryenco subsidiary has received any written notice nor to Cryenco's knowledge has there been any material proceeding or adjudication questioning whether or alleging or determining that any services provided or products manufactured or sold by Cryenco or any Cryenco subsidiary nor any patents, formulae, processes, know-how, trade secrets, trademarks, trade names, assumed names, copyrights or designations used by Cryenco or any Cryenco subsidiary in its business, infringe on any existing patents, trademarks or copyrights, or any other rights of any person or corporate entity. To the knowledge of Cryenco, any license included in the intellectual property of Cryenco or any Cryenco subsidiary constitutes a valid and binding agreement of the other party thereto enforceable in accordance with its terms.

          (w) Contracts. Each contract and commitment (whether written or oral) that individually involves potential future payments by or to Cryenco or any Cryenco subsidiary of $100,000 or more is disclosed on Schedule 6.1(w) and copies of such written contracts or commitments have been provided to Chart. Except as set forth on such schedule, neither Cryenco nor any Cryenco subsidiary, nor has been during the past three years, a partner in any partnership or a party to any joint venture.

          (x) Full Disclosure. There is no fact or set of circumstances known to Cryenco, which has not been disclosed to Chart in writing, that has caused since August 31, 1996, or would reasonably be anticipated to result in, a Cryenco Material Adverse Effect.

          (y) Brokers or Finders. Neither Cryenco nor any Cryenco subsidiary has incurred or will incur, any liability for any brokerage fees, commissions, finders' fees or similar fees or expenses in connection with this Agreement or the transactions contemplated hereby.

     6.2 Representations and Warranties of Chart, GTC and CAC. Chart, GTC and CAC represent and warrant to Cryenco as follows:

          (a) Due Organization. Chart is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to own its properties and to carry on its business as it is now being conducted, is duly qualified to do business and is in good standing in all jurisdictions in which it is required to be so qualified, except where the failure to so qualify or be in good standing would not, in the aggregate, have a material adverse effect upon the business, financial condition, results of operations or prospects of Chart and its subsidiaries, taken as a whole (a 'Chart Material Adverse Effect'), and has received all necessary authorizations, consents and approvals of governmental authorities material to the ownership of its properties and assets and to the conduct of its business.

          (b) Power and Authority, No Conflicts. Each of Chart, GTC and CAC has full power and authority (corporate or otherwise) to enter into and carry out the terms of this Agreement. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Chart, GTC and CAC pursuant hereto and thereto and the consummation of the transactions contemplated hereby and thereby by Chart, GTC and CAC have been duly authorized by the Boards of Directors of Chart, GTC and CAC, and by GTC as the sole stockholder of CAC. This Agreement has been duly and validly executed and delivered by each of Chart, GTC and CAC and constitutes, when executed and delivered, along with the other documents and instruments to be executed and delivered by each of Chart, GTC and CAC pursuant hereto, valid and binding agreements of Chart, GTC and CAC, enforceable against each of Chart, GTC and CAC in accordance with their respective terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and except to the extent that the enforceability of rights and remedies may be limited by general principles of equity. The execution and delivery of this Agreement does not, and, subject to any requisite governmental or other consents or approvals the consummation of the transactions contemplated hereby and thereby will not (i) violate any provision of the Certificate of Incorporation or the by-laws of each of Chart, GTC and CAC, (ii) violate or conflict with any law, ordinance, rule, regulation, order, judgment or decree to which either Chart, GTC or CAC is subject or by which either Chart, GTC or CAC is bound, or (iii) violate or conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or the assets under, any term or provision of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Chart, GTC or CAC is a party or by which either of them or any of their assets or properties may be bound or affected. Except as set forth in Schedule 6.2(b), no consent, approval, authorization or action by any Governmental Agency or any other third party is required in connection with the execution and delivery by each of Chart, GTC and CAC of this Agreement and the other documents and instruments to be executed and delivered by each of Chart, GTC and CAC pursuant hereto or the consummation by each of Chart, GTC and CAC of the transactions contemplated herein or therein.

          (c) Financing of the Merger. Chart, GTC and CAC have all funds, or appropriate commitments for funds, necessary for the exchange of all outstanding shares of Cryenco Common Stock and Cryenco Preferred Stock pursuant to the Merger.

          (d) Brokers and Finders. Neither Chart nor GTC nor CAC has employed any broker or finder or incurred any liability for any brokerage fees, commissions, finders' fees or similar fees or expenses in connection with this Agreement or the transactions contemplated hereby.

          (e) Financial Condition. Chart's audited, consolidated balance sheet, included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, was prepared in accordance with GAAP, and fairly presents the financial position of Chart as of the date thereof. Since the date of said balance sheet, no change to Chart's financial condition has occurred which would reasonably be anticipated to adversely affect its ability to make the payments necessary to consummate the Merger, as contemplated by this Agreement.

                                  ARTICLE VII
                                   CONDITIONS

     7.1 Conditions Precedent to the Obligations of All Parties. The obligations of each of Cryenco, Chart, GTC and CAC under this Agreement are subject to and shall be conditional upon the satisfaction of each of the following conditions prior to the Closing Date:

          (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the issued and outstanding shares of Cryenco Common Stock.

          (b) Governmental Approvals. Cryenco and Chart shall have made all filings with, and all relevant waiting periods shall have expired (including all filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and waiting period in connection therewith), and given all notices to and obtained all necessary consents, authorizations and approvals from, all Governmental Agencies which are required to consummate the transactions contemplated in this Agreement.

          (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order, restraint or prohibition shall have been issued by any court of competent jurisdiction preventing the consummation of the transactions contemplated by this Agreement (each party agreeing to use its reasonable best efforts, including appeals to higher courts, to have any such order, injunction, legal restraint or prohibition set aside or lifted), and no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or Federal government or Governmental Agency that would prevent the consummation of the transactions contemplated by this Agreement.

     7.2 Conditions Precedent to the Obligations of Cryenco. The obligations of Cryenco under this Agreement are subject to and shall be conditional upon the satisfaction, or waiver (in whole or in part) by Cryenco, of each of the following conditions:

          (a) Representations and Warranties True. The representations and warranties of Chart, GTC and CAC contained herein shall have been true and correct in all material respects on and as of the date of this Agreement, and shall be true and correct in all material respects on and as of the Closing Date as if those representations and warranties were made on and as of the Closing Date, except for changes permitted by the terms of this Agreement and except insofar as any of those representations and warranties relate solely to a particular date or period, in which case they shall be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

          (b) Performance of Obligations and Agreements. Chart, GTC and CAC shall each have performed, in all material respects, their obligations and agreements contained in this Agreement to be performed or complied with by them on or before the Closing Date.

          (c) Resolutions. Each of Chart, GTC and CAC shall have delivered to Cryenco copies of the resolutions of its Board of Directors authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby, certified as true and correct on the Closing Date by its Secretary or an Assistant Secretary.

          (d) Officers' Certificates. Each of Chart, GTC and CAC shall have delivered to Cryenco a certificate dated on and as of the Closing Date and signed by its Chief Executive Officer and Chief Financial Officer to the effect that the conditions set forth in Sections 7.2(a) and 7.2(b) have been satisfied.

     7.3 Conditions Precedent to the Obligations of Chart, GTC and CAC. The obligations of Chart, GTC and CAC under this Agreement are subject to and shall be conditional upon the satisfaction, or waiver (in whole or in part) by Chart, GTC and CAC of each of the following conditions:

          (a) Representations and Warranties True. The representations and warranties of Cryenco contained herein shall have been true and correct in all material respects on and as of the date of this Agreement, and shall be true and correct in all material respects on and as of the Closing Date as if those representations and warranties were made on and as of the Closing Date, except for changes permitted by the terms of this Agreement and except insofar as any of those representations and warranties relate solely to a particular date or period, in which case they shall be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

          (b) Performance of Obligations and Agreements. Cryenco shall have performed, in all material respects, its obligations and agreements contained in this Agreement to be performed or complied with by it on or before the Closing Date.

          (c) Resolutions. Cryenco shall have delivered to Chart copies of the resolutions of its Board of Directors and Stockholders, authorizing and approving the execution of this Agreement and the consummation of the transactions contemplated hereby, certified as true and correct on the Closing Date by its Secretary or an Assistant Secretary.

          (d) Officer's Certificate. Cryenco shall have delivered to Chart a certificate dated on and as of the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of Cryenco to the effect that the conditions set forth in Sections 7.3(a) and 7.3(b) have been satisfied.

          (e) Consents and Approvals. Cryenco shall have obtained any consent, authorization or approval to the transactions contemplated by the Agreement which is required to be obtained from any third party which is not a Governmental Agency.

          (f) No Cryenco Material Adverse Effect. From the date of this Agreement through the Closing Date, Cryenco shall not have suffered a Cryenco Material Adverse Effect.

          (g) Dissenters Claims. Cryenco has not received a written demand for appraisal from the holders of more than fifteen percent (15%) of the issued and outstanding shares of Cryenco Common Stock in connection with the Merger.

          (h) Cryenco Arrangements with Affiliated Persons. Prior to Closing, Cryenco shall have terminated the agreements and arrangements listed on
     Schedule 6.1(o) ('Insider Agreements') hereto between Cryenco and certain affiliated persons (including, but not limited to, directors, officers, key employees and affiliates) by payment of the amounts set forth on Schedule 6.1(o) but without any other expense to or obligation on the part of Cryenco, Chart or CAC.

          (i) Cancellation, Exercise, Sale or Exchange of Cryenco Warrants and Options. Cryenco shall have obtained and delivered to Chart written agreements from the holders of the Cryenco Warrants and Cryenco Options listed on Schedule 6.1(c) exercising such Warrants or Options, agreeing to the cancellation thereof, agreeing to the sale thereof to Chart pursuant to this Agreement or agreeing to the exchange thereof for warrants or options to acquire shares of Chart Common Stock pursuant to the provisions of Sections 5.3(f) and 5.3(g) above.

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
                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of Cryenco:

          (a) by mutual consent of Cryenco and Chart;

          (b) by Chart, upon a breach of any representation, warranty, covenant or agreement on the part of Cryenco set forth in this Agreement, or if any representation or warranty of Cryenco shall have become untrue, in either case such that the condition set forth in Section 7.3(a) or Section 7.3(b) as the case may be, would be incapable of being satisfied by August 29, 1997; provided, that in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this
     Section 8.1(b);

          (c) by Cryenco, upon a breach of any representation, warranty, covenant or agreement on the part of Chart set forth in this Agreement, or if any representation or warranty of Chart shall have become untrue, in either case such that the condition set forth in Section 7.2(a) or 7.2(b), as the case may be, would be incapable of being satisfied by August 29, 1997; provided, that in any case, a willful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this
     Section 8.1(c);

          (d) by either Cryenco or Chart, if any permanent injunction or action by any Governmental Agency preventing the consummation of the Merger shall have become final and nonappealable;

          (e) by either Cryenco or Chart, if the Merger shall not have been consummated before August 29, 1997; provided, however, that this Agreement may be extended by written notice of either Cryenco or Chart to a date not later than September 30, 1997, if the Merger shall not have been consummated as a direct result of Cryenco or Chart having failed by August 29, 1997, to receive all required regulatory approvals or consents from Governmental Agencies with respect to the Merger;

          (f) by either Cryenco or Chart, if this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the holders of Cryenco Common Stock at the Cryenco Special Meeting;

          (g) by Chart, if (i) the Board of Directors of Cryenco shall withdraw, modify or change its recommendation of this Agreement or the Merger in a manner adverse to Chart or shall have resolved to do any of the foregoing;
     (ii) the Board of Directors of Cryenco shall have recommended to the stockholders of Cryenco a Competing Transaction (as defined below); (iii) a tender offer or exchange offer for 25% or more of the outstanding shares of Common Stock of Cryenco is commenced, and the Board of Directors of Cryenco recommends that the stockholders of Cryenco tender their shares in such tender or exchange offer; or (iv) subsequent to the date hereof, any person shall acquire beneficial ownership or the right to acquire beneficial ownership of, or any 'group' (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns, more than 25% of the then outstanding shares of Common Stock of Cryenco; provided, however, that for purposes of the foregoing definition of 'group,' the Voting Agreements described in Section 9.8 shall not be deemed to form the basis for determination that the signers thereof constitute a 'group;'

          (h) by Cryenco, if the Board of Directors of Cryenco (x) fails to make or withdraws or modifies its recommendation that Cryenco stockholders approve the Merger (as described in Section 5.3(a)), and there exists at such time a Competing Transaction or (y) recommends to Cryenco's stockholders approval or acceptance of a Competing Transaction, in each case only if the Board of Directors of Cryenco, after consultation with and based upon the advice of independent legal counsel (who may be such party's regularly engaged independent legal counsel), determines in good faith that such action is necessary for the Board of Directors of Cryenco to comply with its fiduciary duties to stockholders under applicable law; and

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
          (i) by Chart, if Cryenco shall have received a written demand for appraisal from the holders of more than 15% of the issued and outstanding shares of Cryenco Common Stock in connection with the Merger.

In order to terminate this Agreement pursuant to Section 8.1(b) -- (h) hereof, the party so acting shall give written notice thereof to the other party hereto specifying the reason for termination.

     8.2 Effect of Termination. Except as provided in Section 8.5 or Section 9.1(b), in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability on the part of Chart, CAC or Cryenco or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     8.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of Cryenco, no amendment, which under applicable law may not be made without the approval of the stockholders of Cryenco, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     8.4 Waiver. At any time prior to the Effective Time, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     8.5 Fees, Expenses and Other Payments.

     (a) Except as set forth in Section 8.5(b), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such costs and expenses (with respect to such party, its 'Expenses').

     (b) Cryenco agrees that if this Agreement shall be terminated pursuant to:

          (i) Section 8.1(b) and, at any time prior to the written notice of termination delivered by Chart to Cryenco, there existed a Competing Transaction;

          (ii) Section 8.1(f) and at any time between the date hereof and the Cryenco Special Meeting there existed a Competing Transaction;

          (iii) Section 8.1(g);

          (iv) Section 8.1(h); or

          (v) Section 8.1(i) and one or more of the affiliates of Cryenco executing a Voting Agreement in connection with the Merger has made a written demand for appraisal with respect to 5% or more of the Cryenco Common Stock entitled to vote on the Merger;

then, in any such event, Cryenco shall pay to Chart an amount equal to $850,000.

     (c) Any payment required to be made pursuant to Section 8.5(b) shall be made as promptly as practicable but not later than five business days after termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by Chart.

     (d) For purposes of this Section 8.5, the term 'Competing Transaction' shall mean any of the following (other than the Merger) involving Cryenco or any of its subsidiaries:

          (i) any merger, consolidation, share exchange, business combination or other similar transaction;

          (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of the assets of Cryenco and its subsidiaries, taken as a whole, in a single transaction or series of transactions;

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
          (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of Common Stock of Cryenco or the filing of a registration statement under the Securities Act in connection therewith;

          (iv) any person acquiring (after the date hereof) beneficial ownership or the right to acquire beneficial ownership of, or any 'group' (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) being formed (after the date hereof) which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Common Stock of Cryenco; provided, however, that for purposes of the foregoing definition of 'group,' the Voting Agreements described in Section 9.8 shall not be deemed to form the basis for determination that the signers thereof constitute a 'group;'

          (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1 Effectiveness of Representations, Warranties and Agreements.

     (a) Except as set forth in Section 9.1(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

     (b) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Articles I, II, III and IX and Sections 5.1(e) and 5.4(a) shall survive the Effective Time and those set forth in Sections 8.2, 8.5 and Article IX hereof shall survive termination. In addition, in the event of the termination of this Agreement pursuant to Article VIII, the provisions of the Confidentiality Agreement dated as of November 11, 1996 shall be reinstated as if they had never been superseded by Section 9.8 hereof.

     9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (and shall be deemed to have been duly received if so given), when addressed as follows:

        To Chart at:

           Chart Industries, Inc.
           35555 Curtis Boulevard
           Eastlake, OH
           Attention: Arthur S. Holmes, Chairman of the Board
                                and Chief Executive Officer

        With a copy to:

           Calfee, Halter & Griswold LLP
           1400 McDonald Investment Center
           800 Superior Avenue
           Cleveland, Ohio 44114-2688
           Attention: Thomas F. McKee

        To Cryenco at:

           Cryenco Sciences, Inc.
           c/o Charterhouse Group International, Inc.
           535 Madison Avenue -- 28th Floor
           New York, New York 10022
           Attention: Alfred Schechter, Chairman of the Board,
                               Chief Executive Officer and President

        With a copy to:

           Shack & Siegel, P.C.
           530 Fifth Avenue
           New York, New York 10036
           Attention: Jeffrey N. Siegel

     Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on the first to occur of (a) the date of delivery if delivered personally on a business day during normal business hours, and, if not, on the next occurring business day, (b) five days following posting if transmitted by mail, (c) the first business day following the date of delivery to a nationally-recognized, next day courier service; or (d) the date of receipt if transmitted by telecopier or facsimile on a business day during normal business hours, and, if not, on the next occurring business day. Any party may change his or its address for purposes hereof by notice to the other party given as provided in this Section.

     9.3 Governing Law. Except to the extent required to comply with the provisions of other jurisdictions, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     9.4 Successors. References in this Agreement to particular persons, firms, agencies, statutes, regulations and the like shall be considered as references to any successors thereto.

     9.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder is otherwise assignable, or shall be assigned (whether by operation of law or otherwise), by any of the parties without the prior written consent of the other parties.

     9.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement.

     9.7 Schedules. Cryenco, Chart, GTC and CAC have, simultaneously with the execution of this Agreement, initialed the front page of the Schedules which are referred to herein.

     9.8 Entire Agreement. This Agreement and the Schedules referred to herein contain the entire agreement among the parties hereto with respect to the Merger and the other transactions contemplated hereby, and supersedes all prior agreements among the parties with respect to such matters including, without limitation, the Confidentiality Agreement dated November 11, 1996. Simultaneously herewith, (a) certain affiliates of Cryenco are entering into agreements pursuant to which such affiliates agree under certain conditions, to vote in favor of the Merger at the Cryenco Special Meeting (the 'Voting Agreements') and (b) Charterhouse Group International, Inc. and Alfred Schechter are entering into agreements to indemnify and hold Chart harmless from and against certain liabilities (the 'Indemnification Agreement').

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first above written.

                                          CHART INDUSTRIES, INC.

                                          By:        /S/ ARTHUR S. HOLMES
                                             ...................................

                                          GREENVILLE TUBE CORPORATION

                                          By:        /S/ ARTHUR S. HOLMES
                                             ...................................

                                          CHART ACQUISITION COMPANY, INC.

                                          By:        /S/ JAMES R. SADOWSKI
                                             ...................................

                                          CRYENCO SCIENCES, INC.

                                          By:        /S/ ALFRED SCHECHTER
                                             ...................................

                                                                         ANNEX B

             [LETTERHEAD OF HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.]

                                                                  April 21, 1997

To The Board of Directors of
CRYENCO SCIENCES, INC.

Gentlemen:

     We understand that Cryenco Sciences, Inc. (the 'Company') is contemplating entering into a plan and agreement of merger (the 'Agreement') with Chart Industries, Inc. ('Chart') and Chart Acquisition Company, Inc. ('CAC'), a wholly-owned subsidiary of Chart, pursuant to which the Company would become a wholly-owned subsidiary of Chart (the 'Transaction'). It is our understanding that in the Transaction (i) each issued and outstanding share of the Company's Class A common stock, $.01 par value, shall be converted into the right to receive a cash amount equal to $2.75 and (ii) each issued and outstanding share of the Company's Series A preferred stock, $.01 par value, shall be converted into the right to receive cash in an amount equal to the sum of $10.00 plus any accumulated but unpaid dividends.

     You have requested our opinion (the 'Opinion') as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, although we have reviewed and commented on the Agreement, we have not negotiated the Transaction or advised you with respect to alternatives to it.

     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

          1. reviewed the Company's annual reports to stockholders and on Form 10-K for the four fiscal years ended August 31, 1996 and quarterly report on Form 10-Q for the quarter ended February 28, 1997, which the Company's management has identified as being the most current financial statements available;

          2. reviewed the Plan and Agreement of Merger among Chart, CAC and the Company, draft dated April 11, 1997;

          3. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company;

          4. reviewed a forecast prepared by the Company's management with respect to the Company for the year ending August 31, 1997;

          5. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

          6. reviewed publicly available financial data for certain companies that we deem comparable to the Company, and publicly available prices and premiums paid in other transactions that we considered similar to the Transaction; and

          7. conducted such other studies, analyses and inquiries as we have deemed appropriate.

     We have relied upon and assumed, without independent verification, that the financial forecast provided to us has been reasonably prepared and reflects the best currently available estimate of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

     We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

     Based upon the foregoing, and in reliance thereon, it is our opinion that the Transaction is fair to the common stockholders of the Company, from a financial point of view.

                                          HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.

                                                                         ANNEX C

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

     262 APPRAISAL RIGHTS. -- (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to 'SS'228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word 'stockholder' means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words 'stock' and 'share' mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words 'depository receipt' mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to 'SS'251 (other than a merger effected pursuant to 'SS'251(g) of this title), 'SS'252, 'SS'254, 'SS'257, 'SS'258, 'SS'263 or
'SS'264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of 'SS'251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to 'SS' 'SS'251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subpararaphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under 'SS'253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to 'SS'228 or 'SS'253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trail upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX A

                             CRYENCO SCIENCES, INC.
                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                      THE SPECIAL MEETING OF STOCKHOLDERS
                                 JULY 31, 1997

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of Cryenco Sciences, Inc. (the 'Company') does hereby constitute and appoint Alfred Schechter and James A. Raabe or either of them (each with full power of substitution of another for himself) as attorneys, agents and proxies, for and in the name, place and stead of the undersigned, and with all the powers the undersigned would possess if personally present, to vote as instructed below all of the shares of Class A Common Stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on Thursday, July 31, 1997 at 10:00 a.m. local time at the Princeton Club, 15 West 43rd Street, New York, New York 10036, and at any adjournment or adjournments thereof, all as set forth in the Notice of Special Meeting and Proxy Statement.

(1) Approval and adoption of the Plan and Agreement of Merger and the
transactions contemplated thereby.             [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

(2) In their discretion, the Proxies are authorized to vote upon such other and further business as may properly come before the meeting.

     The shares represented by this Proxy will be voted in accordance with the instructions given. If no such instructions are given, the shares represented by this Proxy will be voted 'FOR' Item 1.

                                            Dated:........................, 1997

                                            ....................................

                                            ....................................

                                            IMPORTANT: PLEASE SIGN EXACTLY AS
                                            YOUR NAME OR NAMES APPEAR HEREON,
                                            AND WHEN SIGNING AS ATTORNEY,
                                            EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                            GUARDIAN, GIVE YOUR FULL TITLE AS
                                            SUCH. IF SIGNATORY IS A CORPORATION,
                                            SIGN THE FULL CORPORATE NAME BY DULY
                                            AUTHORIZED OFFICER. IF SHARES ARE
                                            HELD JOINTLY, EACH STOCKHOLDER NAMED
                                            SHOULD SIGN.

NOTE: PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED FOR
      THIS PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                  APPENDIX B
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM 10-K

[x] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

    FOR THE FISCAL YEAR ENDED AUGUST 31, 1996     COMMISSION FILE NUMBER 0-14996
                            ------------------------

                             CRYENCO SCIENCES, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                        DELAWARE                                                 52-1471630
              (STATE OR OTHER JURISDICTION                                    (I.R.S. EMPLOYER
           OF INCORPORATION OR ORGANIZATION)                                IDENTIFICATION NO.)

             3811 JOLIET STREET, DENVER, CO                                        80239
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                 (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 303-371-6332

                            ------------------------
          SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                                                           NAME OF EACH EXCHANGE
                  TITLE OF EACH CLASS                                       ON WHICH REGISTERED
--------------------------------------------------------  --------------------------------------------------------
                          None                                                      None

          SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                      Class A Common Stock, $.01 par value

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months, and (2) has been subject to such filing
requirements for the past 90 days. Yes __X__     No _____

     Indicate by check mark if disclosure of delinquent filers pursuant to item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K [X]

     The aggregate market value at November 25, 1996 of shares of the registrant's Common Stock, $.01 par value, held by non-affiliates of the registrant was approximately $13,334,638. On such date, the closing price of the Common Stock on the NASDAQ-National Market System was $2.00 per share. Solely for the purposes of this calculation, shares held by directors and executive officers of the registrant have been excluded. Such exclusion should not be deemed a determination or an admission by the registrant that such individuals are, in fact, affiliates of the registrant.

     Indicate the number of shares outstanding of each of the registrant's classes of common stock, as of the latest practicable date: At November 25, 1996, there were outstanding 6,996,997 shares of Class A Common Stock, $.01 par value.

                      DOCUMENTS INCORPORATED BY REFERENCE:

     Certain portions of the registrant's definitive proxy statement to be filed not later than December 29, 1996 pursuant to Regulation 14A are incorporated by reference in Items 10 through 13 of Part III of this Annual Report on Form 10-K.

________________________________________________________________________________

                             CRYENCO SCIENCES, INC.
                               INDEX TO FORM 10-K


ITEM NUMBER                                                                                                  PAGE
------------                                                                                                 ----

                                                     PART I
Item 1.       Business....................................................................................     3
Item 2.       Properties..................................................................................     8
Item 3.       Legal Proceedings...........................................................................     9
Item 4.       Submission of Matters to a Vote of Security Holders.........................................     9

                                                     PART II
Item 5.       Market for Registrant's Common Equity and Related Stockholder Matters.......................    10
Item 6.       Selected Consolidated Financial Data........................................................    11
Item 7.       Management's Discussion and Analysis of Financial Condition and Results of Operations.......    12
Item 8.       Financial Statements and Supplementary Data.................................................    15
Item 9.       Changes in and Disagreements with Accountants on Accounting and Financial Disclosure........    15

                                                    PART III
Item 10.      Directors and Executive Officers of the Registrant..........................................    16
Item 11.      Executive Compensation......................................................................    16
Item 12.      Security Ownership of Certain Beneficial Owners and Management..............................    16
Item 13.      Certain Relationships and Related Transactions..............................................    16

                                                     PART IV
Item 14.      Exhibits, Financial Statement Schedules, and Reports on Form 8-K............................    17
                                                                                                              21
Signatures................................................................................................

                                     PART I

ITEM 1. BUSINESS.

GENERAL

     Cryenco Sciences, Inc., its subsidiaries and their predecessors (the 'Company') have manufactured vacuum jacketed containment systems and related products since 1978. Vacuum jacketing provides a highly efficient and cost-effective insulation to prevent heat transfer and is therefore critical for many applications that are temperature-sensitive. The Company's products are used in such applications as magnetic resonance imaging ('MRI'), industrial gas transportation and storage, military cryogenics, liquefied natural gas transportation, storage and dispensing, vacuum jacketed intermodal transportation, and other applications requiring both custom and standard design and fabrication.

     The Company has significant expertise in the field of cryogenics, a branch of physics that deals with the production and effects of extremely cold temperatures on the properties of matter. To date, most applications for the Company's products have required the storing and handling of cryogenic liquids. Cryogenic liquids are typically atmospheric gases in the liquid state which have extremely low boiling points, such as liquid oxygen (-297 degrees Fahrenheit; 90 Kelvin), liquid nitrogen (-320 degrees Fahrenheit; 77 Kelvin) and liquid helium (-452 degrees Fahrenheit; 4 Kelvin), and density ratios reaching 700 to 1 compared to their atmospheric state. Cryogenic liquids are produced by compressing and cooling gases until they reach the liquid state. As liquids, they can be stored and transported with weight and volume advantages of five to ten times compared with compressed gases. The Company's vacuum jacketed containers minimize evaporation of these cryogenic liquids and preserve low temperature.

     The Company's expansion strategy is to extend vacuum jacketed technology into new areas, including high performance insulated containers which enhance energy conservation and environmental protection, and to take a leadership position in the introduction of products to advance the use of liquefied natural gas ('LNG') and compressed natural gas ('CNG') as alternatives to other fuels. Management believes that current international efforts to conserve energy together with growing concerns for environmental issues provide opportunities for the Company to broaden the applications for its existing technology, both within and outside of its historical focus. One such opportunity is a direct application of the Company's current manufacturing expertise to develop alternative fuel powered transportation systems including dispensing systems using LNG and CNG. Another application is the use of LNG for heat and power in areas which are not served by gas pipelines. LNG is less costly than propane and is a much more environmentally friendly fuel. The Company is working with various bus and engine manufacturers, transit authorities and private fleet operators to supply LNG fuel tanks and systems. See 'Products -- Liquefied and Compressed Natural Gas Products.'

PRODUCTS

     The Company offers a wide range of custom and standard vacuum systems, components and accessories to meet the needs and requirements of customers in the medical, industrial gas, transportation, chemical, pharmaceutical, food, and aerospace and defense industries, as well as national laboratories, semiconductor manufacturers and the United States Government. The Company's products generally include an inner vessel that is surrounded by a jacket casing. An annular space is created between the vessel and the jacket casing into which insulation such as aluminum foil, glass paper or fiberglass is installed and a vacuum is created. This insulated system is designed to prevent heat gain or, in some cases, to promote heat retention. Both the inner vessel and jacket casing are generally made of carbon steel, stainless steel or aluminum. While the Company's products differ substantially in their use, they all require close tolerance forming and sophisticated welding of stainless steel and aluminum to create microscopically leak-tight systems.

MRI CRYOSTAT COMPONENTS

     MRI is generally regarded as a significant advance in medical diagnostics and has been found to offer benefits not provided by other forms of medical examination. From a clinical point of view, MRI may also be considered superior to other available techniques in providing images of the central nervous system, particularly in the brain. Unlike x-rays and certain other imaging techniques, such as computerized axial tomography, MRI is a non-invasive procedure where the patient is not exposed to radiation or required to ingest any liquids or receive injections of any type. Although MRI is a relatively expensive technology to purchase and to operate, its growth has been substantial. MRI use has replaced or complemented much of the imaging done by other techniques and can decrease the number of necessary tasks performed on a patient, thereby eliminating the need for many exploratory procedures and adding significantly to diagnostic knowledge.

     The basis of the MRI technique is the magnetic properties of certain nuclei of the human body which can be detected, measured and converted into images for analysis. MRI equipment uses high-strength magnetic fields, applied radio waves and high-speed computers to obtain cross-sectional images of the body. The major components of the MRI assembly are a series of concentric thermal shields and a supercooled magnet immersed in a liquid helium vessel (a 'cryostat') that maintains a constant, extremely low temperature (-452 degrees Fahrenheit; 4 Kelvin) to achieve superconductivity. The Company manufactures large cryostats, various cryogenic interfaces, electrical feed-throughs and various other MRI components, that are used to transfer power and/or cryogenic fluids from the exterior of the MRI unit to the various layers of the cryostat and superconducting magnet.

     The Company currently sells all of its MRI cryostats to General Electric Company ('GE'), and is the exclusive supplier of GE's cryostats. GE is the leading worldwide manufacturer of MRI equipment. The Company will soon complete the second year of its current two-year contract with GE for the production of MRI cryostats, its tenth consecutive year of this work for GE. A new contract of two years is currently being negotiated with GE. It is anticipated that the contract will allow for price adjustments based upon the cost of material, which can be modified if GE changes specifications and contains options under which GE may adjust the number of units which it will purchase. Revenue from MRI cryostats and components was 35%, 36% and 50% of the Company's total revenue during the fiscal years ended August 31, 1996, 1995 and 1994, respectively. The Company's backlog of purchase orders with GE was approximately $6.0 million and $4.3 million at September 30, 1996 and September 30, 1995, respectively. It is expected that all of the Company's current backlog for MRI cryostat components will be filled by August 31, 1997.

TRANSPORTATION AND STORAGE EQUIPMENT

Cryogenic Transport Trailers

     Cryogenic transport trailers are designed to hold a variety of gases in liquid or gaseous state and are capable of storing and transporting such gases without substantial evaporation, limiting the loss to less than one percent per day. Because of these characteristics, cryogenic liquids can be transported over relatively long distances with marginal loss.

     The Company designs and produces transport trailers to the specific requirement of its customers. The primary purchasers of cryogenic transport trailers are industrial gas companies, independent carriers which service producers and users of these gases, and independent carriers transporting LNG for use as an alternative fuel. During the past year, the increased demand for new cryogenic transport trailers, combined with the Company's success in obtaining a high percentage of trailer orders placed, has resulted in an increased level of trailer production by the Company. The Company also repairs transport trailers built by others and provides such services for its own trailers.

     Revenue from cryogenic transport trailers was 42%, 33% and 17% of the Company's total revenue for the fiscal years ended August 31, 1996, 1995 and 1994, respectively. Sales of cryogenic transport trailers to Jack B. Kelley, Inc. and affiliated companies accounted for 21%, 12% and 6% of total revenue for the fiscal years ended August 31, 1996, 1995 and 1994, respectively. The Company's backlog of cryogenic transport trailers at September 30, 1996 and September 30, 1995 was $2.7 million and $10.3 million, respectively. It is expected that the Company's current backlog of cryogenic transport trailers will be filled by August 31, 1997.

TVAC'r' Intermodal Containers

     Intermodal containers, which are used to store and transport various items worldwide, are generally uniform in size and are transferable from one mode of transportation or carrier to another. Management believes that there are in excess of 70,000 intermodal tank containers worldwide, many of which rely on mechanical refrigeration or heating to maintain the temperature of their contents.

     The Company has designed a number of models of its proprietary TVAC intermodal tank container, which fall into two categories. The first category, which is used in the chemical, food and pharmaceutical industries, enables the transportation of up to 5,500 gallons of temperature sensitive hot or cold liquids by truck, rail and ship without mechanical refrigeration or heating. The Company has been producing these products since 1993 for applications involving the transportation of various temperature-sensitive products, including hot liquid chocolate, glacial acrylic acid and chilled fruit juices. The second category, for the transportation and storage of cryogenic liquids, was developed in 1994, and also transports up to 5,500 gallons of these liquids without the need for mechanical refrigeration. As of October 31, 1996, over 175 TVACs have been produced and are in service transporting food and chemical products as well as various cryogenic liquids including liquid argon and LNG.

     Revenue from TVACs accounted for 13%, 21% and 13% of the Company's total revenue for the fiscal years ended August 31, 1996, 1995 and 1994, respectively. Sales of TVACs to Jack B. Kelley, Inc. and affiliated companies accounted for 9%, 20% and 8% of the Company's total revenue during the same years. The Company's backlog of TVACs at September 30, 1996 and September 30, 1995 was $7.3 million and $4.8 million, respectively. It is expected that the Company's current backlog of TVACs will be filled by August 31, 1997.

Cryogenic Storage Tanks

     Large cryogenic storage tanks ('Big Tanks') are used for the storage of liquefied atmospheric gases and LNG at sites where a permanent storage facility is desired. The Company has designed a series of shop-built Big Tanks to accommodate storage of cryogenic liquids from 15,000 gallons through 60,000 gallons. These tanks are an alternative to fieldbuilt tanks, and often provide a more cost effective storage solution for customers. The Company made its initial deliveries of Big Tanks in the fiscal year ended August 31, 1996.

LIQUEFIED AND COMPRESSED NATURAL GAS PRODUCTS

     The Company believes that LNG, used as an alternative fuel in the transportation sector, offers a significant opportunity for application of the Company's cryogenic equipment and technology. Natural gas burns more cleanly than gasoline or diesel fuel, and advanced natural gas-fueled vehicles have the potential to reduce carbon monoxide emissions by about 90% and carbon dioxide emissions by about 25% compared with most gasoline powered vehicles. Recent legislation, including the Clean Air Act of 1990, has prompted many governmental agencies to consider and require conversion of municipal vehicles to the utilization of natural gas. In addition, the cost of LNG in many areas has decreased in the past year, primarily due to the increasing supply of LNG. This has resulted, in some cases, in an economic advantage over other fuels in both vehicle and industrial applications. Natural gas may be used in compressed (CNG) or liquid (LNG) states, and the Company believes that LNG offers a superior alternative to CNG for certain transportation applications, providing substantially longer range before refueling is required and requiring significantly less vehicle tank space and weight. Additionally, the Company believes that compressed natural gas made from liquefied natural gas ('LCNG') offers some distinct advantages as an alternative fuel compared to traditional CNG. Currently, LNG production requires liquefaction plants to convert the gas into a liquid state and specialized cryogenic containers to store and transport the liquid gas to fueling stations.

     The Company continues to develop proprietary products for the LNG and CNG transportation market. Among the products developed to date are LNG vehicle tanks for heavy vehicle applications, portable dispensing equipment for both LNG and LCNG, fueling facilities utilizing either a TVAC or a large permanent storage tank and dispensing equipment which looks and operates like a gasoline fuel station, a mobile refueling facility for dispensing both LNG and LCNG, and fuel gas modules for converting LNG to pipeline gas for industrial and commercial applications. Management believes that the Company's proprietary products developed for this market will be increasingly well received as the supply of LNG becomes more widespread, and as the advantages of LNG and LCNG as alternative fuels, including the economic advantages in an increasing number of cases, become apparent to the potential customers.

     The Company's joint venture with Jack B. Kelley, Inc., Applied LNG Technologies USA, LLC ('ALT-USA') has been active throughout the year in identifying opportunities for the use of LNG as an alternative fuel source, both for vehicle applications and for heat and power applications in areas not served by gas pipelines. The vehicle opportunities have recently been limited by an increased excise tax burden imposed by the Internal Revenue Service (the 'IRS') for highway use of LNG as a motor fuel.

     On August 7, 1995 the IRS ruled that LNG is not a gaseous fuel, and should be taxed as a liquid motor fuel. The result of this ruling is to impose a much higher effective rate of tax on LNG, one that is 25.1 cents higher than CNG and
7.1 cents higher than diesel fuel. This tax penalty compared to diesel fuel has virtually halted the conversion of medium and large trucks from diesel to LNG. A number of bills have been introduced in Congress to eliminate this disparity, and this issue is currently working its way through the legislative process. While there appears to be substantial support for a reduction of the tax on LNG to a rate equaling the tax on CNG, the outcome of the effort and the timing are in question.

     The Company continues to seek international sales agents, licensees and joint venture partners, and continues to pursue the sale of LNG fuel tanks and systems to a number of potential domestic customers, including municipal and private fleets.

TADOPTR

     The Company has obtained exclusive rights to license technology from the Los Alamos National Laboratory which management believes may enable the Company to produce a low cost, low maintenance, reliable cryogenic refrigerator, known as 'TADOPTR', to be used as a liquefier to produce LNG and CNG in a variety of locations and applications. The TADOPTR refrigerator's maximum theoretical efficiency occurs at approximately 110 Kelvin (-260 degrees Fahrenheit), the liquefication temperature for natural gas.

     In June 1994, the Company received $780,000 in funding from a limited partnership for the purpose of developing a 500 gallon per day TADOPTR. In return for the partnership's investment, the Company issued warrants to purchase 200,000 shares of the Company's Common Stock at $3.00 per share, and entered into a Royalty Rights and Technology Development Agreement with the partnership pursuant to which royalties will be paid to the partnership on net revenues from the sale of TADOPTRs. The royalties are payable for a period of 20 years from the execution of the agreement. The Company spent the funds provided by the partnership for the development of a 500 gallon per day TADOPTR during the years ended August 31, 1995 and 1994. Should the development under this contract be successful, management believes that there are numerous potential applications for this technology, including use at fueling stations for LNG and CNG vehicles, use for liquefaction of natural gas at remote well locations and use in other commercial liquefaction applications.

     In May, 1995, the Company received a contract from BDM-Oklahoma, Inc., a program manager for the U.S. Department of Energy administering funding for LNG and CNG research, in the amount of $452,500 for further development of and additional enhancements to the TADOPTR liquefier and LNG dispenser system. During the year ended August 31, 1996, the Company billed approximately $120,000 against this contract.

     In October 1995, the Company successfully liquefied a stream of natural gas, utilizing a compressor to power the OPTR phase of the TADOPTR, which demonstrates that the OPTR technology can be scaled to a large size. In August 1996, the Company successfully operated a TAD power source, designed to operate a 500 gallon per day TADOPTR, which demonstrates that the TAD technology can also be scaled to a large size. Currently the Company is working to integrate the TAD and the OPTR hardware as well as developing related liquefier products. Considerable additional development is required to transition these developments to a refrigerator that will produce LNG efficiently and economically.

MANUFACTURING

     The Company's reputation as an innovative and effective problem solver is supported by its engineering expertise and manufacturing capabilities. Customized products often result from extended efforts between the Company's engineers and the customers' design staff.

     The Company meets stringent industrial and governmental specifications throughout the entire design and manufacturing process and produces fabrications in accordance with the requirements of the American Society of Mechanical Engineers ('ASME') and the Boiler and Pressure Container Vessel Code ('ASME Code'). The ASME Code sets forth generally recognized standards for manufacturing, inspection and testing of containers for pressurized gases and liquids. The ASME, through the National Board of Pressure Vessel Inspectors, has examined and approved the Company's quality control system. This approval permits the Company to stamp its pressure containers with a symbol indicating that the equipment was built according to the requirements of the ASME Code. In addition, many of the Company's products are designed to meet various international standards for containers used for transporting regulated materials, such as the International Maritime Organization standards. The Company believes that, in many cases, its ability to meet such standards gives it a competitive advantage.

     To the extent that the Company's products transport cryogenic liquids in interstate commerce, they are also subject to regulation by the United States Department of Transportation. These regulations provide safety inspections that vary according to the method of transportation and the nature of the substance being transported. Also, many states and localities impose safety requirements which are independent of federal requirements.

     The Company's quality control procedures incorporate many 'inspection points.' Such inspection points require review of the quality of raw materials used by the Company, review of the engineering design, inspections throughout the manufacturing process and postmanufacture tests to insure the structural integrity of the container, its durability and its impermeability to leaks. At each inspection point, the quality control review is conducted both by employees of the Company and by representatives of an independent agency acceptable to the ASME. The frequency of inspections varies according to the nature of the manufacturing projects underway at any given time.

     The Company generally warrants its manufactured products against defective materials and workmanship for a period of one year from the date of delivery of the product.

     The principal raw materials and supplies used by the Company in its manufacturing processes are stainless steel, carbon steel, aluminum, valves, pressure gauges, liquid level detectors and insulation materials, such as aluminum foil. These materials are generally available at competitive prices from many sources.

SALES AND MARKETING

     The Company currently has five sales account executives. These sales account executives are responsible for specific customer and industry relationships. To facilitate its sales and marketing efforts, the Company has a sales administration department consisting of a sales manager, a sales administrator, an order entry clerk and a contract administrator, and agreements with marketing representatives to cover parts of the United States and Europe. In addition, the Company utilizes a team selling effort which draws upon the expertise of senior management from areas such as engineering, manufacturing, operations and finance. To supplement its direct sales efforts, the Company also has an indirect sales and marketing network, utilizing the personnel of customers and affiliates, including Chemical Leaman Tank Lines, Jack B. Kelley, Inc. and ALT-USA. The Company believes that its team approach and the utilization of outside resources enables it to address its customers' requirements more effectively and provide a more complete understanding of the costs involved in a particular project, allowing the Company to bid more competitively and maximize the opportunity for longer-term, high volume contracts.

CUSTOMERS

     Over the past several years, the Company has developed close working relationships with several significant customers, including GE, Jack B. Kelley, Inc., Chemical Leaman Tank Lines, MG Industries, BOC Gases, Air Products, the Department of Defense (the 'DOD') and others. The Company's recent focus on broadening its product lines is reducing customer concentration to levels where the loss of a single contract or customer, other than GE and Jack B. Kelley, Inc., would not have a material adverse effect on the Company's overall business. GE and Jack B. Kelley, Inc. have accounted for substantial percentages of the Company's revenues during the past three fiscal years. See 'Products -- MRI Cryostat Components' and 'Products -- Transportation Equipment.' The Company anticipates that its dependence on these customers will be reduced in future years.

     Historically, the Company's products were sold pursuant to customer orders which called for delivery on a relatively short term basis. Over the past several years, the Company has developed proprietary products which has enabled it to enter into longer term contracts with certain of its major customers. Such contracts contain product specifications, numbers of units, and pricing per unit, subject in some cases to adjustment for changes in cost of materials and product specifications. During the term of these contracts, the customer will issue specific purchase orders against which the Company will commence production. These orders are counted in the backlog when purchase orders are received.

     At September 30, 1996, the Company had a total backlog of $18.8 million, compared to a backlog of $21.2 million at September 30, 1995. The Company estimates that all of the current backlog will be filled by August 31, 1997. The Company's backlog fluctuates depending on placement of large orders from certain customers.

COMPETITION

     The Company has competitors in each of its product lines. Certain of these competitors are significantly larger and have greater financial resources than the Company. The Company believes that the principal competitive factors in the markets in which it competes are product expertise, quality, service and price. The Company believes that its products have achieved market acceptance due to the Company's ability to meet stringent industrial and governmental specifications, innovative design and attention to customer service. The Company has achieved significant market position in the fields of MRI cryostats, cryogenic truck trailers, cryogenic intermodal tank containers and LNG fueling systems, and has historically been one of the largest suppliers of cryogenic tankage to the DOD.

EMPLOYEES

     At September 30, 1996, the Company employed 210 persons, including 167 in manufacturing, 5 in quality control, 12 in administration, 11 in sales and 15 in engineering.

     The Company depends on many skilled employees, and the Company's success is affected by its ability to retain such employees. None of the Company's employees is represented by a union or other collective bargaining group, and management believes that its relationships with its employees are generally good.

ITEM 2. PROPERTIES.

     The Company leases 14,700 square feet of office space and 105,100 square feet of manufacturing space for its primary offices and plant under a lease expiring in 2006 at 3811 Joliet Street, Denver, Colorado. Lease expense is $3.75 per square foot per year, to be increased every two years at an annual rate of between 3% and 5%, depending upon the level of inflation. Additionally, the Company is required to pay all maintenance for the premises and the cost of insurance and property taxes.

     The Company also leases approximately 13,700 square feet of office space and 91,300 square feet of manufacturing space at 5995 North Washington Street, Denver, Colorado under a lease expiring in 1999. The facility was remodeled in 1989 and substantial leasehold improvements were made to the manufacturing area to facilitate production and improve efficiencies. Lease expense is $3.25 per square foot per year and the Company is required to pay all taxes, insurance and maintenance for the premises. The Company has a right of first refusal to purchase the facility.

     The Company believes that its facilities are generally in good repair and provide suitable and adequate capacity for its present needs. Additional facilities may be required for future expansion of operations.

ITEM 3. LEGAL PROCEEDINGS.

     Not Applicable

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

     Not Applicable

EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth certain information concerning the executive officers of the Company.

                                                             POSITIONS AND OFFICES HELD
                NAME                   AGE                   DURING THE PAST FISCAL YEAR
------------------------------------   ---   -----------------------------------------------------------

Alfred Schechter....................   76    Chairman   of  the  Board,   Chief  Executive  Officer  and
                                               President of the  Company; Chairman of  the Board,  Chief
                                               Executive Officer and President of Cryenco, Inc.
James A. Raabe......................   44    Vice  President,  Treasurer,  Chief  Financial  Officer and
                                               Secretary of  the  Company;  Vice  President,  Treasurer,
                                               Chief Financial Officer and Secretary of Cryenco, Inc.

     Each executive officer serves at the pleasure of the Board of Directors and until his or her successor is duly elected and qualifies.

     ALFRED SCHECHTER has been Chairman of the Board and Chief Executive Officer of Cryenco, Inc. since September 1991, President of Cryenco, Inc. since September 1996 and Chairman of the Board, Chief Executive Officer and President of the Company since February 1992. Mr. Schechter has been a Director of Charterhouse Group International, Inc. ('Charterhouse') since 1985. Mr. Schechter served as Chairman of the Board and Chief Executive Officer of Charter-Crellin, Inc., a designer, manufacturer and marketer of proprietary injected molded plastic products, from 1985 to 1989 and as Chairman of the Board and Chief Executive Officer of Paco Pharmaceutical Services, Inc., a pharmaceutical contract packaging company, from 1975 to 1988. Mr. Schechter is also a member of The Advisory Board of The Recovery Group, L.P., which invests in debt and equity securities of distressed companies. Mr. Schechter has held the positions of Chairman of Stanley Interiors Corporation, a manufacturer of home furnishings, Vice Chairman of Joseph Kirschner Company, Inc., a manufacturer of processed meat products, and Director of Paco Pharmaceutical Services, Inc., WDP, Inc., a brick refractory servicing the steel industry, Dreyers Grand Ice Cream, Inc., a manufacturer of ice cream products, Marathon Enterprises Inc., a manufacturer of processed meat products, and Garden America Corporation, a manufacturer and distributor of garden products.

     JAMES A. RAABE became Vice President and Chief Financial Officer of Cryenco, Inc. and Chief Financial Officer of the Company in July 1994. He later became Vice President of the Company and Treasurer of Cryenco, Inc. in January 1995 and Secretary and Treasurer of the Company and Secretary of Cryenco, Inc. in July 1995. Mr. Raabe was employed by Cryenco, Inc. in March 1994 as Financial Manager. Mr. Raabe was previously employed by Stanley Aviation Corporation, a manufacturer of aerospace products, from 1977 to 1993, where he was Vice President -- Finance, Corporate Secretary and a Director of the Company. Mr. Raabe received his B.A. degree in Business Administration from California State University, Fullerton, and is a Certified Public Accountant.

                                    PART II

ITEM 5. MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

MARKET INFORMATION

     The Company's Common Stock is traded on the NASDAQ National Market System under the symbol CSCI. The following table sets forth the high and low sales prices for the Company's Common Stock as reported on the NASDAQ National Market System from September 1, 1994 to November 25, 1996. The prices set forth reflect interdealer quotations, without retail markups, markdowns or commissions, and do not necessarily represent actual transactions.

                                                                                                 HIGH           LOW
                                                                                             ------------   ------------

Fiscal Quarter Ended
     November 30, 1994....................................................................  $5 1/2         $3 1/8
     February 28, 1995....................................................................   4 1/2          2 1/2
     May 31, 1995.........................................................................   4 1/2          3
     August 31, 1995......................................................................   4 1/4          3 1/4

     November 30, 1995....................................................................  $5             $3 5/8
     February 29, 1996....................................................................   5 1/8          3 3/8
     May 31, 1996.........................................................................   4 3/8          3
     August 31, 1996......................................................................   4 3/4          2 5/8

     November 30, 1996 (through November 25, 1996)........................................  $3 3/4         $1 3/8

     The closing price of the Company's Common Stock on November 25, 1996 was $2.00 per share. At November 25, 1996, there were approximately 200 stockholders of record. However, the Company believes that at such date there were in excess of 500 beneficial stockholders.

DIVIDENDS

     The Company has never declared or paid any cash dividends on its Common Stock and currently intends to retain any earnings for use in its business. The Company's ability to pay cash dividends is currently limited by credit agreements and the Company does not anticipate paying any cash dividends in the foreseeable future.

ITEM 6. SELECTED CONSOLIDATED FINANCIAL DATA.

     The selected consolidated financial data at and for the fiscal years ended August 31, 1996, 1995, 1994 and 1993 are derived from financial statements which have been audited by Ernst & Young LLP, independent auditors. The selected consolidated financial data at and for the fiscal year ended August 31, 1992 are derived from the consolidated financial statements which have been audited by KPMG Peat Marwick LLP, independent auditors. This information should be read in conjunction with the Company's consolidated financial statements and related notes and other financial information appearing elsewhere herein.

                                                                         FISCAL YEAR ENDED AUGUST 31,
                                                              ---------------------------------------------------
                                                               1996       1995       1994       1993       1992
                                                              -------    -------    -------    -------    -------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

Statement of income data:
     Contract Revenue......................................   $31,259    $27,215    $17,665    $13,099    $22,198
     Cost of revenue.......................................    24,898     22,350     14,670     12,198     16,398
                                                              -------    -------    -------    -------    -------
          Gross Profit.....................................     6,361      4,865      2,995        901      5,800
     Selling, general and administrative expenses..........     3,288      2,867      2,834      3,396      2,366
     Research and development expenses.....................       792         70         86        701        319
     Amortization expense..................................       346        346        338        286        321
                                                              -------    -------    -------    -------    -------
     Operating income (loss)...............................     1,935      1,582       (263)    (3,482)     2,794
     Interest expense, net.................................       943        987      1,105      1,037      1,282
     Other nonoperating expense (income), net..............         9         40        (69)       (19)       111
                                                              -------    -------    -------    -------    -------
     Income (loss) before income taxes and extraordinary
       item................................................       983        555     (1,299)    (4,500)     1,401
     Income tax (expense) benefit..........................      (363)      (194)       403      1,196       (483)
                                                              -------    -------    -------    -------    -------
     Income from operations before extraordinary item......       620        361       (896)    (3,304)       918
     Extraordinary item, net of taxes......................        93         --         --         --         --
                                                              -------    -------    -------    -------    -------
     Net income (loss).....................................   $   527    $   361    $  (896)   $(3,304)       918
                                                              -------    -------    -------    -------    -------
                                                              -------    -------    -------    -------    -------
     Earnings (loss) per share (1).........................   $   .06    $   .04    $  (.17)   $  (.62)   $   .20
                                                              -------    -------    -------    -------    -------
                                                              -------    -------    -------    -------    -------
Balance sheet data:
     Total assets..........................................   $25,704    $23,377    $18,404    $20,344    $21,644
     Long-term debt, excluding current maturities..........     8,634      5,629      6,928      8,191      7,558
     Stockholders' equity..................................    11,673     11,236      7,047      7,191     10,420

------------

(1) Net income (loss) per share for the fiscal years ended August 31, 1996, 1995, 1994, 1993 and 1992 have been calculated based on 7,230,773, 6,620,055, 5,346,760, 5,326,936 and 4,491,392 weighted average common and common equivalent shares outstanding during the year, respectively.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     This Annual Report on Form 10-K contains certain forward-looking statements that involve risks and uncertainties. Discussions containing such forward-looking statements may be found in the materials set forth under 'Business' and in 'Management's Discussion and Analysis of Financial Condition and Results of Operations' set forth below. The Company's actual results could differ materially from those anticipated in the forward-looking statements.

GENERAL

     The Company's operating subsidiary, Cryenco, Inc. was organized in 1978. Effective August 30, 1991, Cryenco Holdings, Inc. ('CHI') acquired all of the outstanding common stock of Cryenco, Inc. On February 11, 1992, CHI was merged with and into Gulf & Mississippi Corporation and Gulf & Mississippi Corporation changed its name to Cryenco Sciences, Inc. (the 'Merger'). The Merger has been accounted for as a reverse acquisition, whereby CHI is considered to be the acquirer of Gulf & Mississippi Corporation for accounting and financial reporting purposes. The discussion and analysis set forth below refers to the financial condition and results of operations of the Company, including its predecessor, Cryenco, Inc.

     The Company accounts for its revenue using the percentage-of-completion method, units delivered or completed contract, whichever is deemed more appropriate for the contract. See Note 1 to the consolidated financial statements. Revenue has been generated primarily from sales of cryogenic components and systems to a small number of significant customers. During the fiscal years ended August 31, 1996, 1995 and 1994, revenue from MRI cryostats and components accounted for 35%, 36% and 50%, respectively, of total contract revenue. Revenue from the sale and repair of cryogenic transport trailers and intermodal tank containers accounted for 55%, 55% and 40% of total contract revenue for the fiscal years ended August 31, 1996, 1995 and 1994, respectively.

     During fiscal 1996, the Company continued to concentrate its efforts on developing new domestic and international markets with an emphasis on product lines offering repeatability and higher volume potential while de-emphasizing its traditional job shop or short product run products. During this period, the Company expanded certain segments of its operations, including personnel and plant capacity, to support the growth from these new markets for its cryogenic technology. Management believes that the Company has been successful in securing the majority of the orders placed during the past year for these trailers. The markets for LNG fuel tanks and systems both in the United States and internationally are growing, but much more slowly than the Company had hoped. Nevertheless, this market appears to be improving as an increased availability of LNG and new products, including the Company's dispensing equipment and TVAC, have made LNG vehicles more economically viable.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, certain income and expense items as a percentage of revenue:

                                                                               FISCAL YEAR ENDED
                                                                                  AUGUST 31,
                                                                          ---------------------------
                                                                          1996       1995       1994
                                                                          -----      -----      -----

Contract revenue.......................................................   100.0%     100.0%     100.0%
Cost of revenue........................................................    79.7       82.1       83.0
                                                                          -----      -----      -----
Gross profit...........................................................    20.3       17.9       17.0
Selling, general and administrative expenses...........................    10.5       10.5       16.1
Research and development expenses......................................     2.5        0.3        0.5
Amortization expense...................................................     1.1        1.3        1.9
                                                                          -----      -----      -----
Operating (loss) income................................................     6.2        5.8       (1.5)
Interest expense, net..................................................     3.0        3.6        6.3
Other nonoperating (income) expense, net...............................     0.0        0.2       (0.4)
                                                                          -----      -----      -----
Income (loss) before income taxes and extraordinary item...............     3.2        2.0       (7.4)
Income tax (expense) benefit...........................................    (1.2)      (0.7)       2.3
                                                                          -----      -----      -----
Income (loss) before extraordinary item................................     2.0        1.3       (5.1)
Extraordinary item.....................................................     0.3         --         --
                                                                          -----      -----      -----
     Net income (loss).................................................     1.7%       1.3%      (5.1)%
                                                                          -----      -----      -----
                                                                          -----      -----      -----

FISCAL YEARS ENDED AUGUST 31, 1996 AND 1995

     Contract revenue increased 14.9% to $31.3 million in 1996 from $27.2 million in 1995, primarily as a result of the increase in revenue derived from the sale of industrial gas and LNG transport trailers, as well as revenue derived from the sale of various products to ALT-USA. Additionally, the Company recognized smaller increases in revenue from the production of MRI cryostats and sales of LNG products.

     Gross profit in 1996 increased 30.8% to $6.4 million from $4.9 million in 1995 and gross profit as a percentage of contract revenue increased to 20.3% in 1996 from 17.9% in 1995. This increase is the result of higher production levels which reduced the unabsorbed overhead, as well as the increasing gross margins in Transportation Equipment. Additionally, excess and obsolete inventory costs increased to $269,000 in 1996 from $55,000 in 1995, while warranty costs decreased from $663,000 in 1995 to $379,000 in 1996. The increase in obsolete inventory costs is primarily due to the changing of the Company's products during the past few years, which has resulted in certain inventory items having no anticipated production use, and an increase in the reserve for obsolete inventory. The decrease in warranty costs is primarily based on the improved quality of the Company's products. At August 31, 1996 the reserve for obsolete inventory was $150,000, compared to the $100,000 reserve at August 31, 1995.

     Selling, general and administrative expenses increased 14.7% to $3.3 million in 1996 from $2.9 million in 1995 and remained at 10.5% of contract revenue.

     Research and development expenses increased to $792,000 in 1996 from $70,000 in 1995. This increase is primarily due to the Company's funding of research and development for the TADOPTR program and for the further development of LNG products, both of which were in excess of amounts reimbursed from customers.

     Amortization expense remained at $346,000 in both 1996 and 1995.

     Interest income decreased to $1,000 in 1996 from $20,000 in 1995. This decrease is primarily due to the lower level of excess cash invested in short-term interest bearing accounts.

     Interest expense decreased to $944,000 in 1996 from $1.0 million in 1995. This decrease is the result of slightly higher average borrowings during the year which is more than offset by lower interest rates.

     Other nonoperating expense decreased to $9,000 in 1996 from $40,000 in 1995. This decrease is primarily due to the expenses from the Company's investment in ALT-USA in 1995 that did not recur in 1996.

     Income tax expense increased to $363,000 in 1996 from $194,000 in 1995, due primarily to the increased profit in 1996 compared to 1995.

     In 1996, the Company recorded an extraordinary expense of $93,000 net of income tax benefit of $54,000, with no corresponding expense in 1995. This amount is the result of the expensing in the current period of certain deferred financing expenses, due to the early retirement of the Chemical Bank loans and a portion of The CIT Group/Equity Investments, Inc. ('CIT') note.

     Net income increased to $527,000 in 1996 from $377,000 in 1995. The resulting net income is the result of the cumulative effect of the above factors.

     Net cash used by operating activities in 1996 amounted to $356,000 compared to $1.2 million in 1995. The use of cash in 1996 is primarily the result of an increase in accounts receivable resulting from the Company discontinuing its policy of granting cash discounts, combined with a decrease in accounts payable following the increase in borrowing capacity from FBS Business Finance Corporation. This use of funds was only partially offset by the decrease in costs and estimated earnings in excess of billings on uncompleted contracts during 1996.

FISCAL YEARS ENDED AUGUST 31, 1995 AND 1994

     Contract revenue increased 54.1% to $27.2 million in 1995 from $17.7 million in 1994, primarily as a result of the increase in revenue derived from the sale of industrial gas and LNG transport trailers and TVAC intermodal containers. Additionally, the Company recognized smaller increases in revenue from the production of MRI cryostats and sales of LNG products.

     Gross profit in 1995 increased 62.4% to $4.9 million from $3.0 million in 1994 and gross profit as a percentage of contract revenue increased to 17.9% in 1995 from 17.0% in 1994. This increase is the result of higher production levels which reduced the unabsorbed overhead, as well as the increasing gross margins in Transportation Equipment and LNG Products. Additionally, the excess and obsolete inventory costs decreased to $55,000 in 1995 from $142,000 in 1994, while warranty costs increased from $287,000 in 1994 to $663,000 in 1995. The increase in warranty costs is primarily due to costs incurred on cryogenic transport trailers produced in 1993, and an increase in the warranty reserve. At August 31, 1995 the reserve for warranty costs was $200,000, compared to the $144,000 reserve at August 31, 1994, and the allowance for excess and obsolete inventory increased from $52,000 at August 31, 1994 to $100,000 at August 31, 1995.

     Selling, general and administrative expenses increased 1.2% to $2.9 million in 1995 from $2.8 million in 1994 and decreased as a percentage of contract revenue to 10.6% from 16.1%. This decrease resulted from continuing savings resulting from the Company's cost reduction efforts and the fixed nature of certain general and administrative expenses in relation to increased revenue.

     Research and development expenses decreased to $70,000 in 1995 from $86,000 in 1994. In both years, the costs for the continuing development of products were generally charged against specific customer orders.

     Amortization expense increased to $346,000 in 1995 from $338,000 in 1994. This increase is the result of the increased warrant amortization resulting from the 1993 debt restructuring with Chemical Bank, CIT and the Company's junior subordinated debt holders.

     Interest income decreased to $20,000 in 1995 from $103,000 in 1994. This decrease is primarily due to the lower level of excess cash invested in short-term interest bearing accounts.

     Interest expense decreased to $1.0 million in 1995 from $1.2 million in 1994. This decrease is primarily due to reduced level of interest bearing debt in 1995 compared to 1994.

     Other nonoperating expense increased to $40,000 in 1995 from the nonoperating income of $69,000 in 1994. This increase is primarily due to expenses from the Company's investment in ALT-USA in the current year compared to a reimbursement received for warranty claims in the prior year.

     Income tax expense increased to $194,000 in 1995 from a tax benefit of $403,000 in 1994, due primarily to the profit in 1995 compared to the loss in 1994.

     Net income increased to $361,000 in 1995 from a net loss of $896,000 in 1994. The resulting net income is the result of the cumulative effect of the above factors.

     Net cash used by operating activities in 1995 amounted to $1.2 million compared to $1.9 million provided by operating activities in 1994. The difference of $3.2 million is due to the increased level of operating activities of the Company, which has resulted in increased inventories and costs and estimated earnings in excess of billings on uncompleted contracts, which are only partially offset by the increase in accounts payable.

LIQUIDITY AND CAPITAL RESOURCES

     At August 31, 1996, the Company's working capital was $9.8 million, which represented a current ratio of 2.8 to 1. Also, the Company's outstanding indebtedness under the Credit and Security Agreement with FBS Business Finance Corporation ('FBS') was $7.8 million, of which $615,000 represented term indebtedness and $7.2 million represented revolving indebtedness. At August 31, 1996, the Company's outstanding indebtedness to CIT was $1.7 million which represented subordinated indebtedness.

     In December 1995, the Company entered into a Credit and Security Agreement with FBS. Under the agreement, FBS is providing a revolving loan facility of up to $10,000,000 and a term loan facility of up to $2,960,000, subject to the amount of the Company's borrowing base and manufacturing equipment additions in the fiscal year ended August 31, 1996, respectively. The revolving loan initially bore interest at the First Bank National Association reference rate (the 'Reference Rate') plus 0.5%, while the term loan bears interest at the Reference Rate plus 0.75%. The revolving loan has a provision for incentive pricing whereby the rate may adjust upward or downward on a quarterly basis depending upon the performance of the Company.

     On January 16, 1996, the Company obtained the initial funding under the revolving loan in the amount of $5,825,000. The proceeds of this loan were used to retire the outstanding Chemical Bank revolving credit facility ($2,200,000), to retire the outstanding Chemical Bank term loan ($2,125,000), to make a partial payment on the outstanding note payable to CIT ($500,000), and for general corporate purposes ($1,000,000).

     The Credit and Security Agreement limits the Company's ability to make capital expenditures to $6.5 million for fiscal 1997, and $4.5 million for fiscal 1998. As necessary to supplement capital expenditure needs, Cryenco, Inc. intends to utilize leasing arrangements to the extent they are available on commercially reasonable terms. The Company intends to fund capital expenditure needs from cash flow from operations, future borrowing capacity under the Credit and Security Agreement, if any, and, as necessary, future financing.

     The Company believes that its existing capital resources, together with its cash flow from future operations will be sufficient to meet its short term working capital needs. Additional financing may be required for future expansion of operations and research and development, as necessary, including for the continued development of the Company's TADOPTR products.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     See pages F-1 and S-2.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     Not Applicable.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

EXECUTIVE OFFICERS OF THE COMPANY


     See Part I, page 9, 'Executive Officers of the Company.' Other information required by this item is incorporated by reference from the Company's definitive proxy statement to be filed not later than December 29, 1996 pursuant to Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ('Regulation 14A').


ITEM 11. EXECUTIVE COMPENSATION.

     The information required by this item is incorporated by reference from the Company's definitive proxy statement to be filed not later than December 29, 1996 pursuant to Regulation 14A.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The information required by this item is incorporated by reference from the Company's definitive proxy statement to be filed not later than December 29, 1996 pursuant to Regulation 14A.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The information required by this item is incorporated by reference from the Company's definitive proxy statement to be filed not later than December 29, 1996 pursuant to Regulation 14A.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K.

(a)(1)   Consolidated Financial Statements of Registrant.
         Report of Independent Auditors..............................................................   F-2 & S-1
         Consolidated Balance Sheets as of August 31, 1996 and 1995..................................   F-3
         Consolidated Statements of Operations for the Years Ended August 31, 1996, 1995 and 1994....   F-4
         Consolidated Statements of Stockholders' Equity for the Years Ended August 31, 1996, 1995
           and 1994..................................................................................   F-5
         Consolidated Statements of Cash Flows for the Years Ended August 31, 1996, 1995 and 1994....   F-6
         Notes to Consolidated Financial Statements..................................................   F-7
(a)(2)   Schedule II.................................................................................   S-2

     All other schedules for which provision is made in the applicable regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and, therefore, have been omitted.

(a)(3) Exhibits.

EXHIBIT                                                   DESCRIPTION
--------  ------------------------------------------------------------------------------------------------------------
   3.1    -- Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the
             Registrant's Registration Statement on Form S-2, File No. 33-48738, filed on June 19, 1992 (the 'S-2
             Registration Statement').
   3.2    -- By-laws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant's Registration
             Statement on Form S-1, File No. 33-7532, filed on July 25, 1986 (the 'S-1 Registration Statement').
   3.3    -- Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended August
             31, 1995 (the '1995 Annual Report').
   3.4    -- Certificate of Designation, Preferences and Rights of the Series A Preferred Stock of the Registrant,
             incorporated by reference to Exhibit 3.4 to the 1995 Annual Report.
   3.5    -- Corrected Certificate of Amendment of Restated Certificate of Incorporation of the Registrant,
             incorporated by reference to Exhibit 3.5 to the 1995 Annual Report.
   4.1    -- See Article Fourth of the Restated Certificate of Incorporation, as amended and corrected, of the
             Registrant (Exhibit 3.5 hereof), incorporated by reference to Exhibit 4.1 to the 1995 Annual Report.
   4.2    -- Forms of Common Stock and Class B Common Stock certificates of the Registrant, incorporated by reference to Exhibit 4.3 of the Registrant's Registration Statement on Form S-4, File No. 33-43782, filed on
             December 19, 1991 (the 'S-4 Registration Statement').
   4.3    -- Registration Rights Agreement dated as of August 30, 1991 among CHI, CIT, Chemical Bank and the
             Investors named therein, incorporated by reference to Exhibit 4.3 to the 1995 Annual Report.
   4.4    -- Warrant Agreement dated as of August 30, 1991 between Chemical Bank, CHI and the Registrant, incorporated by reference to Exhibit 4.4 to the 1995 Annual Report.
   4.5    -- Letter Agreement dated April 15, 1992 among the Registrant, CIT and Chemical Bank relating to the
             Warrants referred to herein at Exhibits 4.8 and 4.9, incorporated by reference to Exhibit 4.9 to the S-2
             Registration Statement.
   4.6    -- Letter Agreement dated August 12, 1992 between the Registrant and Chemical Bank relating to the Warrants referred to herein at Exhibit 4.8, incorporated by reference to Exhibit 4.6 to the 1995 Annual Report.
   4.7    -- Letter Agreement dated August 12, 1992 between the Registrant and CIT relating to the Warrants referred to herein at Exhibit 4.9, incorporated by reference to Exhibit 4.7 to the 1995 Annual Report.
   4.8    -- Warrants issued to Chemical Bank each dated April 27, 1992, incorporated by reference to Exhibit 4.8 to the 1995 Annual Report.
   4.9    -- Warrants issued to CIT each dated April 27, 1992, incorporated by reference to Exhibit 4.9 to the 1995
             Annual Report.


EXHIBIT                                                   DESCRIPTION
--------  ------------------------------------------------------------------------------------------------------------
   4.10   -- Warrant issued to Dain Bosworth Incorporated dated August 20, 1992, incorporated by reference to  Exhibit
             4.12 to the S-2 Registration Statement.
   4.11   -- Warrant Agreement dated as of March 12, 1993 between the Registrant and Alfred Schechter, incorporated by reference to Exhibit 4.11 to the 1995 Annual Report.
   4.12   -- Warrant Agreement dated as of March 12, 1993  between the Registrant and Don M. Harwell, incorporated by reference to Exhibit 4.12 to the 1995 Annual Report.
   4.13   -- Warrant Agreement dated as of March 12, 1993 between the Registrant and MCC, incorporated by reference to
             Exhibit 4.13 to the 1995 Annual Report.
   4.14   -- Warrant issued to Alfred Schechter dated March 12, 1993, incorporated by reference to Exhibit 4.14 to the
             1995 Annual Report.
   4.15   -- Warrant issued to Don M. Harwell dated March  12, 1993, incorporated by reference to Exhibit 4.15 to  the
             1995 Annual Report.
   4.16   -- Warrant issued to MCC dated March 12, 1993, incorporated by reference to Exhibit 4.16 to the 1995 Annual
             Report.
   4.17   -- Letter Agreement dated as of June 9, 1993 between the Registrant and Alfred Schechter with respect to the
             Exercise Price for the Warrant  referred to herein at Exhibit  4.14, incorporated by reference to  Exhibit
             4.17 to the 1995 Annual Report.
   4.18   -- Letter Agreement dated as of June 9, 1993 between  the Registrant and Don M. Harwell with respect to the
             Exercise Price for the Warrant  referred to herein at Exhibit  4.15, incorporated by reference to  Exhibit
             4.18 to the 1995 Annual Report.
   4.19   -- Letter Agreement dated  as of June 9,  1993 between the  Registrant and MCC with  respect to the Warrant referred to herein at Exhibit 4.16, incorporated by reference to Exhibit 4.19 to the 1995 Annual Report.
   4.20   -- Warrant issued to Chemical Bank dated November 24, 1993, incorporated by reference to Exhibit 4.20 to the
             1995 Annual Report.
   4.21   -- Warrant issued to  CIT dated November  24, 1993, incorporated by  reference to Exhibit  4.21 to the  1995
             Annual Report.
   4.22   -- Warrant Agreement dated as of January 26, 1995 between the Company and Alfred Schechter, incorporated by reference to Exhibit 4.22 to the 1995 Annual Report.
   4.23   -- Warrant Agreement dated as of  January 26, 1995 between the Company  and Don M. Harwell, incorporated  by reference to Exhibit 4.23 to the 1995 Annual Report.
   4.24   -- Warrant Agreement dated as of January 26, 1995 between the Company and MCC, incorporated by reference to
             Exhibit 4.24 to the 1995 Annual Report.
   4.25   -- Warrant issued to Alfred Schechter dated January  26, 1995, incorporated by reference to Exhibit 4.25  to the 1995 Annual Report.
   4.26   -- Warrant issued to Don M. Harwell dated January 26, 1995, incorporated by reference to Exhibit 4.26 to the
             1995 Annual Report.
   4.27   -- Warrant issued  to MCC dated  January 26, 1995,  incorporated by reference  to Exhibit 4.27  to the 1995
             Annual Report.
   4.28   -- See  the Certificate  of Designation,  Preferences and  Rights of  the Series  A Preferred  Stock of  the
             Registrant (Exhibit 3.4 hereof), incorporated by reference to Exhibit 4.28 to the 1995 Annual Report.
   4.29   -- Warrant Agreement dated as of June 8, 1994 between the Registrant and Cryogenic TADOPTR Company, L.P. and
             the  Form of Warrant Certificate issued pursuant thereto, incorporated by reference to Exhibit 4.29 to the
             1995 Annual Report.
   4.30   -- Warrant Agreement  dated as of  December 20, 1994  between the Registrant  and The Edgehill  Corporation, incorporated by reference to Exhibit 4.30 to the 1995 Annual Report.
   4.31   -- Warrant issued to The Edgehill  Corporation dated as of December  20, 1994, incorporated by reference to
             Exhibit 4.31 to the 1995 Annual Report.
   4.32   -- Registration Rights Agreement dated as of December  20, 1994 among the Registrant, certain parties  named therein  and International Capital Partners,  Inc., incorporated by reference to  Exhibit 4.32 to the 1995
             Annual Report.
   4.33   -- Form of  Warrant issued to  each of International  Capital Partners, Inc.  and the parties  named in  the
             Registration  Rights  Agreement dated  as  of December  20, 1994  (Exhibit  4.32 hereof),  incorporated by reference to Exhibit 4.33 to the 1995 Annual Report.
  10.1    -- 1986 Non-Qualified Stock Option Agreement, incorporated by  reference to Exhibit 10.1 to the 1995  Annual
             Report.

EXHIBIT                                                   DESCRIPTION
--------  ------------------------------------------------------------------------------------------------------------
  10.2    -- Stockholders Agreement dated as of  August 30, 1991 among the  Registrant, CHI and other stockholders of
             CHI, incorporated by reference to Exhibit 10.2 to the 1995 Annual Report.
  10.3    -- Securities Purchase Agreement dated as of August 30, 1991 among CIT, CHI, the Registrant, CEC Acquisition
             Corp. and Cryogenic Energy Company, incorporated by reference to Exhibit 10.3 of the 1995 Annual Report.
  10.4    -- Credit Agreement dated as of August 30, 1991 among Cryenco, Inc., the Lenders named therein, and Chemical
             Bank, as Agent, incorporated by reference to Exhibit 10.7 to the S-4 Registration Statement.
  10.5    -- Form of Amended and Restated  Pledge Agreement dated February 11, 1992  relating to the capital stock  of
             Cryenco, Inc. executed by CSCI Corporation in favor of Chemical Bank, incorporated by reference to Exhibit
             10.6 to the S-4 Registration Statement.
  10.6    -- Employment  Agreement  dated  as of  September  1,  1991  between Cryenco,  Inc.  and  Alfred Schechter, incorporated by reference to Exhibit 10.8 of the S-4 Registration Statement.
  10.7    -- 1992 Employee Incentive and Non-Qualified Stock Option Plan, incorporated by reference to Exhibit 4.1  to the  Registrant's Registration Statement on Form S-8, File No.  33-65864, filed on July 12, 1993 (the 'S-8
             Registration Statement').
  10.8    -- Form  of  Option Agreement  under  the  1992 Employee  Incentive  and Non-Qualified  Stock  Option  Plan,
             incorporated by reference to Exhibit 4.2 to the S-8 Registration Statement.
  10.9    -- 1993 Non-Employee Director  Stock Option Program,  incorporated by reference  to Exhibit 4.3  to the S-8
             Registration Statement.
  10.10   -- Form of Option Agreement under the 1993 Non-Employee Director Stock Option Program (contained in the 1993
             Non-Employee Director Stock Option Program referred to herein at Exhibit 10.9), incorporated by  reference to Exhibit 4.4 to the S-8 Registration Statement.
  10.11   -- 1991 Incentive Compensation Plan of Cryenco, Inc., as amended, incorporated by reference to Exhibit 10.9 to the S-2 Registration Statement.
  10.12   -- Lease, as amended, dated August 22, 1989 concerning the property leased by the Registrant located at 5995
             North Washington  Street,  Denver,  Colorado, incorporated  by  reference  to Exhibit  10.10  to  the  S-2
             Registration Statement.
 *10.13   -- Lease, as amended, dated June 19, 1996 concerning  the property leased by the Registrant located at 3811
             Joliet Street, Denver, Colorado.
  10.14   -- Consulting Agreement  dated August  30, 1991  between the  Registrant and  Charterhouse, incorporated  by reference to Exhibit 10.12 to the S-2 Registration Statement.
  10.15   -- Waiver and  Amendment Agreement dated  as of February  28, 1993  among Cryenco, Inc.,  the Lenders named therein and  Chemical Bank,  amending  the Credit  Agreement dated  as  of August  30, 1991,  as  amended, incorporated by reference to Exhibit 10.15 to the 1995 Annual Report.
  10.16   -- Waiver and Amendment Agreement dated as of February 28, 1993 among Cryenco, Inc., the Registrant and CIT, amending  the Securities  Purchase Agreement  dated as  of August  30, 1991,  as amended,  incorporated by reference to Exhibit 10.16 to the 1995 Annual Report.
  10.17   -- Funding Agreement dated March 12,  1993 among Alfred Schechter, Don  M. Harwell, MCC and the  Registrant,
             incorporated by reference to Exhibit 10.17 to the 1995 Annual Report.
  10.18   -- Intentionally left blank.
  10.19   -- Form of Indemnification  Agreement entered into between  the Registrant and certain  of its officers and directors dated March 16, 1993, incorporated by reference to Exhibit 10.19 to the 1995 Annual Report.
  10.20   -- Second Waiver and Amendment Agreement dated as of August 31, 1993 among Cryenco, Inc., the Lenders  named therein  and  Chemical Bank,  amending the  Credit  Agreement dated  as of  August  30, 1991,  as amended, incorporated by reference to Exhibit 10.20 to the 1995 Annual Report.
  10.21   -- Second Waiver and Amendment Agreement  dated as of October 31,  1993 among Cryenco, Inc., the  Registrant and  CIT, amending the Securities Purchase Agreement dated as of August 30, 1991, as amended, incorporated by reference to Exhibit 10.21 to the 1995 Annual Report.
  10.22   -- Letter  Agreement dated  April 13,  1994 among  the Registrant,  Cryenco, Inc.,  Chemical Bank  and  CIT,
             incorporated by reference to Exhibit 10.22 to the 1995 Annual Report.
  10.23   -- Exchange Agreement dated April 13, 1994 among Alfred  Schechter, Don M. Harwell, MCC and the Registrant,
             incorporated by reference to Exhibit 10.23 to the 1995 Annual Report.
  10.24   -- Royalty  Rights and  Technology Development  Agreement  dated June  8, 1994  between the  Registrant  and
             Cryogenic TADOPTR Company, L.P., incorporated by reference to Exhibit 10.24 to the 1995 Annual Report.

EXHIBIT                                                   DESCRIPTION
--------  ------------------------------------------------------------------------------------------------------------
  10.25   -- Third Waiver and Amendment Agreement dated as of November 29, 1994 among Cryenco, Inc., the Lenders named therein  and Chemical  Bank, as  Agent, amending  the Credit  Agreement dated  as of  August 30,  1991, as amended, incorporated by reference to Exhibit 10.25 to the 1995 Annual Report.
  10.26   -- Third Waiver and Amendment Agreement  dated as of November 29,  1994 among Cryenco, Inc., the  Registrant and CIT, amending the Securities Purchase Agreement dated as of August 30, 1991, as amended, incorporated by reference to Exhibit 10.26 to the 1995 Annual Report.
  10.27   -- Purchase Agreement dated as  of November 29, 1994 among  the Registrant, International Capital  Partners,
             Inc.  and the  Purchasers named therein,  incorporated by  reference to Exhibit  10.27 to  the 1995 Annual
             Report.
  10.28   -- Fourth Waiver and Amendment Agreement dated as of December 20, 1994 among the Registrant, Cryenco,  Inc., the  Lenders named therein and Chemical  Bank, as Agent, amending the  Credit Agreement dated as of August
             30, 1991, as amended, incorporated by reference to Exhibit 10.28 to the 1995 Annual Report.
  10.29   -- Fourth Waiver and Amendment Agreement dated as  of December 20, 1994 among Cryenco, Inc., the  Registrant and  CIT, amending the Securities Purchase Agreement dated as of August 30, 1991, as amended, incorporated by reference to Exhibit 10.29 to the 1995 Annual Report.
  10.30   -- First  Amendment  to  the  Purchase Agreement  dated  as  of  December 20,  1994  among  the  Registrant,
             International  Capital Partners, Inc.  and the Purchasers  named therein, amending  the Purchase Agreement dated as of November 29, 1994, incorporated by reference to Exhibit 10.30 to the 1995 Annual Report.
  10.31   -- Second  Amendment  to  the  Purchase Agreement  dated  as  of  January 30,  1994  among  the  Registrant,
             International  Capital Partners, Inc.  and the Purchasers  named therein, amending  the Purchase Agreement dated as of November 29, 1994, as amended, incorporated  by reference to Exhibit 10.31 to the 1995  Annual
             Report.
  10.32   -- Amended and  Restated Employment  Agreement dated  January 18,  1995 between  Cryenco, Inc.  and Dale A.
             Brubaker, incorporated by reference to Exhibit 10.32 to the 1995 Annual Report.
  10.33   -- Letter Agreement dated May  18, 1995 among the Registrant,  International Capital Partners, Inc. and  the
             Purchasers named therein, incorporated by reference to Exhibit 10.33 to the 1995 Annual Report.
  10.34   -- Fifth Waiver and  Amendment Agreement dated  as of May 30,  1995 among Cryenco,  Inc., the Lenders named therein and  Chemical Bank,  as Agent,  amending the  Credit Agreement  dated as  of August  30, 1995,  as amended, incorporated by reference to Exhibit 10.34 to the 1995 Annual Report.
  10.35   -- Credit and Security Agreement  dated as of December  19, 1995 and Supplement  A thereto between Cryenco,
             Inc., the Company and FBS Business Finance Corporation,  incorporated by reference to Exhibit 10.1 to  the
             Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1995.
  10.36   -- First Amendment dated as of January 16, 1996 between FBS Business Finance Corporation, Cryenco, Inc., the
             Company  and Cryenex,  Inc., amending the  Credit and  Security Agreement dated  as of  December 19, 1995, incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 1996 (the 'February 29, 1996 Quarterly Report').
  10.37   -- Letter Agreement dated January 12, 1996 between CIT and FBS Business Finance Corporation, incorporated by reference to Exhibit 10.2 to the February 29, 1996 Quarterly Report.
 *21      -- Subsidiaries of the Registrant
 *23.1    -- Consent of Ernst & Young LLP
 *27      -- Financial Data Schedule pursuant to Article 5 of Regulation S-X filed with EDGAR filing only.

------------

*  Filed herewith

(b) Reports on Form 8-K: None

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         CRYENCO SCIENCES, INC.
                                            (Registrant)

                                          By:        /s/ ALFRED SCHECHTER
                                              ..................................
                                                     ALFRED SCHECHTER,
                                                   CHAIRMAN OF THE BOARD

                                                     November 25, 1996
                                                     ................
                                                          DATE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

                SIGNATURE                             CAPACITY IN WHICH SIGNED                    DATE
------------------------------------------  --------------------------------------------   -------------------
           /s/ ALFRED SCHECHTER             Chairman of the Board, Chief Executive          November 25, 1996
 .........................................    Officer, President and Director of the
            (ALFRED SCHECHTER)                Company (Principal Executive Officer)

            /s/ JAMES A. RAABE              Vice President, Treasurer, Chief Financial      November 25, 1996
 .........................................    Officer and Secretary of the Company, Vice
             (JAMES A. RAABE)                 President, Treasurer, Chief Financial
                                              Officer and Secretary of Cryenco, Inc.
                                              (Principal Financial and Accounting
                                              Officer)

            /s/ JEROME L. KATZ              Director of the Company                         November 25, 1996
 .........................................
             (JEROME L. KATZ)

          /s/ RUSSELL R. HAINES             Director of the Company                         November 25, 1996
 .........................................
           (RUSSELL R. HAINES)

           /s/ BURTON J. AHRENS             Director of the Company                         November 25, 1996
 .........................................
            (BURTON J. AHRENS)

          /s/ AJIT G. HUTHEESING            Director of the Company                         November 25, 1996
 .........................................
           (AJIT G. HUTHEESING)

                       CONSOLIDATED FINANCIAL STATEMENTS

                             CRYENCO SCIENCES, INC.
                   YEARS ENDED AUGUST 31, 1996, 1995 AND 1994
                      WITH REPORT OF INDEPENDENT AUDITORS

                             CRYENCO SCIENCES, INC.
                       CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED AUGUST 31, 1996, 1995 AND 1994

                                    CONTENTS

Report of Independent Auditors..............................................................................   F-2
Audited Consolidated Financial Statements
Consolidated Balance Sheets.................................................................................   F-3
Consolidated Statements of Operations.......................................................................   F-4
Consolidated Statements of Stockholders' Equity.............................................................   F-5
Consolidated Statements of Cash Flows.......................................................................   F-6
Notes to Consolidated Financial Statements..................................................................   F-7

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
CRYENCO SCIENCES, INC.

     We have audited the accompanying consolidated balance sheets of Cryenco Sciences, Inc. as of August 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended August 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cryenco Sciences, Inc. at August 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended August 31, 1996, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP

Denver, Colorado
October 5, 1996

                             CRYENCO SCIENCES, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                                                                                     AUGUST 31,
                                                                                                                 ------------------
                                                                                                                  1996       1995
                                                                                                                 -------    -------
                                                                                                                   (IN THOUSANDS,
                                                                                                                    EXCEPT SHARE
                                                                                                                      AMOUNTS)
                                                    ASSETS
Current assets:
     Cash and cash equivalents................................................................................   $   111    $   632
     Accounts receivable, trade, net of allowance of $12 in 1996 and $14 in 1995..............................     5,352      2,738
     Accounts receivable, affiliate...........................................................................     1,423         83
     Costs and estimated earnings in excess of billings on uncompleted contracts..............................     3,944      6,707
     Inventories..............................................................................................     4,333      4,208
     Prepaid expenses.........................................................................................        57        116
                                                                                                                 -------    -------
          Total current assets................................................................................    15,220     14,484
Property and equipment:
     Leasehold improvements...................................................................................       739        684
     Machinery and equipment..................................................................................     5,355      3,979
     Office furniture and equipment...........................................................................     1,231        402
                                                                                                                 -------    -------
                                                                                                                   7,325      5,065
     Less accumulated depreciation............................................................................     3,099      2,249
                                                                                                                 -------    -------
                                                                                                                   4,226      2,816
Property on operating leases, net of accumulated depreciation of $7...........................................       604      --
Deferred financing costs, net of accumulated amortization of $177 in 1996 and $738 in 1995....................       120        256
Organizational costs, net of accumulated amortization of $507 in 1996 and $404 in 1995........................     --           103
Goodwill, net of accumulated amortization of $738 in 1996 and $589 in 1995....................................     5,226      5,375
Other assets..................................................................................................       308        343
                                                                                                                 -------    -------
          Total assets........................................................................................   $25,704    $23,377
                                                                                                                 -------    -------
                                                                                                                 -------    -------

                                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable.........................................................................................   $ 2,224    $ 3,469
     Accrued expenses.........................................................................................     1,123        880
     Accrued management fees..................................................................................       324        324
     Current portion of long-term debt and capital lease obligations..........................................     1,382      1,593
     Income tax payable.......................................................................................       344        246
                                                                                                                 -------    -------
          Total current liabilities...........................................................................     5,397      6,512
Long-term debt and capital lease obligations, less current portion............................................     8,634      5,629
Commitments and contingencies
Stockholders' equity:
     Preferred stock, $.01 par value, authorized shares -- 2,000,000, preferences, limitations and relative rights to be established by the Board of Directors:
          Series A, nonvoting, authorized shares -- 150,000
          Issued and outstanding shares -- 67,838 (aggregate liquidation preference of $678,380)..............         1          1
     Common stock, $.01 par value:
          Class A, voting, authorized shares -- 21,500,000
          Issued and outstanding shares -- 6,996,997 at August 31, 1996 and 6,842,828 at August 31, 1995......        70         68
          Class B, nonvoting, authorized shares -- 1,500,000
          Issued and outstanding shares -- none...............................................................     --         --
     Additional paid-in capital...............................................................................    14,020     14,022
     Warrants.................................................................................................       169        169
     Retained earnings (deficit)..............................................................................    (2,587)    (3,024)
                                                                                                                 -------    -------
          Total stockholders' equity..........................................................................    11,673     11,236
                                                                                                                 -------    -------
               Total liabilities and stockholders' equity.....................................................   $25,704    $23,377
                                                                                                                 -------    -------
                                                                                                                 -------    -------

                            See accompanying notes.

                             CRYENCO SCIENCES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                       YEAR ENDED AUGUST 31,
                                                                                  -------------------------------
                                                                                   1996        1995        1994
                                                                                  -------     -------     -------
                                                                                  (IN THOUSANDS, EXCEPT SHARE AND
                                                                                        PER SHARE AMOUNTS)

Contract revenue..............................................................    $31,259     $27,215     $17,665
Cost of revenue...............................................................     24,898      22,350      14,670
                                                                                  -------     -------     -------
Gross profit..................................................................      6,361       4,865       2,995
Selling, general and administrative expenses..................................      3,288       2,867       2,834
Research and development expenses.............................................        792          70          86
Amortization expense..........................................................        346         346         338
                                                                                  -------     -------     -------
Operating income (loss).......................................................      1,935       1,582        (263)
Other (income) expense:
     Interest income..........................................................         (1)        (20)       (103)
     Interest expense.........................................................        944       1,007       1,208
     Other nonoperating (income) expense, net.................................          9          40         (69)
                                                                                  -------     -------     -------
Income (loss) from operations before income taxes and extraordinary item......        983         555      (1,299)
Income tax expense (benefit)..................................................        363         194        (403)
                                                                                  -------     -------     -------
Income (loss) from operations before extraordinary item.......................        620         361        (896)
Extraordinary item (net of income tax benefit of $54).........................         93       --          --
                                                                                  -------     -------     -------
Net income (loss).............................................................    $   527     $   361     $  (896)
                                                                                  -------     -------     -------
                                                                                  -------     -------     -------
Earnings (loss) per common share and common share equivalent:
     Income (loss) from operations before extraordinary item..................     $ .07       $.04       $(.17)
     Extraordinary item.......................................................      (.01)       --          --
Net income (loss).............................................................      $.06       $.04       $(.17)
Weighted average number of shares outstanding during year..................... 7,230,773  6,620,055   5,346,760
                                                                               ---------  ---------   ---------
                                                                               ---------  ---------   ---------

                            See accompanying notes.

                             CRYENCO SCIENCES, INC.
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                   PREFERRED STOCK      COMMON STOCK       ADDITIONAL              RETAINED
                                                   ---------------   -------------------    PAID-IN                EARNINGS
                                                   SHARES   AMOUNT     SHARES     AMOUNT    CAPITAL     WARRANTS   (DEFICIT)
                                                   ------   ------   ----------   ------   ----------   --------   ---------
                                                              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

Balance at August 31, 1993........................   --      $--      5,326,936    $ 53     $  9,469      $ 55      $(2,386)
     Issuance of warrants.........................   --      --          --        --         --            94        --
     Issuance of preferred stock.................. 67,838       1        --        --            678      --          --
     Issuance of common stock in exchange for
       warrants exercised.........................   --      --          56,974       1           (1)     --          --
     Cash dividends paid on preferred stock ($.32
       per share).................................   --      --          --        --         --          --            (21)
     Net loss.....................................   --      --          --        --         --          --           (896)
                                                   ------   ------   ----------   ------   ----------   --------   ---------
Balance at August 31, 1994........................ 67,838       1     5,383,910      54       10,146       149       (3,303)
     Sale of common stock.........................   --      --         800,000       8        2,223      --          --
     Issuance of warrants.........................   --      --          --        --         --            74        --
     Issuance of common stock in exchange for
       warrants exercised.........................   --      --         658,918       6        1,653       (54)       --
     Cash dividends paid on preferred stock ($1.22
       per share).................................   --      --          --        --         --          --            (82)
     Net income...................................   --      --          --        --         --          --            361
                                                   ------   ------   ----------   ------   ----------   --------   ---------
Balance at August 31, 1995........................ 67,838       1     6,842,828      68       14,022       169       (3,024)
     Issuance of common stock in exchange for
       warrants exercised.........................   --      --         154,169       2           (2)     --          --
     Dividends on preferred stock ($1.32 per
       share).....................................   --      --          --        --         --          --            (90)
     Net income...................................   --      --          --        --         --          --            527
                                                   ------   ------   ----------   ------   ----------   --------   ---------
Balance at August 31, 1996........................ 67,838    $  1     6,996,997    $ 70     $ 14,020      $169      $(2,587)
                                                   ------   ------   ----------   ------   ----------   --------   ---------
                                                   ------   ------   ----------   ------   ----------   --------   ---------


                                                     TOTAL
                                                    -------

Balance at August 31, 1993........................  $ 7,191
     Issuance of warrants.........................       94
     Issuance of preferred stock..................      679
     Issuance of common stock in exchange for
       warrants exercised.........................    --
     Cash dividends paid on preferred stock ($.32
       per share).................................      (21)
     Net loss.....................................     (896)
                                                    -------
Balance at August 31, 1994........................    7,047
     Sale of common stock.........................    2,231
     Issuance of warrants.........................       74
     Issuance of common stock in exchange for
       warrants exercised.........................    1,605
     Cash dividends paid on preferred stock ($1.22
       per share).................................      (82)
     Net income...................................      361
                                                    -------
Balance at August 31, 1995........................   11,236
     Issuance of common stock in exchange for
       warrants exercised.........................    --
     Dividends on preferred stock ($1.32 per
       share).....................................      (90)
     Net income...................................      527
                                                    -------
Balance at August 31, 1996........................  $11,673
                                                    -------
                                                    -------

                            See accompanying notes.

                             CRYENCO SCIENCES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         YEAR ENDED AUGUST 31
                                                                                    ------------------------------
                                                                                      1996       1995       1994
                                                                                    --------    -------    -------
                                                                                            (IN THOUSANDS)

OPERATING ACTIVITIES
Net income (loss)................................................................   $    527    $   361    $  (896)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
     Depreciation................................................................        857        684        571
     Amortization................................................................        436        346        338
     Deferred taxes..............................................................         26      --         --
     Write-down of deferred financing costs......................................        147      --         --
     Changes in operating assets and liabilities:
          Accounts receivable....................................................     (3,954)       (48)       525
          Costs and estimated earnings in excess of billings on uncompleted
            contracts............................................................      2,763     (3,191)      (293)
          Inventories............................................................       (125)    (1,562)      (114)
          Income tax payable.....................................................         72        596        863
          Prepaid expenses and other assets......................................       (101)        14        228
          Accounts payable.......................................................     (1,245)     2,107        217
          Accrued expenses.......................................................        220        (16)        87
          Accrued management fees................................................      --            80        133
          Customer deposits......................................................      --          (607)       285
                                                                                    --------    -------    -------
Net cash provided (used) by operating activities.................................       (377)    (1,236)     1,944
INVESTING ACTIVITIES
Purchases of property and equipment..............................................     (1,956)    (1,402)      (601)
Payments for operating lease property............................................       (611)     --         --
Proceeds from sale of property and equipment.....................................      --             6         17
                                                                                    --------    -------    -------
Net cash used by investing activities............................................     (2,567)    (1,396)      (584)
FINANCING ACTIVITIES
Net proceeds from issuance of common stock.......................................      --         3,892      --
Net proceeds from issuance of stock warrants.....................................      --            72         60
Principal payments on long-term debt and capital lease obligations...............    (31,322)    (1,343)    (1,927)
Proceeds from long-term debt borrowings, net of expenses.........................     33,812      --         --
Exercise of common stock options and warrants....................................      --           (54)     --
Dividends paid on preferred stock................................................        (67)       (82)       (21)
                                                                                    --------    -------    -------
Net cash provided (used) by financing activities.................................      2,423      2,485     (1,888)
                                                                                    --------    -------    -------
Net decrease in cash and cash equivalents........................................   $   (521)   $  (147)   $  (528)
Cash and cash equivalents at beginning of year...................................        632        779      1,307
                                                                                    --------    -------    -------
Cash and cash equivalents at end of year.........................................   $    111    $   632    $   779
                                                                                    --------    -------    -------
                                                                                    --------    -------    -------
Supplemental disclosures of cash flow information:
     Cash paid for income taxes..................................................   $    247    $ --       $ --
     Cash paid for interest......................................................        787        875      1,267
Supplemental disclosures of noncash financing activities:
     Equipment acquired and financed under capital leases........................        304        317         87
     Retirement of debt in exchange for issuance of Series A preferred stock.....      --         --           678
     Issuance of common stock in exchange for warrants exercised.................          2          2          1
     Issuance of warrants as part of debt restructurings.........................      --         --            35

                            See accompanying notes.

                             CRYENCO SCIENCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                AUGUST 31, 1996

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF THE BUSINESS

     Cryenco Sciences, Inc. (the Company) designs and manufactures controlled atmospheric enclosures and products to transport, store and dispense cryogenic materials.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Cryenco Sciences, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

INCOME TAXES

     Deferred tax liabilities or assets (net of a valuation allowance) are provided in the financial statements by applying the provisions of applicable tax laws to measure the deferred tax consequences of temporary differences that will result in net taxable or deductible amounts in future years as a result of events recognized in the financial statements in the current or preceding years.

CASH AND CASH EQUIVALENTS

     For purposes of the consolidated statements of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

CONTRACT REVENUE AND COST RECOGNITION

     Revenue and costs on long-term contracts (contracts with a value in excess of $100,000 and requiring more than six months to complete) are recognized using the percentage-of-completion method (measured by the percentage of costs incurred to date to total estimated costs for each contract) or units delivered, whichever is deemed more appropriate for the contract.

     Revenue and costs on short-term contracts (contracts with a value less than $100,000 and requiring six months or less to complete) are recognized using the completed contract method, which results in the deferral of revenue and costs until such time as the contracts are complete. A contract is considered complete when all costs, except insignificant items, have been incurred and the units have been delivered to the customer.

     Contract costs include all direct material and labor costs and those indirect costs related to contract performance such as indirect labor, building and equipment rental, supplies, freight and depreciation costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period such losses are determined.

INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out) or market. The Company records an allowance for excess and obsolete inventory based on periodic reviews.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

DEFERRED FINANCING COSTS

     Deferred financing costs are amortized using the straight-line method over the term of the related indebtedness.

                             CRYENCO SCIENCES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                AUGUST 31, 1996

ORGANIZATIONAL COSTS

     Organizational costs are amortized using the straight-line method over five years.

GOODWILL

     Goodwill is being amortized using the straight-line method over forty years. The Company periodically evaluates goodwill impairment on the basis of whether the goodwill is fully recoverable from projected, undiscounted operating cash flows.

RESEARCH AND DEVELOPMENT

     Research and development expenses are typically charged to expense as incurred or are charged against a specific contract, if to be reimbursed by the customer.

     In May 1995, the Company entered into an arrangement with a corporation under which the corporation would provide $452,500 to the Company for the development, demonstration, delivery, and installation of an on-site Thermo-Acoustic Driven Orifice Pulse Tube Refrigerator (TADOPTR) liquefier and LNG dispensing system. The period of performance under the arrangement was over twelve months. For the year ended August 31, 1995, the Company incurred approximately $255,000 in costs for development for which it was fully reimbursed. For the year ended August 31, 1996, the Company incurred approximately $504,000 in costs for development and received $120,000 of reimbursement.

WARRANTIES

     The Company records a warranty accrual at the time of sale for estimated claims, based on actual claims experience. The warranty for the Company's products generally is for defects in material and workmanship for a period of twelve months.

EARNINGS (LOSS) PER COMMON SHARE

     Net earnings (loss) per common share is computed using the weighted average number of shares of common stock outstanding. When dilutive, stock options and warrants are included as share equivalents using the treasury stock method. In calculating net earnings (loss) per share, preferred dividends of $89,661 and $82,538 decreased the net earnings during 1996 and 1995, respectively. Preferred dividends of $21,150 increased the net loss during 1994. Fully diluted net earnings (loss) per common share is not significantly different from primary net earnings (loss) per common share.

CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

     During the fiscal years ended August 31, 1996, 1995 and 1994, revenue from one customer, General Electric, was approximately $11,067,000 (35% of revenue), $9,702,000 (36% of revenue), and $8,888,000 (50% of revenue), respectively. This customer also represented $1,140,000 (21%) and $659,000 (24%) of accounts receivable at August 31, 1996 and 1995, respectively, and $2,775,000 (70%) and $2,734,000 (40%) of costs and estimated earnings in excess of billings on uncompleted contracts at August 31, 1996 and 1995, respectively.

     Revenue from Jack B. Kelley, Inc. and affiliates totaled approximately $9,566,000 (31% of revenue) in 1996, $9,854,000 (36% of revenue) in 1995 and
$2,545,000 (14% of revenue) in 1994. Jack B. Kelley, Inc. and affiliates also represent $1,835,000 (34%) and $821,000 (30%) of accounts receivable and $435,000 (11%) and $2,182,000 (32%) of costs and estimated earnings in excess of billings on uncompleted contracts at August 31, 1996 and 1995, respectively.

                             CRYENCO SCIENCES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                AUGUST 31, 1996

     Revenue from Air Products totaled approximately $4,024,000 (13% of revenue) in 1996. Air Products also represents $408,000 (8%) of accounts receivable and $960,000 (24%) of costs and estimated earnings in excess of billings on uncompleted contracts as of August 31, 1996.

     The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Receivables are generally due within 30 days. Credit losses consistently have not been significant.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Actual results could differ from those estimates.

FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying values of the Company's financial assets approximate fair value. The fair values of debt are estimated using discounted cash flow analyses with discount rates equal to the interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. While the Company believes the carrying value of its note payable generally approximates fair value, a reasonable estimate of the fair market value could not be made without incurring excessive costs.

STOCK BASED COMPENSATION

     In October 1995, the Financial Accounting Standards Board (FASB) issued Statement No. 123, Accounting for Stock-Based Compensation. Statement No. 123 is applicable for fiscal years beginning after December 15, 1995 and gives the option to either follow fair value accounting or to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25), and related interpretations.

     The Company has determined it will follow APB No. 25 and related interpretations in accounting for its employee stock options. The Company has not yet determined the impact on its financial position or results of operations had fair value accounting been adopted.

LONG-LIVED ASSETS

     In March 1995, the FASB issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present. The Company is required to adopt Statement No. 121 in the first quarter of fiscal year 1997 and, based on current circumstances, does not believe the effect of adoption will be material.

                             CRYENCO SCIENCES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                AUGUST 31, 1996

2. INVENTORIES

     At August 31, inventories consist of:

                                                                                         1996      1995
                                                                                        ------    ------
                                                                                         (IN THOUSANDS)

Raw materials........................................................................   $3,344    $3,514
Finished goods and work-in-process...................................................    1,139       794
                                                                                        ------    ------
                                                                                         4,483     4,308
Less reserve for obsolescence........................................................      150       100
                                                                                        ------    ------
                                                                                        $4,333    $4,208
                                                                                        ------    ------
                                                                                        ------    ------

3. COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS

     At August 31, costs and estimated earnings in excess of billings on uncompleted contracts consist of:

                                                                                       1996      1995
                                                                                      ------    -------
                                                                                       (IN THOUSANDS)

Costs on uncompleted contracts.....................................................   $5,436    $ 8,776
Estimated gross profit to date.....................................................    2,203      2,616
                                                                                      ------    -------
Estimated revenue..................................................................    7,639     11,392
Less billings to date..............................................................    3,695      4,685
                                                                                      ------    -------
                                                                                      $3,944    $ 6,707
                                                                                      ------    -------
                                                                                      ------    -------

4. LONG-TERM DEBT

     Long-term debt is comprised of the following:

                                                                                           AUGUST 31
                                                                                        ----------------
                                                                                         1996      1995
                                                                                        ------    ------
                                                                                         (IN THOUSANDS)
Note payable bearing interest at 14%, subordinated, unsecured. Interest is payable quarterly and principal payments of $275,000 are payable quarterly beginning
  November 30, 1996..................................................................   $1,700    $2,200
Term loan maturing December 31, 1998 bearing interest at the reference rate (as defined in the loan agreement) plus 3/4% (9.0% at August 31, 1996) payable monthly.
  Principal payments of $12,806 are payable monthly beginning September 15, 1996.....      615      --
Term loan bearing interest at the adjusted LIBO rate plus 3 1/2%.....................     --       2,500
Revolving credit facility. Interest payable at the adjusted LIBO rate plus 3 1/2%....     --       2,200
Revolving credit facility maturing December 31, 1998 bearing interest at the reference rate (as defined in the loan agreement) plus up to an additional 1.0%
  depending upon financial performance (9.25% at August 31, 1996)....................    7,210      --
Capital lease obligations............................................................      491       322
                                                                                        ------    ------
                                                                                        10,016     7,222
Less current portion.................................................................    1,382     1,593
                                                                                        ------    ------
                                                                                        $8,634    $5,629
                                                                                        ------    ------
                                                                                        ------    ------

     In December 1995, the Company entered into a Credit and Security Agreement (the Agreement) with FBS Business Finance Corporation (FBS). Under the Agreement, FBS has provided a revolving

                             CRYENCO SCIENCES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                AUGUST 31, 1996

loan facility of up to $9,000,000 through December 31, 1997, increasing to $10,000,000 through December 31, 1998, subject to the amount of the Company's borrowing base, and a term loan facility of up to $2,960,000, subject to eligible manufacturing additions for the year ended August 31, 1996.

     On January 16, 1996, the Company obtained the initial funding under the revolving loan in the amount of $5,825,000. The proceeds of this loan were used to retire the outstanding revolving credit facility ($2,200,000), to retire the outstanding term loan ($2,125,000), to make a partial payment on the outstanding note payable ($500,000) and for general corporate purposes ($1,000,000). As a result of the early retirement of the term loan, the revolving credit facility, and the partial payment on the note payable, the Company recognized an extraordinary expense of $93,000 (net of the related tax benefit of $54,000) for the write-down of deferred financing expenses related to these debts.

     The term loan and revolving credit facility are secured by the common stock of Cryenco, Inc. and all accounts receivable, inventories, property and equipment and intangible assets of the Company.

     The Company must comply with certain debt covenants, including the maintenance of certain financial ratios and restrictions on dividends.

     The aggregate maturities of long-term debt are as follows:

                       YEAR ENDING AUGUST 31:                          (IN THOUSANDS)
                       --------------------

        1997........................................................      $  1,382
        1998........................................................           899
        1999........................................................         7,648
        2000........................................................            74
        2001........................................................            13
                                                                       --------------
                                                                          $ 10,016
                                                                       --------------
                                                                       --------------

5. LEASES

     Office space, production facilities, and certain equipment are leased under agreements which are classified as operating leases for financial reporting purposes. The facilities leases provide for renewal options of up to five and ten years at approximately the same rates. Total rental expense charged to operations for the years ended August 31, 1996, 1995 and 1994 was $784,000, $853,000 and $828,000, respectively.

     The Company's assets held under capital leases, which are included in property and equipment, consist of the following at August 31:

                                                                           1996        1995
                                                                         --------    --------

Machinery and equipment...............................................   $628,003    $418,039
Less accumulated depreciation.........................................    110,481      52,824
                                                                         --------    --------
                                                                         $517,522    $365,215
                                                                         --------    --------
                                                                         --------    --------

                             CRYENCO SCIENCES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                AUGUST 31, 1996

     Future minimum lease payments under capital and noncancelable operating leases are as follows (in thousands):

                                                                  CAPITAL    OPERATING
                                                                  LEASES      LEASES
                                                                  -------    ---------

Year ending August 31:
     1997......................................................    $ 180      $   860
     1998......................................................      180          360
     1999......................................................      155          359
     2000......................................................       80           42
     2001......................................................       20           13
                                                                  -------    ---------
Total minimum lease payments...................................      615      $ 1,634
                                                                             ---------
                                                                             ---------
Less interest..................................................      124
                                                                  -------
Present value of minimum lease payments........................    $ 491
                                                                  -------
                                                                  -------

     Depreciation expense relating to assets held under capital leases for the years ended August 31, 1996, 1995 and 1994 was $98,323, $36,023 and $16,801,
respectively.

     Subsequent to August 31, 1996, the property located at 3811 Joliet Street, Denver, Colorado, was sold and a new lease agreement between the Company and the new owners became effective. Under the terms of the lease, the Company is obligated to pay a minimum rent of $38,841 per month for 10 years (subject to increases based on an inflation index), property taxes and insurance. This lease replaces the Company's lease with the prior owners which had one year remaining with rent of $41,666 per month, and is not included in the future minimum lease payments shown above.

6. EQUIPMENT LEASING

     During the year ended August 31, 1996, the Company entered into lease agreements under which equipment manufactured by the Company is leased to customers. These leases have been classified as operating leases by the Company.

     Future minimum lease payments under noncancelable operating leases are as follows (in thousands):

Year ending August 31:
     1997.........................................................   $ 81
     1998.........................................................     74
                                                                     ----
                                                                     $155
                                                                     ----
                                                                     ----

7. COMMON STOCK, PREFERRED STOCK, WARRANTS, AND OPTIONS

     In connection with a term loan and subordinated note payable, the Company issued warrants to purchase 197,456 shares of its Class A common stock and 543,372 shares of its Class B common stock for $.86112 per share (the original warrants). At April 15, 1992, the Company issued warrants to purchase a total of 38,323 additional shares of Class B common stock at $5 per share (the new warrants) to the holders of the original Class A and Class B warrants in exchange for the removal of a feature of the original warrants whereby the holders had the option to require the Company to purchase the warrants or the stock issued pursuant to the warrants. During 1995, the Company increased the number of original warrants to purchase an additional 1,443 shares of its Class A common stock and 16,854 shares of its Class B common stock and reduced the exercise price to $.8352 per share as a result of antidilutive provisions which were invoked when the Company issued the shares of common stock described below. In addition, the new warrants were increased to purchase an additional 1,189 shares of

                             CRYENCO SCIENCES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                AUGUST 31, 1996

Class A common stock and the exercise price was reduced to $4.8496 per share. The holders of the original warrants, as amended, and the new warrants have a 'cashless exercise right,' whereby the holders may reduce the number of shares to be received to pay the exercise price, such reduction to be equal to the exercise price to be paid divided by the then fair market value per share. These warrants expire August 29, 2003. During the years ended August 31, 1996, 1995 and 1994, warrants for 191,766, 150,000 and 75,925 shares, respectively, were exercised, using the cashless exercise option, which resulted in the issuance of 154,169, 118,918 and 56,974 shares, respectively, of Class A common stock.

     In 1992, 130,000 outstanding options and warrants to acquire shares of Gulf & Mississippi Corporation, which had acquired the Company in a reverse acquisition, were converted into options and warrants to purchase the same number of shares of Class A common stock of the Company. Warrants to purchase 100,000 shares of the Company's Class A common stock at $3.6956 per share expired July 9, 1995 and options to purchase 30,000 shares of the Company's Class A common stock at $16 per share are exercisable prior to November 5, 1996. The options were issued pursuant to the Company's 1986 Non-Qualified Stock Option Plan, which provides for an aggregate of 50,000 shares of common stock to be issued under the Plan.

     In connection with the 1992 public offering, the Company sold a warrant to purchase 10,000 shares of Class A common stock at $5.50 per share for $100 to one of the underwriters. The warrant is exercisable for a period of five years commencing August 13, 1993.

     In March 1993, in conjunction with a debt restructuring, the Company was advanced $650,000 from stockholders, treated as junior subordinated notes. In consideration for the advances, these stockholders received warrants to purchase 130,000 shares of Class A common stock at $7.90 per share. The warrants are exercisable for a period of five years commencing March 12, 1993. The warrants' fair value of $55,000 at time of issuance, as determined by an independent appraiser, was capitalized as a deferred expense and is being amortized to expense over five years.

     In November 1993, the Company amended certain of its debt agreements with respect to certain covenants. Under the terms of these amendments, the Company issued warrants to purchase 35,000 shares of the Company's Class B common stock and warrants to purchase 17,500 shares of the Company's Class A common stock. The warrants were exercisable at a price of $6.38 per share and expire on August 29, 2003. The warrants' fair value at time of issuance, as determined by the Company, was $22,000. During 1995, the Company increased the number of warrants to purchase an additional 1,086 shares of its Class B common stock and 542 shares of its Class A common stock and reduced the exercise price to $6.19 per share as a result of antidilutive provisions which were invoked when the Company issued the shares of common stock described below.

     During the year ended August 31, 1994, the Company exchanged 67,838 shares of its Series A Preferred Stock for the junior subordinated notes and related current interest notes totaling approximately $678,000. The Series A Preferred Stock provides for a cumulative cash dividend of 12% of the aggregate liquidation value, as defined, per annum through August 31, 1995, increasing 1% per annum thereafter to a maximum of 18%. However, all dividends in excess of 12% per annum shall not be paid in cash, but shall be paid by issuing additional shares of Series A Preferred Stock. The Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the Company by Cryenco Sciences, Inc. resolution of its Board of Directors, at any time and from time to time, at the liquidation value of such shares, plus all dividends payable on such shares up to the date fixed for redemption. In consideration for the exchange, the Company issued warrants to purchase up to 65,000 shares of the Company's Class A common stock, at an exercise price of $3.55 per share. The warrants expire January 29, 2000. The warrants' fair value of $13,000 at time of issuance, as determined by an independent appraiser, was capitalized as a deferred expense and is being amortized to expense over five years.

                             CRYENCO SCIENCES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                AUGUST 31, 1996

     As described in Note 10, in June 1994, the Company received $780,000 from a limited partnership to fund the development of a 500 gallon per day TADOPTR. The partnership received warrants as a part of the transaction to purchase 200,000 shares of Class A common stock at $3.00 per share. The warrants expire March 20, 2000. The warrants' fair value, as determined by an independent appraiser, was $60,000 at the time of issuance.

     On November 29, 1994, the Company entered into a Purchase Agreement with a group of purchasers which provided for the sale of 800,000 shares of Class A common stock and warrants to purchase 700,000 shares of Class A common stock in the future at an exercise price of $4.00 per share. The aggregate purchase price for the shares and warrants was approximately $2,700,000. The purchase was completed in two closings, on December 20, 1994 and January 30, 1995, from which the Company realized net proceeds of approximately $2,300,000. Warrants for 507,503 and 192,497 shares are exercisable for a period of five years commencing December 20, 1994 and January 30, 1995, respectively. The warrants' fair value, as determined by the Company, was $70,000 at the time of issuance.

     On May 18, 1995, the Company agreed, among other things, to reduce the exercise price of the warrants referred to in the preceding paragraph to $3.00 per share and the purchasers agreed to exercise a portion of the warrants. On June 8, 1995, the purchasers exercised warrants to purchase 539,900 shares of Class A common stock, from which the Company realized net proceeds of approximately $1,600,000.

     In connection with the aforementioned Purchase Agreement, the Company also issued warrants to purchase 25,000 shares of Class A common stock at an exercise price of $4.00 per share. The warrants expire December 20, 1999. The warrants' fair value, as determined by the Company, was $2,500 at the time of issuance.

     The Company's 1992 Employee Incentive and Non-Qualified Stock Option Plan (the 1992 Plan) was adopted effective April 1, 1992. The 1992 Plan provides for up to 187,500 shares of the Company's Class A common stock pursuant to the exercise of stock options which may be granted to employees and directors. Options may be issued at not less than the fair market value on the date of grant.

     Information for each of the three years in the period ended August 31, 1996, with respect to activity of the 1992 Plan, is as follows:

                                                                                 NUMBER
                                                                               OF OPTIONS    EXERCISE PRICE
                                                                               ----------    ---------------

Options outstanding at August 31, 1993......................................      26,000        $4.00 - 6.75
Granted in 1994.............................................................      19,500        $3.00 - 6.38
                                                                               ----------
Options outstanding at August 31, 1994......................................      45,500        $3.00 - 6.75
Granted in 1995.............................................................      58,000          $5.38
Forfeited in 1995...........................................................     (17,500)       $4.00 - 6.38
                                                                               ----------
Options outstanding at August 31, 1995......................................      86,000        $3.00 - 6.75
Granted in 1996.............................................................      96,500          $4.50
Forfeited in 1996...........................................................     (52,000)       $4.50 - 6.38
                                                                               ----------
                                                                               ----------
Options outstanding at August 31, 1996......................................     130,500        $3.00 - 6.75
                                                                               ----------
                                                                               ----------

     The Company's 1995 Incentive and Non-Qualified Stock Option Plan (the 1995
Plan) was adopted effective November 16, 1995. The 1995 Plan provides for up to 300,000 shares of the Company's Class A common stock pursuant to the exercise of stock options which may be granted to employees and directors. Options may be issued at not less than the fair market value on the date of grant. No options have been granted under the 1995 Plan at August 31, 1996.

     The Company adopted the 1993 Non-Employee Director Stock Option Program (the Program) effective September 1, 1993, whereby each director who is not an officer or employee of the Company is entitled to receive options to purchase 500 shares of the Company's Class A common stock for each

                             CRYENCO SCIENCES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                AUGUST 31, 1996

fiscal quarter served as a director, commencing with the quarter ending November 30, 1993. Eligible directors are limited to a total of 20,000 shares under the Program. The purchase price is determined based on the fair market value of outstanding shares as of the last business day of the applicable fiscal quarter (the Award Date). Options are exercisable for a period of ten years subsequent to the Award Date. In connection with the Program, the Company has reserved 40,000 authorized and unissued shares of Class A common stock for issuance and delivery upon exercise of the options.

     Information for each of the three years in the period ended August 31, 1996, with respect to activity of the Program, is as follows:

                                                                                NUMBER OF
                                                                                 OPTIONS      EXERCISE PRICE
                                                                                ----------    --------------

Options outstanding at August 31, 1993.......................................      --
Granted in 1994..............................................................      3,000      $2.50 - 6.13
                                                                                ----------
Options outstanding at August 31, 1994.......................................      3,000      $2.50 - 6.13
Granted in 1995..............................................................      4,000      $3.75 - 4.25
                                                                                ----------
Options outstanding at August 31, 1995.......................................      7,000      $2.50 - 6.13
Granted in 1996..............................................................      4,000      $3.50 - 4.75
                                                                                ----------
Options outstanding at August 31, 1996.......................................     11,000      $2.50 - 6.13
                                                                                ----------
                                                                                ----------

8. INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets at August 31 are as follows:

                                                                                          1996     1995
                                                                                          -----    -----
                                                                                          (IN THOUSANDS)

Deferred tax liabilities:
     Prepaid expenses..................................................................   $   9    $  35
                                                                                          -----    -----
Deferred tax assets:
     Inventory obsolescence............................................................      56       37
     Warranty..........................................................................      52       75
     Inventory capitalization..........................................................      23       25
     Accrued liabilities...............................................................      64       50
     Tax basis of assets in excess of book basis.......................................      35       87
     Other.............................................................................       4        6
                                                                                          -----    -----
          Total deferred tax assets....................................................     234      280
Valuation allowance for deferred tax assets............................................    (225)    (245)
                                                                                          -----    -----
Net deferred tax assets................................................................       9       35
                                                                                          -----    -----
                                                                                          $--      $--
                                                                                          -----    -----
                                                                                          -----    -----

                             CRYENCO SCIENCES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                AUGUST 31, 1996

     Components of income tax expense (benefit) are as follows:

                                                                              CURRENT    DEFERRED    TOTAL
                                                                              -------    --------    -----
                                                                                     (IN THOUSANDS)

1996
     Federal...............................................................    $ 389       $(26)     $ 363
     State.................................................................     --         --         --
                                                                              -------    --------    -----
                                                                               $ 389       $(26)     $ 363
                                                                              -------    --------    -----
                                                                              -------    --------    -----
1995
     Federal...............................................................    $ 194       $--       $ 194
     State.................................................................     --         --         --
                                                                              -------    --------    -----
                                                                               $ 194       $--       $ 194
                                                                              -------    --------    -----
                                                                              -------    --------    -----
1994
     Federal...............................................................    $(403)      $--       $(403)
     State.................................................................     --         --         --
                                                                              -------    --------    -----
                                                                               $(403)      $--       $(403)
                                                                              -------    --------    -----
                                                                              -------    --------    -----

     A reconciliation between the actual income tax expense (benefit) and income taxes computed by applying the statutory tax rates is as follows:

                                                                                   1996    1995    1994
                                                                                   ----    ----    -----
                                                                                      (IN THOUSANDS)

Computed 'expected' tax expense (benefit).......................................   $334    $189    $(442)
Goodwill and other permanent differences........................................     99      86     --
Other...........................................................................    (70)    (81)      39
                                                                                   ----    ----    -----
Actual tax expense (benefit)....................................................   $363    $194    $(403)
                                                                                   ----    ----    -----
                                                                                   ----    ----    -----

     The Company has net operating loss carryforwards for state income tax purposes of approximately $2,668,000 which expire in various amounts from 2008 to 2009. Net operating loss carryforwards of approximately $1,048,000 and $977,000 were used for state income tax purposes in 1996 and 1995, respectively.

9. EMPLOYEE BENEFIT PLAN

     The Company's 401(k) savings plan provides for both employee and employer contributions. Employees who have reached the age of 21 years and who have completed one year of service are eligible to participate in the Plan. Employees may contribute up to 15% of their annual compensation limited to the maximum contribution allowable under Internal Revenue Service guidelines. The employer matches 25% of each employee's contribution, up to $1,000. Employee contributions vest immediately, while amounts contributed by the employer vest based upon the employee's term of service. Contributions for the years ended August 31, 1996, 1995 and 1994 were $68,000, $52,000 and $41,000, respectively.

10. RELATED PARTY TRANSACTIONS

     In June 1994, the Company entered into an arrangement with a limited partnership in which the partnership would contribute $780,000 to the Company for the development of a 500 gallon per day TADOPTR. A director of the Company is a general partner of the limited partnership. In exchange for this funding, the Company issued warrants to purchase 200,000 shares of Class A common stock at $3.00 per share, and entered into a Royalty Rights and Technology Development Agreement with the partnership pursuant to which royalties of between 1% and 5% of net revenues from the sale of

                             CRYENCO SCIENCES, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                                AUGUST 31, 1996

TADOPTRs will be paid to the partnership until the partnership receives an aggregate of $1,600,000, after which the royalties decrease to between 0.6% and 0.75% of net revenues. The royalties are payable for a period of 20 years from the execution of the agreement. In addition, the partnership was given a security interest in the Company's rights in the TADOPTR to secure the royalty payments. The Company was obligated to spend funds provided by the partnership for the development of a 500 gallon per day TADOPTR over a period of 12 to 18 months. For the years ended August 31, 1996 and 1995, the Company incurred approximately $455,000 and $325,000, respectively, in costs for this development, for which it has been fully reimbursed under this agreement.

     In fiscal year 1992, the Company entered into an agreement with an affiliate of several of the Company's principal stockholders pursuant to which such entity provides a variety of management advisory services to the Company. The agreement, which terminates on August 30, 1997, provides for monthly payments of approximately $10,000 by the Company. At August 31, 1996 and 1995, the Company has accrued management advisory fees of approximately $324,000 related to the agreement.

     In connection with the Purchase Agreement described in Note 7, the Company issued warrants to purchase 700,000 and 25,000 shares of Class A common stock to two entities within the purchaser group in which two directors of the Company have a financial interest.

     In June 1995, a limited liability company agreement was signed between Cryenex, Inc. (Cryenex), a wholly owned subsidiary of the Company, and an affiliate of Jack B. Kelley, Inc. for the establishment of a limited liability company, Applied LNG Technologies USA, LLC (ALT), to develop turnkey projects utilizing liquefied natural gas. Cryenex is a 49% owner of ALT, and accounts for its investment using the equity method, under which Cryenex's share of income and losses of ALT is reflected in income as earned and distributions will be credited against the investment when received. As of August 31, 1995, Cryenex's investment of $49,000 was reduced to zero. Under terms of the agreement, Cryenex agreed to provide certain services to ALT, reimbursable to Cryenex, in an amount up to $490,000. During the fiscal years ended August 31, 1996 and 1995, Cryenex has provided services to ALT in the amount of $189,000 and $83,000, respectively. In addition, during the fiscal year ended August 31, 1996, revenue resulting from sales to ALT amounted to approximately $1,344,000. At August 31, 1996 and 1995, receivables from ALT represented $1,423,000 and $83,000, respectively.

11. FAIR VALUES OF FINANCIAL INSTRUMENTS

     FASB No. 107, Disclosures about Fair Value of Financial Instruments, requires the disclosure of the fair value of all financial instruments, both on and off balance sheet, for which it is practicable to estimate their value. Financial instruments are generally defined as cash, equity instruments or investments and contractual obligations to pay or receive cash or another financial instrument. In defining fair value, the Statement indicates quoted market prices are the preferred means of estimating the value of a specific instrument, but in cases where market quotes are not available, fair values should be determined using various valuation techniques such as discounted cash flow calculations. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. FASB No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
CRYENCO SCIENCES, INC.

     We have audited the consolidated financial statements of Cryenco Sciences, Inc. as of August 31, 1996 and 1995, and for each of the three years in the period ended August 31, 1996, and have issued our report thereon dated October 5, 1996 (included elsewhere in this Form 10-K). Our audits also included the financial statement schedule of Cryenco Sciences, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Denver, Colorado
October 5, 1996

                             CRYENCO SCIENCES, INC.
                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                                  BALANCE AT    CHARGED TO    CHARGED TO                     BALANCE
                                                  BEGINNING     COSTS AND       OTHER                        AT END
                  DESCRIPTION                     OF PERIOD      EXPENSES      ACCOUNTS     DEDUCTIONS      OF PERIOD
-----------------------------------------------   ----------    ----------    ----------    ----------      ---------

YEAR ENDED AUGUST 31, 1996
Deducted from asset accounts:
     Allowance for excess and obsolete
       inventory...............................    $100,000      $268,726                    $218,726(1)    $ 150,000
     Allowance for doubtful accounts...........      14,240        11,900                      14,240          11,900
                                                  ----------    ----------    ----------    ----------      ---------
                                                   $114,240      $280,626                    $232,966       $ 161,900
                                                  ----------    ----------    ----------    ----------      ---------
                                                  ----------    ----------    ----------    ----------      ---------
     Accrued warranty reserve..................    $200,000      $379,259                    $438,713(2)    $ 140,546
                                                  ----------    ----------    ----------    ----------      ---------
                                                  ----------    ----------    ----------    ----------      ---------
YEAR ENDED AUGUST 31, 1995
Deducted from asset accounts:
     Allowance for excess and obsolete
       inventory...............................    $ 52,226      $ 55,309                    $  7,535(1)    $ 100,000
     Allowance for doubtful accounts...........      22,070        14,240                      22,070          14,240
                                                  ----------    ----------    ----------    ----------      ---------
                                                   $ 74,296      $ 69,549                    $ 29,605       $ 114,240
                                                  ----------    ----------    ----------    ----------      ---------
                                                  ----------    ----------    ----------    ----------      ---------
     Accrued warranty reserve..................    $143,697      $662,988                    $606,685(2)    $ 200,000
                                                  ----------    ----------    ----------    ----------      ---------
                                                  ----------    ----------    ----------    ----------      ---------
YEAR ENDED AUGUST 31, 1994
Deducted from asset accounts:
     Allowance for excess and obsolete
       inventory...............................    $105,801      $142,319                    $195,894(1)    $  52,226
     Allowance for doubtful accounts...........       1,791        20,279                      --              22,070
                                                  ----------    ----------    ----------    ----------      ---------
                                                   $107,592      $162,598                    $195,894       $  74,296
                                                  ----------    ----------    ----------    ----------      ---------
                                                  ----------    ----------    ----------    ----------      ---------
     Accrued warranty reserve..................    $327,791      $287,955                    $472,049(2)    $ 143,697
                                                  ----------    ----------    ----------    ----------      ---------
                                                  ----------    ----------    ----------    ----------      ---------

------------

(1) Obsolete and excess inventories written off, net of recoveries.

(2) Warranty claims honored during the year.

                                   APPENDIX C




                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 10-Q

(Mark One)

[X]   QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended November 30, 1996

                                       OR

[ ]   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934
For the transition period from ___________ to ___________

                         Commission file number 0-14996
                         -------------------------------

                             CRYENCO SCIENCES, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         Delaware                                        52-1471630
 --------------------------                 ------------------------------------
(State or other jurisdiction of             (IRS Employer Identification Number)
incorporation or organization)

3811 Joliet Street, Denver, Colorado                                   80239
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)

               Registrant's telephone number, including area code:
                                 (303) 371-6332
                                  --------------
     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No --- ---

     Indicate the number of shares outstanding of each of the Registrant's classes of common stock, as of the latest practicable date: Class A common stock, par value $.01 per share; 6,996,997 shares outstanding as of January 10, 1997.

                      CRYENCO SCIENCES, INC. AND SUBSIDIARY

                                TABLE OF CONTENTS

                                                                     Page
PART I - FINANCIAL INFORMATION .................................       3

        Item 1.  Introductory Comments .........................       3

             Consolidated Balance Sheets
             August 31, 1996 and November 30, 1996 .............       4

             Consolidated Statements of Operations
             Three Month Periods Ended November 30,
             1995 and November 30, 1996 ........................       6

             Consolidated Statements of Cash Flows
             Three Month Periods Ended November 30,
             1995 and November 30, 1996 ........................       7

             Notes to Consolidated Financial Statements ........       8

        Item 2. Management's Discussion and Analysis
                of Financial Condition and Results
                of Operations ..................................      11

PART II - OTHER INFORMATION ....................................      13

        Item 6.  Exhibits and Reports on Form 8-K ..............      13

SIGNATURES .....................................................      18

                      CRYENCO SCIENCES, INC. AND SUBSIDIARY

                         PART I - FINANCIAL INFORMATION

Item 1.  Financial Statements

Introductory Comments:

     The Consolidated Financial Statements included herein have been prepared by Cryenco Sciences, Inc. (the 'Company'), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. It is suggested that these Consolidated Financial Statements be read in conjunction with the financial information set forth in the Company's Annual Report for the fiscal year ended August 31, 1996.

                             CRYENCO SCIENCES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                      AUGUST 31,   NOVEMBER 30,
                                                         1996          1996
                                                      ----------   ------------
                                                                    (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents                             $   111       $    22
   Accounts receivable                                     5,352         4,645
   Accounts receivable - affiliate                         1,423         1,204
   Costs and estimated earnings in excess of
     billings on uncompleted contracts                     3,944         3,597
   Inventories (Note 2)                                    4,333         4,790
   Prepaid expenses                                           57           109
                                                      ------------   -----------
Total current assets                                      15,220        14,367

Property and equipment:
   Leasehold improvements                                    739           763
   Machinery and equipment                                 5,355         5,505
   Office furniture and equipment                          1,231         1,231
                                                      ------------   -----------
                                                           7,325         7,499
   Less accumulated depreciation                           3,099         3,368
                                                      ------------   -----------
                                                           4,226         4,131

Property on operating leases                                 604           582
Deferred financing costs                                     120           105
Goodwill                                                   5,226         5,189
Other assets                                                 308           315
                                                      ------------   -------------


Total assets                                             $25,704       $24,689
                                                      ------------   -------------
                                                      ------------   -------------

                             CRYENCO SCIENCES, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (In thousands, except share amounts)

                                                        AUGUST 31,  NOVEMBER 30,
                                                          1996         1996
                                                        ---------   ------------
                                                                     (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                        $ 2,224     $ 1,856
   Accrued expenses                                          1,123       1,515
   Accrued management fees                                     324         334
   Current portion of long-term debt (Note 3)                1,382       1,386
   Income tax payable                                          344          52
                                                           --------    --------
Total current liabilities                                    5,397       5,143

Long-term debt, less current portion (Note 3)                8,634       7,748
                                                           --------    --------
                                                            14,031      12,891
Stockholders' equity:
   Preferred stock, $0.01 par value,
   authorized shares - 2,000,000, preferences,
   limitations and relative rights to be established by
   the Board of Directors:
       Series A, nonvoting,  150,000 authorized shares,
       67,838 and 68,517 issued
       and outstanding shares (aggregate liquidation
       preference of $678,380 and $685,170)                      1           1
   Common stock, $0.01 par value:
      Class A, voting, 21,500,000 authorized shares
      6,996,997 shares issued and outstanding                   70          70
      Class B, nonvoting, 1,500,000 authorized
      shares, none issued or outstanding                        --          --
   Additional paid-in capital                               14,020      14,027
   Warrants                                                    169         169
   Retained earnings (deficit)                              (2,587)     (2,469)
                                                           --------    --------
Total stockholders' equity                                  11,673      11,798
                                                           --------    --------
Total liabilities and stockholders' equity                $ 25,704    $ 24,689
                                                           --------    --------
                                                           --------    --------

                             CRYENCO SCIENCES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

               (In thousands, except share and per share amounts)
                                   (Unaudited)

                                          THREE MONTHS ENDED     THREE MONTHS ENDED
                                           NOVEMBER 30, 1995      NOVEMBER 30, 1996
                                          ------------------     ------------------
Contract revenue                             $      7,259          $       6,648
Cost of revenue                                     5,945                  5,043
                                              -----------            -----------
Gross profit                                        1,314                  1,605

Selling, general and administrative expenses          700                    889
Research and development expenses                     202                    161
Amortization expense                                   86                     61
                                              -----------            -----------
Operating income                                      326                    494

Other (income) expense:
   Interest income                                     (1)                    --
   Interest expense                                   236                    272
   Other expense, net                                  (3)                   (5)
                                              -----------            -----------
Income before income taxes                             94                    227
                                              -----------            -----------
Income tax expense                                     34                     84
                                              -----------            -----------

Net income                                   $         60          $         143
                                              -----------            -----------
                                              -----------            -----------

Earnings per common and                                 0.01                   0.02
   common equivalent share (Note 4)          $ -------------       $ --------------
                                               -------------         --------------

Weighted average number of shares
   and common equivalent shares outstanding     7,467,511              7,221,512
                                              -----------            -----------
                                              -----------            -----------


                             CRYENCO SCIENCES, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (In thousands)

                                   (Unaudited)

                                                         THREE MONTHS ENDED      THREE MONTHS ENDED
                                                          NOVEMBER 30, 1995      NOVEMBER 30, 1996
                                                        ---------------------   ---------------------
OPERATING ACTIVITIES
Net income                                              $            60        $           143
Adjustments to reconcile net income
   to net cash provided (used) by operating activities:

      Depreciation                                                  188                    291
      Amortization                                                  121                     77
      Changes in operating assets and liabilities:

        Accounts receivable                                         220                    926
        Costs and estimated earnings in excess of
          billings on uncompleted contracts                         861                    347
        Inventories                                                (690)                  (457)
        Income taxes                                                (31)                  (292)
        Prepaid expenses and other assets                             9                    (84)
        Accounts payable                                            253                   (358)
        Accrued expenses                                            (32)                   399
                                                            -----------          -------------
Net cash provided (used) by operating activities                    959                    992
                                                           ------------          -------------


INVESTING ACTIVITIES

Purchases of property and equipment                               (197)                  (174)
                                                           -----------           -------------

Net cash (used) by investing activities                           (197)                  (174)
                                                           ------------          -------------


FINANCING ACTIVITIES

Payments of long-term debt                                        (400)                (8,522)
Borrowings                                                          --                  7,640
Dividends paid on preferred stock                                  (22)                   (25)
                                                           -----------          -------------
Net cash (used) by financing activities                           (422)                  (907)

Net increase (decrease) in cash and cash equivalents               340                    (89)
Cash and cash equivalents at beginning of period                   632                    111
                                                           ------------         -------------

Cash and cash equivalents at end of period              $           972        $           22
                                                           ------------         -------------
                                                           ------------         -------------

Supplementary disclosure of cash flow information:
   Cash paid for interest                               $           202        $          265
   Cash paid for taxes                                              100                   375

Supplementary disclosures of noncash financing
 activity:
   Issuance of preferred stock in consideration
      for dividend payable                              $            --        $            7


                             CRYENCO SCIENCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                NOVEMBER 30, 1996
                                   (Unaudited)

1.  BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended November 30, 1996 are not necessarily indicative of the results that may be expected for the year ending August 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended August 31, 1996.

2.  INVENTORIES

    Inventories (in thousands) consisted of the following:

                                                  AUGUST 31,         NOVEMBER 30,
                                                     1996                1996
                                                  ----------         -----------
Raw materials                                     $    3,344        $      3,149
Finished goods and work-in-process                     1,139               1,791
                                                  ----------        ------------
                                                       4,483               4,940
Less reserve for obsolescence                          (150)               (150)
                                                  ----------        ------------
                                                  $    4,333        $      4,790
                                                  ----------        ------------
                                                  ----------        ------------



3.  LONG-TERM DEBT

    Long-term debt at November 30, 1996 is comprised of the following:


                                                              (In thousands)
                                                              --------------
Note payable bearing interest at 14%, subordinated
   unsecured.  Interest and principal payments of $275,000
   are payable quarterly.                                     $        1,425
Term loan maturing December 31, 1998 bearing interest
   at the reference rate (as defined in the loan agreement)
   plus 3/4% (9.0% at November 30, 1996) payable monthly.
   Principal payments of $12,806 are payable monthly.                    576
Revolving credit facility maturing December 31, 1998
   bearing interest at the reference rate (as defined in the
   loan agreement) plus up to an additional 1.0% depending upon
   financial performance (8.75% at November 30, 1996).                 6,673
Other                                                                    460
                                                                ------------
                                                                       9,134
Less current portion                                                   1,386
                                                                ------------

                                                              $        7,748
                                                                ------------
                                                                ------------


     The Company must comply with certain financial covenants in connection with its long-term debt, including the maintenance of certain financial ratios and restrictions on dividends. The Company was out of compliance with one of these financial covenants at November 30, 1996, and has received a waiver for this violation covering an indefinite time period.

4. EARNINGS PER SHARE

     Net earnings per share is computed using the weighted average number of shares of common stock outstanding for the period. When dilutive, stock options and warrants are included as share equivalents using the treasury stock method. In calculating net earnings per share, preferred dividends of $23,916 and $22,293 reduced the net earnings available to common stockholders for the three months ended November 30, 1996 and 1995, respectively. Fully diluted net earnings per common share is not significantly different from primary net earnings per common share.

Item 2. Management's Discussion and Analysis of Financial
         Condition and Results of Operations

     This Quarterly Report on Form 10-Q contains certain forward-looking statements that involve risks and uncertainties. Discussions containing such forward-looking statements may be found in the materials set forth below in 'Management's Discussion and Analysis of Financial Condition and Results of Operations.' The Company's actual results could differ materially from those anticipated in the forward-looking statements.

Results of Operations - Three Months Ended
November 30, 1995 and November 30, 1996

     Contract revenue decreased 8.4% to $6.6 million for the three months ended November 30, 1996 from $7.3 million for the three months ended November 30, 1995. The decrease is the result of decreases in revenue from industrial gas trailers, large horizontal storage tanks and LNG fueling stations, which decreased $466,000, $433,000 and $198,000, respectively, over the corresponding period in the prior year. The Company does not believe that these decreases are indicative of a long-term trend. These decreases were offset somewhat by increased revenues from TVAC'r' intermodal containers and spares, which increased $285,000 and $234,000, respectively, over the corresponding 1995 period.

     Gross profit for the three months ended November 30, 1996 increased 22.1% to $1.6 million, or 24.1% of contract revenue, from $1.3 million, or 18.1% of contract revenue, for the three months ended November 30, 1995. The gross profit improved despite the reduction in revenue due to increased gross margins in most product categories, particularly industrial trailers.

     Selling, general and administrative expenses increased 27.0% to $889,000 for the three months ended November 30, 1996 from $700,000 for the three months ended November 30, 1995, and increased as a percentage of contract revenue to 13.4% from 9.6% during the same period. This increase is primarily due to increased sales expenses, as well as additional depreciation expense related to computer and communication equipment. Research and development costs decreased to $161,000 for the three months ended November 30, 1996 from $202,000 for the three months ended November 30 1995. This decrease is primarily the result of the decrease in expenditures for the Company's TADOPTR development. Amortization expense decreased to $61,000 for the three months ended November 30, 1996 from $86,000 for the three months ended November 30, 1995, as these costs were fully amortized at August 31, 1996.

     Interest expense for the three months ended November 30, 1996 increased 15.3% to $272,000 from $236,000 for the three months ended November 30, 1995. This increase is due to increased levels of borrowing offset somewhat by lower rates of interest. Other non-operating items were virtually unchanged from the same period of the prior year.

     Income tax expense increased to $84,000 for the three months ended November 30, 1996 from $34,000 for the three months ended November 30, 1995. The expense in both years is the result of taxable income for the periods and estimated annual tax rates.

     The resulting net income increased to $143,000 for the three months ended November 30, 1996 from $60,000 for the corresponding prior year period. This improvement is the result of the cumulative effect of the above factors.

Liquidity and Capital Resources

     At November 30, 1996, the Company's working capital was $9.2 million, which represented a current ratio of 2.8 to 1. Also, the Company's outstanding indebtedness under the Credit Agreement with FBS Business Finance Corporation ('FBS') was $7.2 million, of which $576,000 represented term indebtedness and $6.7 million represented revolving indebtedness. At November 30, 1996, the Company's outstanding indebtedness to The CIT Group/Equity Investments, Inc. ('CIT') was $1.4 million which represented subordinated indebtedness.

     Cash flow from operations for the three months ended November 30, 1996 resulted in cash provided in the amount of $992,000 compared to cash provided of $959,000 in the same period of the prior year. In the current three month period, cash was provided by net income and by decreases in accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts. These increases in cash were somewhat offset by cash used for increased inventories and decreased accounts payable.

     The Company must comply with certain financial covenants in connection with its long-term debt, including the maintenance of certain financial ratios and restrictions on dividends. The Company was out of compliance with one of these financial covenants at November 30, 1996, and has received a waiver from FBS for this violation covering an indefinite time period.

     The Company believes that its existing capital resources, together with cash flow from future operations will be sufficient to meet its short term working capital needs. Additional financing may be required for future expansion of operations, as necessary.

                           PART II - OTHER INFORMATION

Item 6.  Exhibits and Reports on Form 8-K

                  (a)  Exhibits

         Exhibit        Description of Exhibits
         -------        ----------------------

            3.1 Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-2, File No. 33-48738, filed on June 19, 1992 (the 'S-2 Registration Statement').

            3.2         By-laws of the Company, incorporated by reference to
                        Exhibit 3.2 to the Company's Registration Statement on Form S-1, File No. 33-7532, filed on July 25, 1986.

            3.3 Certificate of Amendment to the Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1995 (the '1995 Annual Report').

            3.4 Certificate of Designation, Preferences and Rights of the Series A Preferred Stock of the Company, incorporated by reference to Exhibit 3.4 to the Company's 1995 Annual Report.

            3.5 Corrected Certificate of Amendment of Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.5 to the Company's 1995 Annual Report.

            4.1 See Article Fourth of the Restated Certificate of Incorporation, as amended and corrected, of the Company (Exhibit 3.5 hereof), incorporated by reference to
                        Exhibit 4.1 to the Company's 1995 Annual Report.

            4.2 Forms of Common Stock and Class B Common Stock certificates of the Company, incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-4, File No. 33-43782, filed on December 19, 1991.

            4.3 Registration Rights Agreement dated as of August 30, 1991 among Cryenco Holdings, Inc. ('CHI'), CIT, Chemical Bank and the Investors named therein, incorporated by reference to Exhibit 4.3 to the Company's 1995 Annual Report.

            4.4 Warrant Agreement dated as of August 30, 1991 between Chemical Bank, CHI and the Company, incorporated by reference to Exhibit 4.4 to the Company's 1995 Annual Report.

            4.5 Letter Agreement dated April 15, 1992 among the Company, CIT and Chemical Bank relating to the Warrants referred to herein at Exhibits 4.8 and 4.9, incorporated by reference to Exhibit 4.9 to the S-2 Registration Statement.

            4.6 Letter Agreement dated August 12, 1992 between the Company and Chemical Bank relating to the Warrants referred to herein at Exhibit 4.8, incorporated by reference to Exhibit 4.6 to the Company's 1995 Annual Report.

            4.7 Letter Agreement dated August 12, 1992 between the Company and CIT relating to the Warrants referred to herein at Exhibit 4.9, incorporated by reference to
                        Exhibit 4.7 to the Company's 1995 Annual Report.

            4.8 Warrants issued to Chemical Bank each dated April 27, 1992, incorporated by reference to Exhibit 4.8 to the Company's 1995 Annual Report.

            4.9 Warrants issued to CIT each dated April 27, 1992, incorporated by reference to Exhibit 4.9 to the Company's 1995 Annual Report.

            4.10 Warrant issued to Dain Bosworth Incorporated dated August 20, 1992, incorporated by reference to Exhibit
                        4.12 to the S-2 Registration Statement.

            4.11 Warrant Agreement dated as of March 12, 1993 between the Company and Alfred Schechter, incorporated by reference to Exhibit 4.11 to the Company's 1995 Annual Report.

            4.12        Warrant Agreement dated as of March 12, 1993 between the

                        Company and Don M. Harwell, incorporated by reference to
                        Exhibit 4.12 to the Company's 1995 Annual Report.

            4.13 Warrant Agreement dated as of March 12, 1993 between the Company and Mezzanine Capital Corporation Limited ('MCC'), incorporated by reference to Exhibit 4.13 to the Company's 1995 Annual Report.

            4.14 Warrant issued to Alfred Schechter dated March 12, 1993, incorporated by reference to Exhibit 4.14 to the Company's 1995 Annual Report.

            4.15 Warrant issued to Don M. Harwell dated March 12, 1993, incorporated by reference to Exhibit 4.15 to the Company's 1995 Annual Report.

            4.16 Warrant issued to MCC dated March 12, 1993, incorporated by reference to Exhibit 4.16 to the Company's 1995 Annual Report.

            4.17 Letter Agreement dated as of June 9, 1993 between the Company and Alfred Schechter with respect to the Exercise Price for the Warrant referred to herein at
                        Exhibit 4.14, incorporated by reference to Exhibit 4.17 to the Company's 1995 Annual Report.

            4.18 Letter Agreement dated as of June 9, 1993 between the Company and Don M. Harwell with respect to the Exercise Price for the Warrant referred to herein at Exhibit 4.15, incorporated by reference to Exhibit 4.18 to the Company's 1995 Annual Report.

            4.19 Letter Agreement dated as of June 9, 1993 between the Company and MCC with respect to the Warrant referred to herein at Exhibit 4.16, incorporated by reference to
                        Exhibit 4.19 to the Company's 1995 Annual Report.

            4.20 Warrant issued to Chemical Bank dated November 24, 1993, incorporated by reference to Exhibit 4.20 to the Company's 1995 Annual Report.

            4.21 Warrant issued to CIT dated November 24, 1993, incorporated by reference to Exhibit 4.21 to the Company's 1995 Annual Report.

            4.22 Warrant Agreement dated as of January 26, 1995 between the Company and Alfred Schechter, incorporated by reference to Exhibit 4.22 to the Company's 1995 Annual Report.

            4.23 Warrant Agreement dated as of January 26, 1995 between the Company and Don M. Harwell, incorporated by reference to Exhibit 4.23 to the Company's 1995 Annual Report.

            4.24 Warrant Agreement dated as of January 26, 1995 between the Company and MCC, incorporated by reference to
                        Exhibit 4.24 to the Company's 1995 Annual Report.

            4.25 Warrant issued to Alfred Schechter dated January 26, 1995, incorporated by reference to Exhibit 4.25 to the Company's 1995 Annual Report.

            4.26 Warrant issued to Don M. Harwell dated January 26, 1995, incorporated by reference to Exhibit 4.26 to the Company's 1995 Annual Report.

            4.27 Warrant issued to MCC dated January 26, 1995, incorporated by reference to Exhibit 4.27 to the Company's 1995 Annual Report.

            4.28 See the Certificate of Designation, Preferences and Rights of the Series A Preferred Stock of the Company (Exhibit 3.4 hereof), incorporated by reference to
                        Exhibit 4.28 to the Company's 1995 Annual Report.

            4.29 Warrant Agreement dated as of June 8, 1994 between the Company and Cryogenic TADOPTR Company, L.P. and the Form of Warrant Certificate issued pursuant thereto, incorporated by reference to Exhibit 4.29 to the Company's 1995 Annual Report.

            4.30 Warrant Agreement dated as of December 20, 1994 between the Company and The Edgehill Corporation, incorporated by reference to Exhibit 4.30 to the Company's 1995 Annual Report.

            4.31 Warrant issued to The Edgehill Corporation dated as of December 20, 1994, incorporated by reference to Exhibit
                        4.31 to the Company's 1995 Annual Report.

            4.32 Registration Rights Agreement dated as of December 20, 1994 among the Company, certain parties named therein and International Capital Partners, Inc., incorporated by reference to Exhibit 4.32 to the Company's 1995 Annual Report.

            4.33 Form of Warrant issued to each of International Capital Partners, Inc. and the parties named in the Registration Rights Agreement dated as of December 20, 1994 (Exhibit
                        4.32 hereof), incorporated by reference to Exhibit 4.33 to the Company's 1995 Annual Report.

            *27 Financial Date Schedule pursuant to Article 5 of Regulation S-X filed with EDGAR filing only.

               (b) No reports on Form 8-K have been filed during the quarter ended November 30, 1996.

----------------
* Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             CRYENCO SCIENCES, INC.
                                                  (Registrant)

                                       By: /s/ Alfred Schechter
                                           ----------------------------
                                           Alfred Schechter, Chairman
                                           of the Board, Chief Executive
                                           Officer and President

                                           /s/ James A. Raabe
                                           -----------------------------
                                           James A. Raabe,
                                           Chief Financial Officer

January 13, 1997

                                   APPENDIX D





                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 10-Q

(Mark One)

[X]   QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended February 28, 1997

                                       OR

[ ]   TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
      SECURITIES EXCHANGE ACT OF 1934
For the transition period from ______________ to ______________

                         Commission file number 0-14996

                             CRYENCO SCIENCES, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

         Delaware                                         52-1471630
-------------------------------             ------------------------------------
(State or other jurisdiction of             (IRS Employer Identification Number)
incorporation or organization)

3811 Joliet Street, Denver, Colorado                                       80239
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

               Registrant's telephone number, including area code:
                                 (303) 371-6332

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes    X      No
                                               -----      -----

     Indicate the number of shares outstanding of each of the Registrant's classes of common stock, as of the latest practicable date: Class A common stock, par value $.01 per share; 6,996,997 shares outstanding as of April 11, 1997.

                      CRYENCO SCIENCES, INC. AND SUBSIDIARY

                                TABLE OF CONTENTS


PART I - FINANCIAL INFORMATION............................................... 3

        Item 1.    Introductory Comments..................................... 3

                  Consolidated Balance Sheets
                  August 31, 1996 and February 28, 1997...................... 4

                  Consolidated Statements of Operations
                  Three Month and Six Month Periods Ended
                  February 29, 1996 and February 28, 1997.................... 6

                  Consolidated Statements of Cash Flows
                  Six Month Periods Ended February 29, 1996
                  and February 28, 1997...................................... 7

                  Notes to Consolidated Financial Statements................. 8

        Item 2.   Management's Discussion and Analysis
                  of Financial Condition and Results
                  of Operations..............................................11

PART II - OTHER INFORMATION..................................................14

        Item 4.   Submission of Matters to a Vote of Security-Holders........14

        Item 6.   Exhibits and Reports on Form 8-K...........................15

SIGNATURES...................................................................20


                      CRYENCO SCIENCES, INC. AND SUBSIDIARY

                         PART I - FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

Introductory Comments:

     The Consolidated Financial Statements included herein have been prepared by Cryenco Sciences, Inc. (the 'Company'), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. It is suggested that these Consolidated Financial Statements be read in conjunction with the financial information set forth in the Company's Annual Report for the fiscal year ended August 31, 1996.

                             CRYENCO SCIENCES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                         AUGUST 31,    FEBRUARY 28,
                                                           1996           1997
                                                         ---------     ------------
                                                                       (UNAUDITED)
ASSETS
Current assets:
   Cash and cash equivalents                              $   111        $    50
   Accounts receivable, trade (Note 2)                      5,352          6,337
   Accounts receivable, affiliate (Note 2)                  1,423           --
   Costs and estimated earnings in excess of
     billings on uncompleted contracts                      3,944          3,066
   Inventories (Note 3)                                     4,333          5,942
   Prepaid expenses                                            57            125
                                                          -------        -------
Total current assets                                       15,220         15,520

Property and equipment:
   Leasehold improvements                                     739            865
   Machinery and equipment                                  5,355          5,229
   Office furniture and equipment                           1,231          1,389
                                                          -------        -------
                                                            7,325          7,483
   Less accumulated depreciation                            3,099          3,642
                                                          -------        -------
                                                            4,226          3,841

Property on operating leases                                  604             54
Deferred financing costs                                      120             87
Goodwill                                                    5,226          5,151
Other assets                                                  308            255
                                                          -------        -------
Total assets                                              $25,704        $24,908
                                                          -------        -------
                                                          -------        -------


                             CRYENCO SCIENCES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                          AUGUST 31,  FEBRUARY 28,
                                                             1996       1997
                                                           --------   ---------
                                                                     (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                        $  2,224    $  2,551
   Accrued expenses                                           1,123       1,353
   Accrued management fees                                      324         313
   Current portion of long-term debt (Note 4)                 1,382       1,390
   Income tax payable                                           344         109
                                                           --------    --------

Total current liabilities                                     5,397       5,716

Long-term debt, less current portion (Note 4)                 8,634       7,322
                                                           --------    --------
                                                             14,031      13,038
Stockholders' equity:
   Preferred stock, $0.01 par value,
   authorized shares - 2,000,000, preferences,
   limitations and relative rights to be establishe
   the Board of Directors:
       Series A, nonvoting,  150,000 authorized
       shares, 67,838 and 68,517 issued and
       outstanding shares (aggregate liquidation
       preference of $678,380 and $685,170)                       1           1
   Common stock, $0.01 par value:
      Class A, voting, 21,500,000 authorized shares
      6,996,997 shares issued and outstanding                    70          70
      Class B, nonvoting, 1,500,000 authorized
      shares, none issued or outstanding                         --          --
   Additional paid-in capital                                14,020      14,027
   Warrants                                                     169         169
   Retained earnings (deficit)                               (2,587)     (2,397)
                                                           --------    --------
Total stockholders' equity                                   11,673      11,870
                                                           --------    --------
Total liabilities and stockholders' equity                 $ 25,704    $ 24,908
                                                           --------    --------
                                                           --------    --------


                             CRYENCO SCIENCES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except share and per share amounts)
                                   (Unaudited)


                                     THREE MONTHS ENDED   THREE MONTHS ENDED      SIX MONTHS ENDED      SIX MONTHS ENDED
                                     FEBRUARY 29, 1996    FEBRUARY 28, 1997       FEBRUARY 29, 1996     FEBRUARY 28, 1997
                                     ------------------   ------------------      -----------------     -----------------
Contract revenue                         $     8,929          $     6,191          $    16,187          $    12,838
Cost of revenue                                7,193                5,045               13,139               10,087
                                         -----------          -----------          -----------          -----------
Gross profit                                   1,736                1,146                3,048                2,751

Selling, general and
   administrative expenses                       840                  598                1,539                1,486
Research and development
   expenses                                      229                  169                  431                  330
Amortization expense                              86                   60                  172                  121
                                         -----------          -----------          -----------          -----------
Operating income                                 581                  319                  906                  814

Other (income) expense:
   Interest income                              --                   --                     (1)                --
   Interest expense                              204                  219                  440                  491
   Other expense, net                             (1)                 (52)                  (5)                 (56)
                                         -----------          -----------          -----------          -----------
Income from operations before
   income taxes and
   extraordinary item                            378                  152                  472                  379
Income tax expense                               139                   56                  174                  140
                                         -----------          -----------          -----------          -----------
Income from operations before
   extraordinary item                            239                   96                  298                  239
Extraordinary item (net of
   income tax benefit of $54)
   (Note 5)                                      (93)                --                    (93)                --
                                         -----------          -----------          -----------          -----------
Net income                               $       146          $        96          $       205          $       239
                                         -----------          -----------          -----------          -----------
                                         -----------          -----------          -----------          -----------

Earnings per common and
   common equivalent share
   (Note 6)

   Income from operations
     before extraordinary item           $      0.03          $      0.01          $      0.03          $      0.03
   Extraordinary item                          (0.01)                --                  (0.01)                --
                                         -----------          -----------          -----------          -----------
   Net income                            $      0.02          $      0.01          $      0.02          $      0.03
                                         -----------          -----------          -----------          -----------
                                         -----------          -----------          -----------          -----------

Weighted average number of
   shares and common
   equivalent shares outstanding           7,316,766            7,180,094            7,320,111            7,204,109
                                         -----------          -----------          -----------          -----------
                                         -----------          -----------          -----------          -----------



                             CRYENCO SCIENCES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)


                                                               SIX MONTHS ENDED    SIX MONTHS ENDED
                                                               FEBRUARY 29, 1996   FEBRUARY 28, 1997
                                                               -----------------   -----------------
OPERATING ACTIVITIES
Net income                                                          $    205          $    239
Adjustments to reconcile net income
   to net cash provided by operating activities:
      Depreciation                                                       399               544
      Amortization                                                       378               154
      Changes in operating assets and liabilities:
        Accounts receivable                                           (1,386)              419
        Costs and estimated earnings in excess of
          billings on uncompleted contracts                            1,323               877
        Inventories                                                      287            (1,609)
        Income taxes                                                      93              (235)
        Prepaid expenses and other assets                               (169)              (62)
        Accounts payable                                                (735)              528
        Accrued expenses                                                 235                44
                                                                    --------          --------

Net cash provided by operating activities                                630               899
                                                                    --------          --------

INVESTING ACTIVITIES
Purchases of property and equipment                                     (380)             (158)
Proceeds from sale of operating lease property                            --               550
                                                                    --------          --------
Net cash provided (used) by investing activities                        (380)              392
                                                                    --------          --------

FINANCING ACTIVITIES
Payments of long-term debt                                            (9,679)          (15,781)
Borrowings                                                             9,486            14,477
Dividends paid on preferred stock                                        (44)              (48)
                                                                    --------          --------
Net cash (used) by financing activities                                 (237)           (1,352)
                                                                    --------          --------

Net increase (decrease) in cash and cash equivalents                      13               (61)
Cash and cash equivalents at beginning of period                         632               111
                                                                    --------          --------

Cash and cash equivalents at end of period                          $    645          $     50
                                                                    --------          --------
                                                                    --------          --------
Supplementary disclosure of cash flow information:
   Cash paid for interest                                           $    377          $    471
   Cash paid for taxes                                                   100               375

Supplementary disclosures of noncash financing activity:
   Issuance of common stock in exchange for warrants
      exercised                                                     $      2          $     --
   Issuance of preferred stock in consideration for dividend
      payable                                                             --                 7
   Equipment acquired and financed under capital leases                  304                --



                             CRYENCO SCIENCES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                FEBRUARY 28, 1997
                                   (Unaudited)

1.      BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended February 28, 1997 are not necessarily indicative of the results that may be expected for the year ending August 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended August 31, 1996.

2.      ACCOUNTS RECEIVABLE

     Certain amounts presented in Accounts receivable, affiliates at August 31, 1996 have been reclassified to Accounts receivable, trade at February 28, 1997, due to an ownership change in Applied LNG Technologies USA, LLC ('ALT'). During the quarter the Company sold its 49% interest in ALT to an affiliate of Golden Spread Energy, Inc., the 51% owner in ALT, for $49,000.

3.      INVENTORIES

        Inventories (in thousands) consisted of the following:


                                                    AUGUST 31,        FEBRUARY 28,
                                                       1996               1997
                                                      ------             -----
Raw Materials                                         $ 3,344           $ 3,395
Finished goods and work-in-process                      1,139             2,877
                                                      -------           -------
                                                        4,483             6,272
Less reserve for obsolescence                            (150)             (330)
                                                      -------           -------
                                                      $ 4,333           $ 5,942
                                                      -------           -------
                                                      -------           -------


4.      LONG-TERM DEBT

        Long-term debt (in thousands) at February 28, 1997 is comprised of the following:

Note payable bearing interest at 14%, subordinated
   unsecured.  Interest and principal payments of $275,000
   are payable quarterly                                                  $1,150

Term loan maturing December 31, 1998 bearing interest
   at the reference rate (as defined in the loan agreement)
   plus 3/4% (9.0% at February 28, 1997) payable monthly
   Principal payments of $12,806 are payable monthly                         538

Revolving credit  facility  maturing  December 31, 1998
   bearing  interest at the reference rate (as defined in the loan agreement)  plus up to an additional 1.0% depending upon
   financial performance (8.75% at February 28, 1997)                      6,596
Other                                                                        428
                                                                          ------

                                                                           8,712
Less current portion                                                       1,390
                                                                          ------
                                                                          $7,322
                                                                          ------
                                                                          ------


     The Company must comply with certain financial covenants in connection with its long-term debt, including the maintenance of certain financial ratios and restrictions on dividends.

5.      EXTRAORDINARY ITEM - EARLY EXTINGUISHMENT OF DEBT

     As a result of the early retirement of the Chemical Bank debt and the partial payment on The CIT Group/Equity Investments, Inc. note, the Company recognized an extraordinary expense of $93,000 (net of the related tax benefit of $54,000) for the write down of deferred financing expenses related to these debts during the three months ended February 29, 1996.

6.      EARNINGS PER SHARE

     Net earnings per share is computed using the weighted average number of shares of common stock outstanding for the period. When dilutive, stock options and warrants are included as share equivalents using the treasury stock method. In calculating net earnings per share, preferred dividends of $23,916 and $47,568 reduced the net earnings available to common stockholders for the three months and six months ended February 28, 1997, respectively. Fully diluted net earnings per common share is not significantly different from primary net earnings per common share.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
        CONDITION AND RESULTS OF OPERATIONS

     This Quarterly Report on Form 10-Q contains certain forward-looking statements that involve risks and uncertainties. Discussions containing such forward-looking statements may be found in the materials set forth below in 'Management's Discussion and Analysis of Financial Condition and Results of Operations.' The Company's actual results could differ materially from those anticipated in the forward-looking statements.

Results of Operations - Three and Six Months Ended
February 29, 1996 and February 28, 1997

     Contract revenue decreased 30.7% to $6.2 million for the three months ended February 28, 1997 from $8.9 million for the three months ended February 29, 1996. Contract revenue for the first six months of the 1997 fiscal year decreased 20.7% to $12.8 million from $16.2 million for the same period of the preceding year. The quarterly decrease is the result of decreases in revenues from industrial gas and LNG trailers, MRI cryostats and components, and LNG fueling stations, which decreased $2.6 million, $837,000 and $340,000, respectively, over the corresponding period in the prior year. The Company does not believe that these decreases are indicative of a long-term trend. These decreases were offset somewhat by increased revenues from TVAC'r' intermodal containers and large horizontal storage tanks, which increased $699,000 and $525,000, respectively, over the corresponding 1996 period. For the six month period the decrease was primarily the result of the decrease in revenues from industrial gas and LNG trailers, MRI cryostats and components, and LNG fueling stations, which decreased $3.1 million, $1.1 million and $538,000, respectively, over the corresponding six month period in the prior year. These decreases were offset somewhat by increased revenues from TVAC'r' intermodal containers, spares and special cryogenic equipment, which increased $1.0 million, $191,000 and $136,000, respectively, over the corresponding 1996 period.

     Gross profit for the three months ended February 28, 1997 decreased 34.0% to $1.1 million, or 18.5% of contract revenue, from $1.7 million, or 19.4% of contract revenue, for the three months ended February 29, 1996. Gross profit for the first six months of the 1997 fiscal year decreased 9.7% to $2.8 million, or 21.4% of contract revenue, from $3.0 million, or 18.8% of contract revenue, for the same period of the previous year. The gross profit decrease for the quarter was the result of the reduced revenues combined with losses on LNG fueling station sales and unabsorbed manufacturing overhead expenses due to the reduced level of shop activity. For the six month period the decrease was primarily due to the reduced revenues and increased warranty costs, which were offset somewhat by the increased gross profit percentage.

     Selling, general and administrative expenses decreased 28.8% to $598,000 for the three months ended February 28, 1997 from $840,000 for the three months ended February 29, 1996, and increased as a percentage of contract revenue to 9.7% from 9.4% during the same period. Selling, general and administrative expenses for the first six months of fiscal 1997 decreased 3.4% to $1.49 million, or 11.6% of contract revenue, from $1.54 million, or 9.5% of contract revenue, in the corresponding period in the prior year. The quarterly decrease is primarily due to the unaccrued reimbursement for sales expenses related to Applied LNG Technologies USA, LLC. Research and development costs decreased to $169,000 for the three months ended February 28, 1997 from $229,000 for the three months ended February 29, 1996, and to $330,000 for the first six months of fiscal 1997 compared to $431,000 for the comparable period of the prior year. This decrease is primarily the result of the decrease in expenditures for new LNG products, which is partially offset by increased expenditures for the Company's TADOPTR development. Amortization expense decreased to $60,000 for the three months ended February 28, 1997 from $86,000 for the three months ended February 29, 1996, and to $121,000 for the first six months of fiscal 1997 compared to $172,000 for the comparable period of the prior year due to the completion of the organization cost amortization in the prior year.

     Interest expense for the three months ended February 28, 1997 increased 7.4% to $219,000 from $204,000 for the three months ended February 29, 1996 and increased 11.6% to $491,000 for the first six months of the 1997 fiscal year from $440,000 for the same period of the preceding year. This increase is primarily due to increased levels of borrowing. Other non-operating items resulted in income of $52,000 for the three months ended February 28, 1997, compared to income of $1,000 in the comparable period of 1996, and income of $56,000 in the first six months of this year compared to income of $5,000 for the first six months of the 1996 fiscal year. The increase in income for both periods is attributable to the $49,000 profit on the sale of the Company's interest in Applied LNG Technologies USA, LLC.

     Income tax expense decreased to $56,000 for the three months ended February 28, 1997 from $139,000 for the three months ended February 29, 1996 and to $140,000 for the first six months of the fiscal year from $174,000 for the first six months of the prior year. The expense in both years is the result of taxable income for the periods and estimated annual tax rates.

     The resulting net income decreased to $96,000 for the three months ended February 28, 1997 from $146,000 for the corresponding prior year period, and increased to $239,000 for the six months ended February 28, 1997 from $205,000 for the corresponding six month period of the prior year. This change is the result of the cumulative effect of the above factors.

Liquidity and Capital Resources

     At February 28, 1997 the Company's working capital was $9.8 million, which represented a current ratio of 2.7 to 1. Also, the Company's outstanding indebtedness under the Credit Agreement with FBS Business Finance Corporation ('FBS') was $7.1 million, of which $538,000 represented term indebtedness and $6.6 million represented revolving indebtedness. At February 28, 1997 the Company's outstanding indebtedness to The CIT Group/Equity Investments, Inc. was $1.2 million which represented subordinated indebtedness.

     Cash flow from operations for the six months ended February 28, 1997 resulted in cash provided in the amount of $899,000 compared to cash provided of $630,000 in the same period of the prior year. In the current year, cash was provided primarily by the net income and by decreases in accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts and an increase in accounts payable. These increases in cash were somewhat offset by cash used for increased inventories. In the six months ended February 29, 1996 cash was provided primarily by net income and non-cash expenses.

     The Company believes that its existing capital resources, together with cash flow from future operations will be sufficient to meet its short term working capital needs. Additional financing may be required for future expansion of operations.

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



                           PART II - OTHER INFORMATION


ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY-HOLDERS

     The Company held its annual meeting of stockholders on January 23, 1997. The matters submitted to a vote of the Company's stockholders were (i) the election of five directors and (ii) ratification of the appointment of Ernst & Young LLP as independent auditors for the 1997 fiscal year.

     The Company's stockholders re-elected the entire Board of Directors consisting of Alfred Schechter, Jerome L. Katz, Russell R. Haines, Burton J. Ahrens and Ajit G. Hutheesing.

     The Company's stockholders ratified the Board of Director's appointment of Ernst & Young LLP as the Company's independent auditors for the 1997 fiscal year by a vote of 5,521,430 for, 55,851 against and 10,450 abstaining.

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ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

        (a)    Exhibits


   Exhibit     Description of Exhibits
   -------     -----------------------
      3.1      Restated Certificate of Incorporation of the Company,
               incorporated by reference to Exhibit 3.1 to the Company's
               Registration Statement on Form S-2, File No. 33-48738, filed on
               June 19, 1992 (the 'S-2 Registration Statement').

      3.2 By-laws of the Company, incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, File No.
               33-7532, filed on July 25, 1986.

      3.3      Certificate of Amendment to the Restated Certificate of
               Incorporation of the Company, incorporated by reference to
               Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1995 (the '1995 Annual Report').

      3.4      Certificate of Designation, Preferences and Rights of the Series
               A Preferred Stock of the Company, incorporated by reference to
               Exhibit 3.4 to the Company's 1995 Annual Report.

      3.5      Corrected Certificate of Amendment of Restated Certificate of
               Incorporation of the Company, incorporated by reference to
               Exhibit 3.5 to the Company's 1995 Annual Report.

      4.1 See Article Fourth of the Restated Certificate of Incorporation, as amended and corrected, of the Company (Exhibit 3.5 hereof), incorporated by reference to Exhibit 4.1 to the Company's 1995
               Annual Report.

      4.2 Forms of Common Stock and Class B Common Stock certificates of the Company, incorporated by reference to Exhibit 4.3 of the Company's Registration Statement on Form S-4, File No. 33-43782, filed on December 19, 1991.



      4.3      Registration Rights Agreement dated as of August 30, 1991 among
               Cryenco Holdings, Inc. ('CHI'), The CIT Group/Equity Investments,
               Inc. ('CIT'), Chemical Bank and the Investors named therein, incorporated by reference to Exhibit 4.3 to the Company's 1995
               Annual Report.

      4.4      Warrant Agreement dated as of August 30, 1991 between Chemical
               Bank, CHI and the Company, incorporated by reference to Exhibit
               4.4 to the Company's 1995 Annual Report.

      4.5      Letter Agreement dated April 15, 1992 among the Company, CIT and
               Chemical Bank relating to the Warrants referred to herein at Exhibits 4.8 and 4.9, incorporated by reference to Exhibit 4.9 to the S-2 Registration Statement.

      4.6      Letter Agreement dated August 12, 1992 between the Company and
               Chemical Bank relating to the Warrants referred to herein at
               Exhibit 4.8, incorporated by reference to Exhibit 4.6 to the Company's 1995 Annual Report.

      4.7      Letter Agreement dated August 12, 1992 between the Company and
               CIT relating to the Warrants referred to herein at Exhibit 4.9, incorporated by reference to Exhibit 4.7 to the Company's 1995
               Annual Report.

      4.8 Warrants issued to Chemical Bank each dated April 27, 1992, incorporated by reference to Exhibit 4.8 to the Company's 1995
               Annual Report.

      4.9 Warrants issued to CIT each dated April 27, 1992, incorporated by reference to Exhibit 4.9 to the Company's 1995 Annual Report.

      4.10     Warrant issued to Dain Bosworth Incorporated dated August 20,
               1992, incorporated by reference to Exhibit 4.12 to the S-2
               Registration Statement.

      4.11 Warrant Agreement dated as of March 12, 1993 between the Company and Alfred Schechter, incorporated by reference to Exhibit 4.11 to the Company's 1995 Annual Report.

      4.12 Warrant Agreement dated as of March 12, 1993 between the Company and Don M. Harwell, incorporated by reference to Exhibit 4.12 to the Company's 1995 Annual Report.


      4.13 Warrant Agreement dated as of March 12, 1993 between the Company and Mezzanine Capital Corporation Limited ('MCC'), incorporated by reference to Exhibit 4.13 to the Company's 1995 Annual Report.

      4.14 Warrant issued to Alfred Schechter dated March 12, 1993, incorporated by reference to Exhibit 4.14 to the Company's 1995
               Annual Report.

      4.15 Warrant issued to Don M. Harwell dated March 12, 1993, incorporated by reference to Exhibit 4.15 to the Company's 1995
               Annual Report.

      4.16 Warrant issued to MCC dated March 12, 1993, incorporated by reference to Exhibit 4.16 to the Company's 1995 Annual Report.

      4.17     Letter Agreement dated as of June 9, 1993 between the Company and
               Alfred Schechter with respect to the Exercise Price for the Warrant referred to herein at Exhibit 4.14, incorporated by reference to Exhibit 4.17 to the Company's 1995 Annual Report.

      4.18     Letter Agreement dated as of June 9, 1993 between the Company and
               Don M. Harwell with respect to the Exercise Price for the Warrant referred to herein at Exhibit 4.15, incorporated by reference to
               Exhibit 4.18 to the Company's 1995 Annual Report.

      4.19     Letter Agreement dated as of June 9, 1993 between the Company and
               MCC with respect to the Warrant referred to herein at Exhibit
               4.16, incorporated by reference to Exhibit 4.19 to the Company's
               1995 Annual Report.

      4.20 Warrant issued to Chemical Bank dated November 24, 1993, incorporated by reference to Exhibit 4.20 to the Company's 1995
               Annual Report.

      4.21 Warrant issued to CIT dated November 24, 1993, incorporated by reference to Exhibit 4.21 to the Company's 1995 Annual Report.



      4.22     Warrant Agreement dated as of January 26, 1995 between the
               Company and Alfred Schechter, incorporated by reference to
               Exhibit 4.22 to the Company's 1995 Annual Report.

      4.23     Warrant Agreement dated as of January 26, 1995 between the
               Company and Don M. Harwell, incorporated by reference to Exhibit
               4.23 to the Company's 1995 Annual Report.

      4.24     Warrant Agreement dated as of January 26, 1995 between the
               Company and MCC, incorporated by reference to Exhibit 4.24 to the Company's 1995 Annual Report.

      4.25 Warrant issued to Alfred Schechter dated January 26, 1995, incorporated by reference to Exhibit 4.25 to the Company's 1995
               Annual Report.

      4.26 Warrant issued to Don M. Harwell dated January 26, 1995, incorporated by reference to Exhibit 4.26 to the Company's 1995
               Annual Report.

      4.27 Warrant issued to MCC dated January 26, 1995, incorporated by reference to Exhibit 4.27 to the Company's 1995 Annual Report.

      4.28     See the Certificate of Designation, Preferences and Rights of the
               Series A Preferred Stock of the Company (Exhibit 3.4 hereof), incorporated by reference to Exhibit 4.28 to the Company's 1995
               Annual Report.

      4.29 Warrant Agreement dated as of June 8, 1994 between the Company and Cryogenic TADOPTR Company, L.P. and the Form of Warrant
               Certificate issued pursuant thereto, incorporated by reference to
               Exhibit 4.29 to the Company's 1995 Annual Report.

      4.30     Warrant Agreement dated as of December 20, 1994 between the
               Company and The Edgehill Corporation, incorporated by reference to Exhibit 4.30 to the Company's 1995 Annual Report.


      4.31     Warrant issued to The Edgehill Corporation dated as of December
               20, 1994, incorporated by reference to Exhibit 4.31 to the Company's 1995 Annual Report.

      4.32 Registration Rights Agreement dated as of December 20, 1994 among the Company, certain parties named therein and International
               Capital Partners, Inc., incorporated by reference to Exhibit 4.32 to the Company's 1995 Annual Report.

      4.33     Form of Warrant issued to each of International Capital Partners,
               Inc. and the parties named in the Registration Rights Agreement dated as of December 20, 1994 (Exhibit 4.32 hereof), incorporated by reference to Exhibit 4.33 to the Company's 1995 Annual Report.

    *27 Financial Data Schedule pursuant to Article 5 of Regulation S-X filed with EDGAR filing only.




----------------
* Filed herewith

    (b) No reports on Form 8-K have been filed during the quarter ended February 28, 1997.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   CRYENCO SCIENCES, INC.
                                                        (Registrant)



                                                By: /s/ Alfred Schechter
                                                   _____________________________
                                                   Alfred Schechter, Chairman
                                                   of the Board, Chief Executive
                                                   Officer and President

                                                   /s/ James A. Raabe
                                                   _____________________________
                                                   James A. Raabe,
                                                   Chief Financial Officer

April 11, 1997

                               STATEMENT OF DIFFERENCES
                               ------------------------

The registered trademark symbol shall be expressed as .......................'r'
The section symbol shall be expressed as ...................................'SS'


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